                                                                     Exhibit 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                             WELLS FARGO BANK, N.A.,
                  Master Servicer and Securities Administrator

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2007

                                   ----------

             Mortgage Pass-Through Certificates, MANA Series 2007-A2

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I DEFINITIONS....................................................     18
   Section 1.02  Accounting..............................................     77
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
           CERTIFICATES..................................................     77
   Section 2.01  Conveyance of Mortgage Loans to Trustee.................     77
   Section 2.02  Acceptance of Mortgage Loans by Trustee.................     81
   Section 2.03  Assignment of Interest in the Mortgage Loan Purchase
                 Agreement...............................................     83
   Section 2.04  Substitution of Mortgage Loans..........................     84
   Section 2.05  Issuance of Certificates................................     86
   Section 2.06  Representations and Warranties Concerning the
                 Depositor...............................................     86
   Section 2.07  Representations and Warranties Concerning the Master
                 Servicer and Securities Administrator...................     87
ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...............     88
   Section 3.01  Master Servicer.........................................     88
   Section 3.02  REMIC-Related Covenants.................................     89
   Section 3.03  Monitoring of Servicers.................................     90
   Section 3.04  Fidelity Bond...........................................     91
   Section 3.05  Power to Act; Procedures................................     91
   Section 3.06  Due-on-Sale Clauses; Assumption Agreements..............     92
   Section 3.07  Release of Mortgage Files...............................     92
   Section 3.08  Documents, Records and Funds in Possession of Master
                 Servicer To Be Held for Trustee.........................     93
   Section 3.09  Standard Hazard Insurance and Flood Insurance Policies..     94
   Section 3.10  Presentment of Claims and Collection of Proceeds........     94
   Section 3.11  Maintenance of the Primary Mortgage Insurance Policies..     95
   Section 3.12  Trustee to Retain Possession of Certain Insurance
                 Policies and Documents..................................     95
   Section 3.13  Realization Upon Defaulted Mortgage Loans...............     95
   Section 3.14  Compensation for the Master Servicer....................     96
   Section 3.15  REO Property............................................     96

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 3.16  Annual Statement as to Compliance.......................     97
   Section 3.17  Reports on Assessment of Compliance and Attestation.....     98
   Section 3.18  Periodic Filings........................................    100
   Section 3.19  Compliance with Regulation AB...........................    107
   Section 3.20  Servicing Rights Owner..................................    107
ARTICLE IV ACCOUNTS......................................................    108
   Section 4.01  Protected Accounts......................................    108
   Section 4.02  Master Servicer Collection Account......................    109
   Section 4.03  Permitted Withdrawals and Transfers from the Master
                 Servicer Collection Account.............................    110
   Section 4.04  Distribution Account....................................    111
   Section 4.05  Permitted Withdrawals and Transfers from the
                 Distribution Account....................................    112
ARTICLE V CERTIFICATES...................................................    114
   Section 5.01  The Certificates........................................    114
   Section 5.02  Certificate Register; Registration of Transfer and
                 Exchange of Certificates................................    114
   Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.......    118
   Section 5.04  Persons Deemed Owners...................................    119
   Section 5.05  Access to List of Certificateholders' Names and
                 Addresses...............................................    119
   Section 5.06  Book-Entry Certificates.................................    119
   Section 5.07  Notices to Depository...................................    120
   Section 5.08  Definitive Certificates.................................    120
   Section 5.09  Maintenance of Office or Agency.........................    121
ARTICLE VI PAYMENTS TO CERTIFICATEHOLDERS................................    121
   Section 6.01  Distributions on the Certificates.......................    121
   Section 6.02  Distributions...........................................    134
   Section 6.03  Statements to Certificateholders........................    134
   Section 6.04  Monthly Advances........................................    137
   Section 6.05  Compensating Interest Payments..........................    137

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
ARTICLE VII THE MASTER SERVICER AND THE DEPOSITOR........................    139
   Section 7.01  Liabilities of the Master Servicer......................    139
   Section 7.02  Merger or Consolidation of the Master Servicer..........    139
   Section 7.03  Indemnification from the Master Servicer and the
                 Depositor...............................................    139
   Section 7.04  Limitations on Liability of the Master Servicer and
                 Others..................................................    140
   Section 7.05  Master Servicer Not to Resign...........................    141
   Section 7.06  Successor Master Servicer...............................    141
   Section 7.07  Sale and Assignment of Master Servicing.................    141
ARTICLE VIII DEFAULT.....................................................    142
   Section 8.01  Events of Default.......................................    142
   Section 8.02  Trustee to Act; Appointment of Successor................    143
   Section 8.03  Notification to Certificateholders......................    145
   Section 8.04  Waiver of Defaults......................................    145
   Section 8.05  List of Certificateholders..............................    145
ARTICLE IX CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.......    145
   Section 9.01  Duties of Trustee.......................................    145
   Section 9.02  Certain Matters Affecting the Trustee and the Securities
                 Administrator...........................................    148
   Section 9.03  Trustee and Securities Administrator Not Liable for
                 Certificates or Mortgage Loans..........................    150
   Section 9.04  Trustee and Securities Administrator May Own
                 Certificates............................................    150
   Section 9.05  Trustee's and Securities Administrator's Fees and
                 Expenses................................................    150
   Section 9.06  Eligibility Requirements for Trustee and Securities
                 Administrator...........................................    151
   Section 9.07  Insurance...............................................    151
   Section 9.08  Resignation and Removal of the Trustee and Securities
                 Administrator...........................................    152
   Section 9.09  Successor Trustee and Successor Securities
                 Administrator...........................................    153
   Section 9.10  Merger or Consolidation of Trustee or Securities
                 Administrator...........................................    153
   Section 9.11  Appointment of Co-Trustee or Separate Trustee...........    153

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   Section 9.12  Federal Information Returns and Reports to
                 Certificateholders; REMIC Administration................    155
ARTICLE X TERMINATION....................................................    164
   Section 10.01 Termination upon Liquidation or Repurchase of all
                 Mortgage Loans..........................................    164
   Section 10.02 Final Distribution on the Certificates..................    165
   Section 10.03 Additional Termination Requirements.....................    166
ARTICLE XI MISCELLANEOUS PROVISIONS......................................    167
   Section 11.01 Intent of Parties.......................................    167
   Section 11.02 Amendment...............................................    167
   Section 11.03 Recordation of Agreement................................    169
   Section 11.04 Limitation on Rights of Certificateholders..............    169
   Section 11.05 Acts of Certificateholders..............................    170
   Section 11.06 Governing Law...........................................    171
   Section 11.07 Notices.................................................    171
   Section 11.08 Severability of Provisions..............................    172
   Section 11.09 Successors and Assigns..................................    172
   Section 11.10 Article and Section Headings............................    172
   Section 11.11 Counterparts............................................    172
   Section 11.12 Notice to Rating Agencies...............................    172
   Section 11.13 Third Party Rights......................................    173
ARTICLE XII PROHIBITED TRANSACTIONS......................................    173
   Section 12.01 [Reserved]..............................................    173
   Section 12.02 Prohibited Transactions and Activities..................    173
   Section 12.03 Indemnification with Respect to Prohibited Transactions
                 or Loss of REMIC Status.................................    174
   Section 12.04 REO Property............................................    174

                                TABLE OF CONTENTS
                                   (continued)

                                                                              PAGE
                                                                              ----
EXHIBITS
Exhibit A-1        - Form of Class A Certificates and Class M Certificates
Exhibit A-2        - Form of Class B Certificates
Exhibit A-3        - Form of Class R Certificate
Exhibit A-4        - Form of Class P Certificate
Exhibit A-5        - Form of Class C Certificate
Exhibit B          - Mortgage Loan Schedule
Exhibit C          - [Reserved]
Exhibit D          - Request for Release of Documents
Exhibit E-1        - Form of Transferee's Letter
Exhibit E-2        - Form of Transferor Certificate
Exhibit F-1        - Form of Transferor Representation Letter
Exhibit F-2        - Form of Investor Representation Letter
Exhibit F-3        - Form of Rule 144A Letter
Exhibit G          - Form of Custodial Agreement
Exhibit H-1        - Class A-1 One-Month LIBOR Corridor Table
Exhibit H-2        - Class A-2 One-Month LIBOR Corridor Table
Exhibit H-3        - Class A-3 One-Month LIBOR Corridor Table
Exhibit H-4        - Subordinate Certificate One-Month LIBOR Corridor Table
Exhibit I-1 to I-8 - Assignment Agreements
Exhibit J          - Mortgage Loan Purchase Agreement
Exhibit K          - Servicing Criteria To Be Addressed in Assessment of
                     Compliance
Exhibit L          - Form of Sarbanes-Oxley Certification
Exhibit M          - Form of Back-up Sarbanes-Oxley Certification
Exhibit N-1        - Form of Class A-1 Corridor Contract
Exhibit N-2        - Form of Class A-2 Corridor Contract
Exhibit N-3        - Form of Class A-3 Corridor Contract
Exhibit N-4        - Form of Subordinate Certificate Corridor Contract
Exhibit O          - Additional Disclosure Notification
Exhibit P          - Form of Item 1123 Certification of Servicer
Exhibit Q-1        - Additional Form 10-D Disclosure
Exhibit Q-2        - Additional Form 10-K Disclosure
Exhibit Q-3        - Form 8-K Disclosure Information
Exhibit R          - Form of Swap Agreement
Exhibit S          - Form of Cap Contract

                         POOLING AND SERVICING AGREEMENT

     This Pooling and Servicing Agreement is dated as of March 1, 2007 (this "Agreement" or this "Pooling and Servicing Agreement") among MERRILL LYNCH MORTGAGE INVESTORS, INC., as depositor (the "Depositor"), WELLS FARGO BANK, N.A., as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Depositor has acquired the Mortgage Loans from the Sponsor and at the Closing Date is the owner of the Mortgage Loans and the other related property being conveyed by the Depositor to the Trustee hereunder on behalf of the Issuing Entity for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Securities Administrator as consideration for the Depositor's transfer to the Issuing Entity of the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuing Entity of the Mortgage Loans and the other related property constituting the portion of the Trust Fund relating to the Certificates. All covenants and agreements made by the Sponsor in the Mortgage Loan Purchase Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Trustee, the Securities Administrator and the Master Servicer herein with respect to the Mortgage Loans and the other related property constituting that portion of the Trust Fund relating to the Certificates are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Trustee, the Securities Administrator and the Master Servicer are entering into this Agreement, and the Trustee on behalf of the Issuing Entity is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     As provided herein, the Securities Administrator shall elect that the Trust Fund be treated for federal income tax purposes as consisting of (i) three real estate mortgage investment conduits, (ii) the right to receive payments distributable to the Class P Certificates, (iii) each Corridor Contract and the Corridor Contract Account, (iv) the grantor trusts described in Section 9.12 hereof and (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement and the Cap Contract. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the

Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

THE SWAP REMIC

     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

              Initial
             Principal      Interest
Class         Balance         Rate
-------   ---------------   --------
1-SW1     $35,836,726.672      (1)
1-SW1A    $ 3,432,039.989      (2)
1-SW1B    $ 3,432,039.989      (3)
1-SW2A    $ 3,555,858.018      (2)
1-SW2B    $ 3,555,858.018      (3)
1-SW3A    $ 3,544,785.601      (2)
1-SW3B    $ 3,544,785.601      (3)
1-SW4A    $ 3,406,291.649      (2)
1-SW4B    $ 3,406,291.649      (3)
1-SW5A    $ 3,239,201.740      (2)
1-SW5B    $ 3,239,201.740      (3)
1-SW6A    $ 3,073,754.507      (2)
1-SW6B    $ 3,073,754.507      (3)
1-SW7A    $ 2,916,923.349      (2)
1-SW7B    $ 2,916,923.349      (3)
1-SW8A    $ 2,768,018.097      (2)
1-SW8B    $ 2,768,018.097      (3)
1-SW9A    $ 2,626,438.784      (2)
1-SW9B    $ 2,626,438.784      (3)
1-SW10A   $ 2,477,788.361      (2)
1-SW10B   $ 2,477,788.361      (3)
1-SW11A   $ 2,347,602.557      (2)
1-SW11B   $ 2,347,602.557      (3)
1-SW12A   $ 2,214,546.397      (2)
1-SW12B   $ 2,214,546.397      (3)
1-SW13A   $ 2,279,563.024      (2)
1-SW13B   $ 2,279,563.024      (3)
1-SW14A   $ 2,381,118.488      (2)
1-SW14B   $ 2,381,118.488      (3)
1-SW15A   $ 2,134,586.723      (2)
1-SW15B   $ 2,134,586.723      (3)
1-SW16A   $ 1,963,499.206      (2)
1-SW16B   $ 1,963,499.206      (3)
1-SW17A   $ 1,813,989.743      (2)
1-SW17B   $ 1,813,989.743      (3)

1-SW18A   $ 1,704,004.374      (2)
1-SW18B   $ 1,704,004.374      (3)
1-SW19A   $ 1,612,427.590      (2)
1-SW19B   $ 1,612,427.590      (3)
1-SW20A   $ 1,523,592.659      (2)
1-SW20B   $ 1,523,592.659      (3)
1-SW21A   $ 1,442,638.044      (2)
1-SW21B   $ 1,442,638.044      (3)
1-SW22A   $ 1,395,325.577      (2)
1-SW22B   $ 1,395,325.577      (3)
1-SW23A   $ 1,289,526.708      (2)
1-SW23B   $ 1,289,526.708      (3)
1-SW24A   $ 1,332,176.423      (2)
1-SW24B   $ 1,332,176.423      (3)
1-SW25A   $ 1,520,219.936      (2)
1-SW25B   $ 1,520,219.936      (3)
1-SW26A   $ 1,980,864.864      (2)
1-SW26B   $ 1,980,864.864      (3)
1-SW27A   $ 2,232,116.941      (2)
1-SW27B   $ 2,232,116.941      (3)
1-SW28A   $ 1,250,098.473      (2)
1-SW28B   $ 1,250,098.473      (3)
1-SW29A   $ 1,338,683.363      (2)
1-SW29B   $ 1,338,683.363      (3)
1-SW30A   $   814,758.601      (2)
1-SW30B   $   814,758.601      (3)
1-SW31A   $   721,686.576      (2)
1-SW31B   $   721,686.576      (3)
1-SW32A   $   682,207.854      (2)
1-SW32B   $   682,207.854      (3)
1-SW33A   $   643,959.861      (2)
1-SW33B   $   643,959.861      (3)
1-SW34A   $   608,004.453      (2)
1-SW34B   $   608,004.453      (3)
1-SW35A   $   577,587.811      (2)
1-SW35B   $   577,587.811      (3)
1-SW36A   $   541,679.518      (2)
1-SW36B   $   541,679.518      (3)
1-SW37A   $   510,911.317      (2)
1-SW37B   $   510,911.317      (3)
1-SW38A   $   497,116.522      (2)
1-SW38B   $   497,116.522      (3)
1-SW39A   $   449,306.584      (2)
1-SW39B   $   449,306.584      (3)
1-SW40A   $   425,330.183      (2)

1-SW40B   $   425,330.183      (3)
1-SW41A   $   402,043.843      (2)
1-SW41B   $   402,043.843      (3)
1-SW42A   $   377,114.065      (2)
1-SW42B   $   377,114.065      (3)
1-SW43A   $   366,195.393      (2)
1-SW43B   $   366,195.393      (3)
1-SW44A   $   332,406.028      (2)
1-SW44B   $   332,406.028      (3)
1-SW45A   $   314,289.376      (2)
1-SW45B   $   314,289.376      (3)
1-SW46A   $   304,362.490      (2)
1-SW46B   $   304,362.490      (3)
1-SW47A   $   356,867.060      (2)
1-SW47B   $   356,867.060      (3)
1-SW48A   $   629,620.155      (2)
1-SW48B   $   629,620.155      (3)
1-SW49A   $ 1,781,230.355      (2)
1-SW49B   $ 1,781,230.355      (3)
1-SW50A   $ 1,292,052.034      (2)
1-SW50B   $ 1,292,052.034      (3)
1-SW51A   $   449,246.849      (2)
1-SW51B   $   449,246.849      (3)
1-SW52A   $    39,069.603      (2)
1-SW52B   $    39,069.603      (3)
1-SW53A   $    62,193.493      (2)
1-SW53B   $    62,193.493      (3)
2-SW2     $36,454,412.387      (4)
2-SW1A    $ 3,491,195.003      (5)
2-SW1B    $ 3,491,195.003      (6)
2-SW2A    $ 3,617,147.174      (5)
2-SW2B    $ 3,617,147.174      (6)
2-SW3A    $ 3,605,883.911      (5)
2-SW3B    $ 3,605,883.911      (6)
2-SW4A    $ 3,465,002.862      (5)
2-SW4B    $ 3,465,002.862      (6)
2-SW5A    $ 3,295,032.973      (5)
2-SW5B    $ 3,295,032.973      (6)
2-SW6A    $ 3,126,734.074      (5)
2-SW6B    $ 3,126,734.074      (6)
2-SW7A    $ 2,967,199.757      (5)
2-SW7B    $ 2,967,199.757      (6)
2-SW8A    $ 2,815,727.958      (5)
2-SW8B    $ 2,815,727.958      (6)
2-SW9A    $ 2,671,708.368      (5)

2-SW9B    $ 2,671,708.368      (6)
2-SW10A   $ 2,520,495.790      (5)
2-SW10B   $ 2,520,495.790      (6)
2-SW11A   $ 2,388,066.090      (5)
2-SW11B   $ 2,388,066.090      (6)
2-SW12A   $ 2,252,716.559      (5)
2-SW12B   $ 2,252,716.559      (6)
2-SW13A   $ 2,318,853.820      (5)
2-SW13B   $ 2,318,853.820      (6)
2-SW14A   $ 2,422,159.705      (5)
2-SW14B   $ 2,422,159.705      (6)
2-SW15A   $ 2,171,378.691      (5)
2-SW15B   $ 2,171,378.691      (6)
2-SW16A   $ 1,997,342.292      (5)
2-SW16B   $ 1,997,342.292      (6)
2-SW17A   $ 1,845,255.867      (5)
2-SW17B   $ 1,845,255.867      (6)
2-SW18A   $ 1,733,374.779      (5)
2-SW18B   $ 1,733,374.779      (6)
2-SW19A   $ 1,640,219.567      (5)
2-SW19B   $ 1,640,219.567      (6)
2-SW20A   $ 1,549,853.468      (5)
2-SW20B   $ 1,549,853.468      (6)
2-SW21A   $ 1,467,503.510      (5)
2-SW21B   $ 1,467,503.510      (6)
2-SW22A   $ 1,419,375.560      (5)
2-SW22B   $ 1,419,375.560      (6)
2-SW23A   $ 1,311,753.130      (5)
2-SW23B   $ 1,311,753.130      (6)
2-SW24A   $ 1,355,137.960      (5)
2-SW24B   $ 1,355,137.960      (6)
2-SW25A   $ 1,546,422.612      (5)
2-SW25B   $ 1,546,422.612      (6)
2-SW26A   $ 2,015,007.266      (5)
2-SW26B   $ 2,015,007.266      (6)
2-SW27A   $ 2,270,589.951      (5)
2-SW27B   $ 2,270,589.951      (6)
2-SW28A   $ 1,271,645.306      (5)
2-SW28B   $ 1,271,645.306      (6)
2-SW29A   $ 1,361,757.055      (5)
2-SW29B   $ 1,361,757.055      (6)
2-SW30A   $   828,801.869      (5)
2-SW30B   $   828,801.869      (6)
2-SW31A   $   734,125.644      (5)
2-SW31B   $   734,125.644      (6)

2-SW32A   $   693,966.463      (5)
2-SW32B   $   693,966.463      (6)
2-SW33A   $   655,059.223      (5)
2-SW33B   $   655,059.223      (6)
2-SW34A   $   618,484.084      (5)
2-SW34B   $   618,484.084      (6)
2-SW35A   $   587,543.178      (5)
2-SW35B   $   587,543.178      (6)
2-SW36A   $   551,015.965      (5)
2-SW36B   $   551,015.965      (6)
2-SW37A   $   519,717.440      (5)
2-SW37B   $   519,717.440      (6)
2-SW38A   $   505,684.876      (5)
2-SW38B   $   505,684.876      (6)
2-SW39A   $   457,050.881      (5)
2-SW39B   $   457,050.881      (6)
2-SW40A   $   432,661.220      (5)
2-SW40B   $   432,661.220      (6)
2-SW41A   $   408,973.514      (5)
2-SW41B   $   408,973.514      (6)
2-SW42A   $   383,614.044      (5)
2-SW42B   $   383,614.044      (6)
2-SW43A   $   372,507.177      (5)
2-SW43B   $   372,507.177      (6)
2-SW44A   $   338,135.414      (5)
2-SW44B   $   338,135.414      (6)
2-SW45A   $   319,706.502      (5)
2-SW45B   $   319,706.502      (6)
2-SW46A   $   309,608.515      (5)
2-SW46B   $   309,608.515      (6)
2-SW47A   $   363,018.060      (5)
2-SW47B   $   363,018.060      (6)
2-SW48A   $   640,472.356      (5)
2-SW48B   $   640,472.356      (6)
2-SW49A   $ 1,811,931.835      (5)
2-SW49B   $ 1,811,931.835      (6)
2-SW50A   $ 1,314,321.983      (5)
2-SW50B   $ 1,314,321.983      (6)
2-SW51A   $   456,990.116      (5)
2-SW51B   $   456,990.116      (6)
2-SW52A   $    39,743.011      (5)
2-SW52B   $    39,743.011      (6)
2-SW53A   $    63,265.467      (5)
2-SW53B   $    63,265.467      (6)
3-SW3     $92,387,492.922      (7)

3-SW1A    $ 8,847,838.507      (8)
3-SW1B    $ 8,847,838.507      (9)
3-SW2A    $ 9,167,042.808      (8)
3-SW2B    $ 9,167,042.808      (9)
3-SW3A    $ 9,138,497.989      (8)
3-SW3B    $ 9,138,497.989      (9)
3-SW4A    $ 8,781,458.990      (8)
3-SW4B    $ 8,781,458.990      (9)
3-SW5A    $ 8,350,699.286      (8)
3-SW5B    $ 8,350,699.286      (9)
3-SW6A    $ 7,924,174.419      (8)
3-SW6B    $ 7,924,174.419      (9)
3-SW7A    $ 7,519,861.894      (8)
3-SW7B    $ 7,519,861.894      (9)
3-SW8A    $ 7,135,982.444      (8)
3-SW8B    $ 7,135,982.444      (9)
3-SW9A    $ 6,770,989.348      (8)
3-SW9B    $ 6,770,989.348      (9)
3-SW10A   $ 6,387,766.849      (8)
3-SW10B   $ 6,387,766.849      (9)
3-SW11A   $ 6,052,146.353      (8)
3-SW11B   $ 6,052,146.353      (9)
3-SW12A   $ 5,709,126.044      (8)
3-SW12B   $ 5,709,126.044      (9)
3-SW13A   $ 5,876,739.656      (8)
3-SW13B   $ 5,876,739.656      (9)
3-SW14A   $ 6,138,550.807      (8)
3-SW14B   $ 6,138,550.807      (9)
3-SW15A   $ 5,502,989.086      (8)
3-SW15B   $ 5,502,989.086      (9)
3-SW16A   $ 5,061,923.502      (8)
3-SW16B   $ 5,061,923.502      (9)
3-SW17A   $ 4,676,486.390      (8)
3-SW17B   $ 4,676,486.390      (9)
3-SW18A   $ 4,392,942.847      (8)
3-SW18B   $ 4,392,942.847      (9)
3-SW19A   $ 4,156,856.844      (8)
3-SW19B   $ 4,156,856.844      (9)
3-SW20A   $ 3,927,839.373      (8)
3-SW20B   $ 3,927,839.373      (9)
3-SW21A   $ 3,719,137.446      (8)
3-SW21B   $ 3,719,137.446      (9)
3-SW22A   $ 3,597,165.362      (8)
3-SW22B   $ 3,597,165.362      (9)
3-SW23A   $ 3,324,414.662      (8)

3-SW23B   $ 3,324,414.662      (9)
3-SW24A   $ 3,434,366.117      (8)
3-SW24B   $ 3,434,366.117      (9)
3-SW25A   $ 3,919,144.453      (8)
3-SW25B   $ 3,919,144.453      (9)
3-SW26A   $ 5,106,692.369      (8)
3-SW26B   $ 5,106,692.369      (9)
3-SW27A   $ 5,754,423.108      (8)
3-SW27B   $ 5,754,423.108      (9)
3-SW28A   $ 3,222,768.220      (8)
3-SW28B   $ 3,222,768.220      (9)
3-SW29A   $ 3,451,141.083      (8)
3-SW29B   $ 3,451,141.083      (9)
3-SW30A   $ 2,100,457.030      (8)
3-SW30B   $ 2,100,457.030      (9)
3-SW31A   $ 1,860,516.280      (8)
3-SW31B   $ 1,860,516.280      (9)
3-SW32A   $ 1,758,739.683      (8)
3-SW32B   $ 1,758,739.683      (9)
3-SW33A   $ 1,660,135.916      (8)
3-SW33B   $ 1,660,135.916      (9)
3-SW34A   $ 1,567,442.463      (8)
3-SW34B   $ 1,567,442.463      (9)
3-SW35A   $ 1,489,028.011      (8)
3-SW35B   $ 1,489,028.011      (9)
3-SW36A   $ 1,396,456.018      (8)
3-SW36B   $ 1,396,456.018      (9)
3-SW37A   $ 1,317,135.243      (8)
3-SW37B   $ 1,317,135.243      (9)
3-SW38A   $ 1,281,572.102      (8)
3-SW38B   $ 1,281,572.102      (9)
3-SW39A   $ 1,158,317.534      (8)
3-SW39B   $ 1,158,317.534      (9)
3-SW40A   $ 1,096,506.097      (8)
3-SW40B   $ 1,096,506.097      (9)
3-SW41A   $ 1,036,473.643      (8)
3-SW41B   $ 1,036,473.643      (9)
3-SW42A   $   972,204.391      (8)
3-SW42B   $   972,204.391      (9)
3-SW43A   $   944,055.930      (8)
3-SW43B   $   944,055.930      (9)
3-SW44A   $   856,946.558      (8)
3-SW44B   $   856,946.558      (9)
3-SW45A   $   810,241.622      (8)
3-SW45B   $   810,241.622      (9)

3-SW46A   $   784,649.995      (8)
3-SW46B   $   784,649.995      (9)
3-SW47A   $   920,007.380      (8)
3-SW47B   $   920,007.380      (9)
3-SW48A   $ 1,623,167.989      (8)
3-SW48B   $ 1,623,167.989      (9)
3-SW49A   $ 4,592,032.311      (8)
3-SW49B   $ 4,592,032.311      (9)
3-SW50A   $ 3,330,924.982      (8)
3-SW50B   $ 3,330,924.982      (9)
3-SW51A   $ 1,158,163.535      (8)
3-SW51B   $ 1,158,163.535      (9)
3-SW52A   $   100,721.886      (8)
3-SW52B   $   100,721.886      (9)
3-SW53A   $   160,335.540      (8)
3-SW53B   $   160,335.540      (9)
SWR                   (10)    (10)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group 1 Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group 1 Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group 1 Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group 2 Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group 2 Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group 2 Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The interest rate on the Class 3-SW3 Interest shall be a per annum rate equal to the Group 3 Net WAC.

(8) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "3" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group 3 Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(9) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "3" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group 3 Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(10) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

     The following table sets forth the designations, initial principal balances, interest rates, Classes of Corresponding Certificates and related Loan Group for each interest in the Lower Tier REMIC:

                                 Class(es) of
                                Corresponding
          Initial                Certificates
         Principal   Interest     or Related
Class     Balance      Rate       Loan Group
------   ---------   --------   -------------
LTA-1        (1)       (10)         A-1, R
LTA-2A       (1)       (10)          A-2A
LTA-2B       (1)       (10)          A-2B
LTA-3A       (1)       (10)          A-3A
LTA-3B       (1)       (10)          A-3B
LTA-3C       (1)       (10)          A-3C
LTA-3D       (1)       (10)          A-3D
LTM-1        (1)       (10)          M-1
LTM-2        (1)       (10)          M-2
LTM-3        (1)       (10)          M-3
LTM-4        (1)       (10)          M-4
LTM-5        (1)       (10)          M-5
LTM-6        (1)       (10)          M-6
LTB-1        (1)       (10)          B-1
LTB-2        (1)       (10)          B-2
LTB-3        (1)       (10)          B-3
LTIX         (2)       (10)          N/A
LTII1A       (3)       (10)      Loan Group 1
LTII1B       (4)       (11)      Loan Group 1
LTII2A       (5)       (10)      Loan Group 2
LTII2B       (6)       (12)      Loan Group 2
LTII3A       (7)       (10)      Loan Group 3
LTII3B       (8)       (13)      Loan Group 3
LTIIX        (9)       (10)          N/A
LT-IO       (14)       (14)          N/A
LTR         (15)       (15)          N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Class Certificate Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group 1 Mortgage Loans over (ii) the aggregate of the initial Class Certificate Balances of the Group 1 Certificates.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group 1 Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group 2 Mortgage Loans over (ii) the aggregate of the initial Class Certificate Balances of the Group 2 Certificates.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group 2 Mortgage Loans.

(7) The initial principal balance of the Class LTII3A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group 3 Mortgage Loans over (ii) the aggregate of the initial Class Certificate Balances of the Group 3 Certificates.

(8) The initial principal balance of the Class LTII3B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group 3 Mortgage Loans.

(9) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(10) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B, the Class LTII3B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 14 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 14 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(12) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 14 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(13) For each Distribution Date, the interest rate for the Class LTII3B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "3" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 14 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(14) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

                       SWAP REMIC
Distribution Date   Regular Interest
-----------------   ----------------
7                   Class 1-SW1A
                    Class 2-SW1A
                    Class 3-SW1A
7-8                 Class 1-SW2A
                    Class 2-SW2A
                    Class 3-SW2A
7-9                 Class 1-SW3A
                    Class 2-SW3A
                    Class 3-SW3A
7-10                Class 1-SW4A
                    Class 2-SW4A
                    Class 3-SW4A
7-11                Class 1-SW5A
                    Class 2-SW5A
                    Class 3-SW5A
7-12                Class 1-SW6A
                    Class 2-SW6A
                    Class 3-SW6A
7-13                Class 1-SW7A
                    Class 2-SW7A
                    Class 3-SW7A
7-14                Class 1-SW8A
                    Class 2-SW8A
                    Class 3-SW8A
7-15                Class 1-SW9A
                    Class 2-SW9A
                    Class 3-SW9A
7-16                Class 1-SW10A
                    Class 2-SW10A
                    Class 3-SW10A
7-17                Class 1-SW11A
                    Class 2-SW11A
                    Class 3-SW11A

7-18                Class 1-SW12A
                    Class 2-SW12A
                    Class 3-SW12A
7-19                Class 1-SW13A
                    Class 2-SW13A
                    Class 3-SW13A
7-20                Class 1-SW14A
                    Class 2-SW14A
                    Class 3-SW14A
7-21                Class 1-SW15A
                    Class 2-SW15A
                    Class 3-SW15A
7-22                Class 1-SW16A
                    Class 2-SW16A
                    Class 3-SW16A
7-23                Class 1-SW17A
                    Class 2-SW17A
                    Class 3-SW17A
7-24                Class 1-SW18A
                    Class 2-SW18A
                    Class 3-SW18A
7-25                Class 1-SW19A
                    Class 2-SW19A
                    Class 3-SW19A
7-26                Class 1-SW20A
                    Class 2-SW20A
                    Class 3-SW20A
7-27                Class 1-SW21A
                    Class 2-SW21A
                    Class 3-SW21A
7-28                Class 1-SW22A
                    Class 2-SW22A
                    Class 3-SW22A
7-29                Class 1-SW23A
                    Class 2-SW23A
                    Class 3-SW23A
7-30                Class 1-SW24A
                    Class 2-SW24A
                    Class 3-SW24A
7-31                Class 1-SW25A
                    Class 2-SW25A
                    Class 3-SW25A
7-32                Class 1-SW26A
                    Class 2-SW26A
                    Class 3-SW26A

7-33                Class 1-SW27A
                    Class 2-SW27A
                    Class 3-SW27A
7-34                Class 1-SW28A
                    Class 2-SW28A
                    Class 3-SW28A
7-35                Class 1-SW29A
                    Class 2-SW29A
                    Class 3-SW29A
7-36                Class 1-SW30A
                    Class 2-SW30A
                    Class 3-SW30A
7-38                Class 1-SW31A
                    Class 2-SW31A
                    Class 3-SW31A
7-39                Class 1-SW32A
                    Class 2-SW32A
                    Class 3-SW32A
7-40                Class 1-SW33A
                    Class 2-SW33A
                    Class 3-SW33A
7-41                Class 1-SW34A
                    Class 2-SW34A
                    Class 3-SW34A
7-42                Class 1-SW35A
                    Class 2-SW35A
                    Class 3-SW35A
7-43                Class 1-SW36A
                    Class 2-SW36A
                    Class 3-SW36A
7-44                Class 1-SW37A
                    Class 2-SW37A
                    Class 3-SW37A
7-45                Class 1-SW38A
                    Class 2-SW38A
                    Class 3-SW38A
7-46                Class 1-SW39A
                    Class 2-SW39A
                    Class 3-SW39A
7-47                Class 1-SW40A
                    Class 2-SW40A
                    Class 3-SW40A
7-48                Class 1-SW41A
                    Class 2-SW41A
                    Class 3-SW41A

7-49                Class 1-SW42A
                    Class 2-SW42A
                    Class 3-SW42A
7-50                Class 1-SW43A
                    Class 2-SW43A
                    Class 3-SW43A
7-51                Class 1-SW44A
                    Class 2-SW44A
                    Class 3-SW44A
7-52                Class 1-SW45A
                    Class 2-SW45A
                    Class 3-SW45A
7-53                Class 1-SW46A
                    Class 2-SW46A
                    Class 3-SW46A
7-54                Class 1-SW47A
                    Class 2-SW47A
                    Class 3-SW47A
7-55                Class 1-SW48A
                    Class 2-SW48A
                    Class 3-SW48A
7-56                Class 1-SW49A
                    Class 2-SW49A
                    Class 3-SW49A
7-57                Class 1-SW50A
                    Class 2-SW50A
                    Class 3-SW50A
7-58                Class 1-SW51A
                    Class 2-SW51A
                    Class 3-SW51A
7-59                Class 1-SW52A
                    Class 2-SW52A
                    Class 3-SW52A
7-60                Class 1-SW53A
                    Class 2-SW53A
                    Class 3-SW53A

(15) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

     The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                   Initial
                                  Principal                     Class of
Class                              Balance       Rate     Related Certificates
-----                             ---------   ---------   --------------------
UTA-1                               (1)          (2)               A-1
UTA-2A                              (1)          (2)               A-2A
UTA-2B                              (1)          (2)               A-2B
UTA-3A                              (1)          (2)               A-3A
UTA-3B                              (1)          (2)               A-3B
UTA-3C                              (1)          (2)               A-3C
UTA-3D                              (1)          (2)               A-3D
UTM-1                               (1)          (2)               M-1
UTM-2                               (1)          (2)               M-2
UTM-3                               (1)          (2)               M-3
UTM-4                               (1)          (2)               M-4
UTM-5                               (1)          (2)               M-5
UTM-6                               (1)          (2)               M-6
UTB-1                               (1)          (2)               B-1
UTB-2                               (1)          (2)               B-2
UTB-3                               (1)          (2)               B-3
Uncertificated Class C Interest     (3)          (3)               N/A
UT-IO                               (4)          (4)               N/A
Residual Interest                   (1)          (2)               R

(1) The initial principal balance of each of these REMIC Regular Interests and the Residual Interest shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests and the Residual Interest shall be an annual rate equal to the Certificate Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Cap set forth in the definition of an applicable Certificate Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

     The following table sets forth (or describes) the Class designation, initial Class Certificate Balance or initial notional amount, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

               Initial Class
                Certificate       Integral        Minimum
                 Balance or     Multiples in   Denominations
   Class          Initial         Excess of    or Percentage
Designation   Notional Amount      Minimum        Interest
-----------   ---------------   ------------   -------------
Class A-1     $180,475,000.00       $1.00        $25,000.00
Class A-2A    $165,226,000.00       $1.00        $25,000.00
Class A-2B    $ 18,359,000.00       $1.00        $25,000.00
Class A-3A    $256,019,000.00       $1.00        $25,000.00
Class A-3B    $ 75,497,000.00       $1.00        $25,000.00
Class A-3C    $ 87,223,000.00       $1.00        $25,000.00
Class A-3D    $ 46,527,000.00       $1.00        $25,000.00
Class R       $           100         N/A        $      100
Class M-1     $ 12,338,000.00       $1.00        $25,000.00
Class M-2     $  4,406,000.00       $1.00        $25,000.00
Class M-3     $  4,406,000.00       $1.00        $25,000.00
Class M-4     $  4,406,000.00       $1.00        $25,000.00
Class M-5     $  4,406,000.00       $1.00        $25,000.00
Class M-6     $  3,525,000.00       $1.00        $25,000.00
Class B-1     $  3,084,000.00       $1.00        $25,000.00
Class B-2     $  3,084,000.00       $1.00        $25,000.00
Class B-3     $  4,406,000.00       $1.00        $25,000.00
Class P               N/A (1)           1%              100%
Class C                    (2)          1%               (2)

----------
(1) The Class P Certificates shall not have minimum dollar denominations or Class Certificate Balance and shall be issued in a minimum percentage interest of 10% and an aggregate percentage interest of 100%. The Class P Certificates will be entitled to receive Prepayment Charges on the Prepayment Charge Mortgage Loans.

(2) The Class C Certificates shall not have minimum dollar denominations as the Class Certificate Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 10% and an aggregate percentage interest of 100%.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance of $881,325,150.98.

     In consideration of the mutual agreements herein contained, the Depositor, the Trustee, Securities Administrator and the Master Servicer hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

     Account: The Master Servicer Collection Account, Distribution Account and any Protected Account as the context may require.

     Accountant's Attestation: As defined in Section 3.17.

     Accrual Period: With respect to the Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest with respect to the Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Disclosure Notification: As defined in Section 3.18(b).

     Additional Form 10-D Disclosure: As defined in Section 3.18(e).

     Additional Form 10-K Disclosure: As defined in Section 3.18(h).

     Adjustment Date: means, with respect to a Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

     Adverse REMIC Event: As defined in Section 9.12(g).

     Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Master Servicer may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Master Servicer has actual knowledge to the contrary.

     Agreement: This Pooling and Servicing Agreement, dated as of March 1, 2007, by and among the Depositor, the Master Servicer, the Securities Administrator and the Trustee, including the exhibits hereto, and all amendments hereof and supplements hereto.

     Applicable Credit Rating: For any long-term deposit or security, a credit rating of "AAA" in the case of S&P or "Aaa" in the case of Moody's. For any short-term deposit or security, a rating of "A-l+" in the case of S&P or "P-1" in the case of Moody's.

     Applied Realized Loss Amount: With respect to any class of Subordinate Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Class Certificate Balance of such class.

     Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

     Assessment of Compliance: As defined in Section 3.17.

     Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreements: The CitiMortgage Assignment Agreement, the Countrywide Assignment Agreement, the GreenPoint Assignment Agreement, the National City Assignment Agreement, the PHH Assignment Agreement, the RFC Assignment Agreement, the Wells Fargo Assignment Agreement and the Wilshire Servicing Agreement, which are attached hereto as Exhibits I-1 through I-8, respectively.

     Auction: The one-time auction conducted by the Securities Administrator, as described in Section 10.01(b) hereof.

     Available Funds Cap: means any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap, the Class A-3 Available Funds Cap or the Weighted Average Available Funds Cap.

     Back-Up Certification: As defined in Section 3.18(k).

     Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. Sections 101-1330.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a Depository Participant, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class R Certificate) shall be Book-Entry Certificates.

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

     Cap Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex, between the Cap Contract Counterparty and the Supplemental Interest Trust Trustee for the benefit of the Certificateholders (in the form of Exhibit B of Exhibit Q attached hereto).

     Cap Contract Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(m) in the name of the Supplemental Interest Trust Trustee for the benefit of the Issuing Entity and designated "Wells Fargo Bank, National Association, as Supplemental Interest Trust Trustee of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-A2 - Cap Contract Account." Funds in the Cap Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Cap Contract Counterparty: The Royal Bank of Scotland plc with whom the Securities Administrator, on behalf of the Issuing Entity, entered into each of the Corridor Contracts and with whom the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, entered into the Cap Contract.

     Cap Payments: For each Distribution Date, the cap payment that the Cap Counterparty is obligated to pay to the Supplemental Interest Trust if LIBOR (as defined in the Cap Contract) is greater than 6.000%. The Cap Payment is based on the lesser of (a) the Cap Contract Notional Balance for the Distribution Date and (b) the excess if any, of (A) the beginning aggregate Certificate Principal Balance for such Distribution Date over (B) the Swap Agreement Notional Balance for such Distribution Date.

     Cap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(m) in the name of the Supplemental Interest Trust Trustee for the benefit of the Issuing Entity and designated "Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee, in trust for registered holders of First Merrill Lynch Alternative Note Asset Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-A2." Funds in the Cap Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in the Cap Contract.

     Certificate: Any mortgage pass-through certificate issued pursuant to this Agreement evidencing a beneficial ownership interest in that portion of the Trust Fund related to the Mortgage Loans, signed and countersigned by the Securities Administrator.

     Certificate Margin: Means the Class A-1 Certificate Margin, the Class A-2A Certificate Margin, the Class A-2B Certificate Margin, the Class A-3A Certificate Margin, the Class A-3B Certificate Margin, the Class A-3C Certificate Margin, the Class A-3D Certificate Margin, the

Class M-1 Certificate Margin, the Class M-2 Certificate Margin, the Class M-3 Certificate Margin, the Class M-4 Certificate Margin, the Class M-5 Certificate Margin, the Class M-6 Certificate Margin, the Class B-1 Certificate Margin, the Class B-2 Certificate Margin, the Class B-3 Certificate Margin, and the Class R Certificate Margin.

     Certificate Owner: With respect to each Book-Entry Certificate, any beneficial owner thereof.

     Certificate Rate: Means, with respect to any class of the LIBOR Certificates on any Distribution Date, the lesser of (1) One-Month LIBOR plus the related Certificate Margin for such class of Certificates, (2) the related Available Funds Cap and (3) the related Maximum Rate Cap.

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Regular Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Class R Certificate for any purpose hereof.

     Certification Parties: As defined in Section 3.18(k).

     Certifying Person: As defined in Section 3.18(k).

     CitiMortgage: CitiMortgage, Inc., or any successor thereto.

     CitiMortgage Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among CitiMortgage, the Depositor and the Sponsor pursuant to which the CitiMortgage Servicing Agreements and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the CitiMortgage Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     CitiMortgage Loans: The Mortgage Loans serviced by CitiMortgage pursuant to the CitiMortgage Servicing Agreement.

     CitiMortgage Servicing Agreement: The Mortgage Servicing Purchase and Sale Agreement, dated as of September 1, 2006, between the Sponsor and CitiMortgage.

     Class: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

     Class A-1 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group 1 based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group 1

Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group 1 as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Available Funds Cap shall relate to the Class A-1 and Class R Certificates.

     Class A-1 Certificate: Any Certificate designated as a "Class A-1 Certificate" on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class A-1 Certificate Rate: For the first Distribution Date, 5.53% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class A-1 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class A-1 Certificates.

     Class A-1 Corridor Contract: The confirmation and agreement, including the schedule thereto, between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty (in the form of Exhibit N-1 hereto).

     Class A-1 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-1 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-1 One-Month LIBOR Cap Table attached hereto as Exhibit H-1.

     Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Certificate Rate on the Class A-1 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-1 Certificates.

     Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Certificate Rate for the related Accrual Period.

     Class A-1 Lower Collar: With respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Class A-1 One-Month LIBOR Cap Table (set forth on Exhibit H-1).

     Class A-1 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.210% per annum, and (ii) after the Initial Optional Termination Date, 0.420% per annum.

     Class A-1 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group 1 Mortgage Loans had the Group 1 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group 1 Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Maximum Rate Cap shall relate to the Class A-1 Certificates.

     Class A-1 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-1 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.290% per annum.

     Class A-2 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group 2 based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group 2 Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group 2 as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-2 Certificate: Any one of the Class A-2A and Class A-2B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class A-2 Corridor Contract: The confirmation and agreement, including the schedule thereto, between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty (in the form of Exhibit N-2 hereto).

     Class A-2 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-2 One-Month LIBOR Cap Table attached hereto as Exhibit H-2.

     Class A-2 Lower Collar: With respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Class A-2 One-Month LIBOR Cap Table (set forth on Exhibit H-2).

     Class A-2 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group 2 Mortgage Loans had the Group 2 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group 2 Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Maximum Rate Cap shall relate to the Class A-2 Certificates.

     Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.290% per annum.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Rate: For the first Distribution Date, 5.52% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Certificate Rate on the Class A-2A Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-2A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Certificate Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.200% per annum, and (ii) after the Initial Optional Termination Date, 0.400% per annum.

     Class A-2B Certificate: Any Certificate designated as a "Class A-2B Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-2B Certificate Rate: For the first Distribution Date, 5.60% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B Margin, (2) the Class A-2 Available Funds Cap for such Distribution Date and (3) the Class A-2 Maximum Rate Cap for such Distribution Date.

     Class A-2B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B Certificate Rate on the Class A-2B Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-2B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B Certificate Rate for the related Accrual Period.

     Class A-2B Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.280% per annum, and (ii) after the Initial Optional Termination Date, 0.560% per annum.

     Class A-3 Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group 3 based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group 3 Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group 3 as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period.

     Class A-3 Certificate: Any one of the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates as designated on the face thereof substantially in the form annexed hereto as

Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class A-3 Corridor Contract: The confirmation and agreement, including the schedule thereto, between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty (in the form of Exhibit H-3 hereto).

     Class A-3 Corridor Contract Notional Balance: With respect to any Distribution Date, the Class A-3 Corridor Contract Notional Balance set forth for such Distribution Date in the Class A-3 One-Month LIBOR Cap Table attached hereto as Exhibit H-3.

     Class A-3 Lower Collar: With respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Class A-3 One-Month LIBOR Cap Table (set forth on Exhibit H-3).

     Class A-3 Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group 3 Mortgage Loans had the Group 3 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group 3 Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-3 Maximum Rate Cap shall relate to the Class A-3 Certificates.

     Class A-3 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-3 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.311% per annum.

     Class A-3A Certificate: Any Certificate designated as a "Class A-3A Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-3A Certificate Rate: For the first Distribution Date, 5.43% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3A Margin, (2) the Class A-3 Available Funds Cap for such Distribution Date and (3) the Class A-3 Maximum Rate Cap for such Distribution Date.

     Class A-3A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3A Certificate Rate on the Class A-3A Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-3A Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-3A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3A Certificate Rate for the related Accrual Period.

     Class A-3A Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.110% per annum, and (ii) after the Initial Optional Termination Date, 0.220% per annum.

     Class A-3B Certificate: Any Certificate designated as a "Class A-3B Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-3B Certificate Rate: For the first Distribution Date, 5.52% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3B Margin, (2) the Class A-3 Available Funds Cap for such Distribution Date and (3) the Class A-3 Maximum Rate Cap for such Distribution Date.

     Class A-3B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3B Certificate Rate on the Class A-3B Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3B Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-3B Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-3B Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3B Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3B Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3B Certificate Rate for the related Accrual Period.

     Class A-3B Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.200% per annum, and (ii) after the Initial Optional Termination Date, 0.400% per annum.

     Class A-3C Certificate: Any Certificate designated as a "Class A-3C Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-3C Certificate Rate: For the first Distribution Date, 5.62% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3C Margin,

(2) the Class A-3 Available Funds Cap for such Distribution Date and (3) the Class A-3 Maximum Rate Cap for such Distribution Date.

     Class A-3C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3C Certificate Rate on the Class A-3C Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-3C Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-3C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3C Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3C Certificate Rate for the related Accrual Period.

     Class A-3C Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.300% per annum, and (ii) after the Initial Optional Termination Date, 0.600% per annum.

     Class A-3D Certificate: Any Certificate designated as a "Class A-3D Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class A-3D Certificate Rate: For the first Distribution Date, 5.62% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3D Margin, (2) the Class A-3 Available Funds Cap for such Distribution Date and (3) the Class A-3 Maximum Rate Cap for such Distribution Date.

     Class A-3D Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3D Certificate Rate on the Class A-3D Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3D Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class A-3D Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class A-3D Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3D Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3D Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3D Certificate Rate for the related Accrual Period.

     Class A-3D Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.300% per annum, and (ii) after the Initial Optional Termination Date, 0.600% per annum.

     Class B Certificate: Any one of the Class B-1, Class B-2 or Class B-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class B Certificateholder: Any Holder of a Class B Certificate.

     Class B-1 Certificate: Any Certificate designated as "Class B-1 Certificate "on the face thereof in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Rate: For the first Distribution Date, 6.32% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Certificate Rate on the Class B-1 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Certificate Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.000% per annum, and (ii) after the Initial Optional Termination Date, 1.500% per annum.

     Class B-1 Principal Distribution Amount: means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Senior Certificates and Class M Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-

1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date),
(E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date) and (H) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 96.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Senior Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class B-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Senior Certificates and Class M Certificates and (2) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class B-1 Certificates.

     Class B-2 Certificate: Any Certificate designated as "Class B-2 Certificate "on the face thereof in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Rate: For the first Distribution Date, 6.52% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Certificate Rate on the Class B-2 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Certificate Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.200% per annum, and (ii) after the Initial Optional Termination Date, 1.800% per annum.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date),
(D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date),
(G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), and (I) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) 97.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class B-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M and Class B-1 Certificates and (2) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class B-2 Certificates.

     Class B-3 Certificate: Any Certificate designated as "Class B-3 Certificate "on the face thereof in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Rate: For the first Distribution Date, 6.72% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-3 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Certificate Rate on the Class B-3 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Certificate Rate for the related Accrual Period.

     Class B-3 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 1.400% per annum, and (ii) after the Initial Optional Termination Date, 2.100% per annum.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date),
(E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date),
(H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution

Date), (I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date), and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 98.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class B-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1 and Class B-2 Certificates and (2) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class B-3 Certificates.

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Class Certificate Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to distributions as set forth herein.

     Class C Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Class Certificate Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement or Cap Contract).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Class Certificate Balance of such Class C Certificates (A) pursuant to the last sentence of the definition of "Class Certificate Balance" or (B) attributable to distributions of proceeds of the Swap Agreement or Cap Contract.

     Class Certificate Balance: As to any Certificate and as of any Distribution Date, the Initial Class Certificate Balance of such Certificate less the sum of
(1) all amounts distributed with respect to such Certificate in reduction of the Class Certificate Balance thereof on previous Distribution Dates pursuant to
Section 6.01, and (2) any Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 6.01(j). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-Off
Date)) will be added to the aggregate Class Certificate Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement or Cap Contract, such sentence shall be applied by substituting "Class C Unpaid Realized Loss Amount" for "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the related Servicer, the Class Certificate Balance of any Class of Certificates then outstanding for which any Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Class Certificate Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3C Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3D Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date over (ii) the aggregate of the initial Class Certificate Balances of the Group 1 Certificates, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date, and with an interest rate equal to the rate set forth in footnote 11 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date over (ii) the aggregate of the initial Class Certificate Balances of the Group 2 Certificates, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date, and with an interest rate equal to the rate set forth in footnote 12 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII3A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the Cut-off Date over (ii) the aggregate of the initial Class Certificate Balances of the Group 3 Certificates, and with an interest rate equal to the Net Rate.

     Class LTII3B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the Cut-off Date, and with an interest rate equal to the rate set forth in footnote 13 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificate: Any one of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator, representing the right to distributions as set forth herein and therein.

     Class M Certificateholder: Any Holder of a Class M Certificate.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Rate: For the first Distribution Date, 5.63% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Certificate Rate on the Class M-1 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Certificate Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.310% per annum, and (ii) after the Initial Optional Termination Date, 0.4650% per annum.

     Class M-1 Principal Distribution Amount: with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Senior Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date) and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over
(2) the lesser of (A) 91.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above,
(1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Senior Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Senior Certificates and (2) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-1 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Rate: For the first Distribution Date, 5.64% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Certificate Rate on the Class M-2 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Certificate Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.320% per annum, and (ii) after the Initial Optional Termination Date, 0.480% per annum.

     Class M-2 Principal Distribution Amount: with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Senior Certificates and Class M-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 92.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Senior Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Senior Certificates and Class M-1 Certificates and (2) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-2 Certificates

     Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class M-3 Certificate Rate: For the first Distribution Date, 5.66% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-3 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class M-3 Certificates.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Certificate Rate on the Class M-3 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Certificate Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.340% per annum, and (ii) after the Initial Optional Termination Date, 0.510% per annum.

     Class M-3 Principal Distribution Amount: with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1 and Class M-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 93.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1 and Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1 and Class M-2 Certificates and (2) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-3 Certificates.

     Class M-4 Certificate: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class M-4 Certificate Rate: For the first Distribution Date, 5.71% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-4 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class M-4 Certificates.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Certificate Rate on the Class M-4 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Certificate Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.3900% per annum, and (ii) after the Initial Optional Termination Date, 0.5850% per annum.

     Class M-4 Principal Distribution Amount: with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 94.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of
(A) the outstanding Class Certificate Balance of the Class M-4 Certificates and
(B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2 and Class M-3 Certificates and (2) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-4 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Rate: For the first Distribution Date, 5.73% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-5 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Certificate Rate on the Class M-5 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Certificate Rate for the related Accrual Period.

     Class M-5 Margin: Means As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.4100% per annum, and (ii) after the Initial Optional Termination Date, 0.6150% per annum.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Senior Certificates for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 95.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-5 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (2) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-5 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Rate: For the first Distribution Date, 5.80% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-6 Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Certificate Rate on the Class M-6 Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Certificate Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.480% per annum, and (ii) after the Initial Optional Termination Date, 0.720% per annum.

     Class M-6 Principal Distribution Amount: with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account distributions of the Principal Distribution Amount to the Senior Certificates for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date),
(F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) 95.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-6 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (2) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-6 Certificates.

     Class P Certificate: Any one of the Class P Certificates as designated on the face thereof substantially in the forum of annexed hereto as Exhibit A-4, executed by the Securities Administrator and authenticated and delivered by the Securities Administrator representing the right to distributions of Prepayment Charges received on the Prepayment Charge Mortgage Loans as set forth herein.

     Class R Certificate: The Class R Certificate executed, authenticated and delivered by the Securities Administrator substantially in the form annexed hereto as Exhibit A-3 and evidencing the ownership of the residual interest in each REMIC.

     Class R Certificate Rate: For the first Distribution Date, 5.53% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class A-1 Available Funds Cap for such Distribution Date and (3) the Class A-1 Maximum Rate Cap for such Distribution Date.

     Class R Class Certificate Balance: As of any date of determination, the aggregate Class Certificate Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Certificate Rate on the Class R Class Certificate Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Prepayment Interest Shortfalls allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Certificate Rate for the related Accrual Period.

     Class R Margin: With respect to any Distribution Date, (i) on or before the Initial Optional Termination Date, 0.210%, and (ii) after the Initial Optional Termination Date, 0.420%.

     Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: March 30, 2007.

     Code: The Internal Revenue Code of 1986, as amended.

     Commission: The Securities and Exchange Commission.

     Compensating Interest Payment: As defined in Section 6.05.

     Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

     Cooperative Assets: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the cooperative apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

     Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Corporate Trust Office: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: Issuer Services - Merrill Lynch Mortgage Investors, Inc., MANA Series 2007-A2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer and with respect to the Securities Administrator, for Certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - MANA 2007-A2, and for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland, 21045,
Attn: Client Service Manager - MANA 2007-A2.

     Corresponding Certificates: With respect to the Class LTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class LTA-2A Interest, the Class A-2A Certificates. With respect to the Class LTA-2B Interest, the Class A-2B Certificates. With respect to the Class LTA-2C Interest, the Class A-2C Certificates. With respect to the Class LTA-2D Interest, the Class A-2D Certificates. With respect to the Class LTA-3 Interest, the Class A-3 Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Corridor Contract: Any of the Class A-1 Corridor Contract, the Class A-2 Corridor Contract, the Class A-3 Corridor Contract or the Subordinate Certificates Corridor Contract.

     Corridor Contract Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 6.01(l) in the name of the Securities Administrator for the benefit of the Issuing Entity and designated "Wells Fargo Bank, National Association, as Securities Administrator for Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-A2 - Corridor Contract Account." Funds in the Corridor Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Corridor Contract Notional Balance: Any of the Class A-1 Corridor Contract Notional Balance, the Class A-2 Corridor Contract Notional Balance, Class A-3 Corridor Contract Notional Balance or Subordinate Certificates Corridor Contract Notional Balance.

     Corridor Contract Termination Date: The Distribution Date in September
2007.

     Countrywide: Countrywide Home Loans Servicing LP, or any successor thereto.

     Countrywide Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among Countrywide, Countrywide Home Loans, Inc., the Depositor and the Sponsor pursuant to which the Countrywide Servicing Agreement and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the Countrywide Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     Countrywide Loans: The Mortgage Loans serviced by Countrywide pursuant to the Countrywide Servicing Agreement.

     Countrywide Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of November 1, 2004, between Merrill Lynch Bank, USA and Countrywide Home Loans, Inc.

     Current Interest: Any of the Class A-1 Current Interest, the Class A-2A Current Interest, the Class A-2B Current Interest, the Class A-3A Current Interest, the Class A-3B Current Interest, the Class A-3C Current Interest, the Class A-3D Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class C Current Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

     Custodian: Wells Fargo Bank, N.A., including any successors in interest, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

     Cut-off Date: March 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all principal prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.06.

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

     Disqualified Organization: A "disqualified organization" as defined in
Section 860 E(e)(5) of the Code.

     Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Wells Fargo Bank, National Association, as Securities Administrator for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-A2 - Distribution Account." The Distribution Account shall be an Eligible Account.

     Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

     Distribution Date: The 25th day of any month, beginning in April 2007, or, if such 25th day is not a Business Day, the Business Day immediately following.

     Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

     Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits (as evidenced in writing by the

Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies) in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA Restricted Certificates: The Class C and the Class P Certificates and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under an underwriter's exemption.

     Event of Default: An event of default described in Section 8.01.

     Excess Interest: On any Distribution Date, for the Senior Certificates, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Class Certificate Balance of the Certificates (other than the Class C Certificates) reduced by the Principal Funds with respect to such Distribution Date and (y) $7,931,926 over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, the excess, if any, of (A) the sum of (x) the aggregate Class Certificate Balance of the Certificates (other than the Class C Certificates) reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of
(a) 1.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (b) the Minimum Required Overcollateralization Amount less (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Securities Administrator, shall not, obtain reimbursement or indemnification from any other Person.

     Fannie Mae: Federal National Mortgage Association or any successor thereto.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

     Fitch: Fitch Ratings or its successor in interest.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Certificate Rate for a class of Senior, Class M or Class B Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Certificate Rate for that Class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient obtained by dividing (I) an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution Date and (II) the aggregate Class Certificate Balance of each of the Classes of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount equal to the sum of (xx) any Net Swap Payments owed by the Swap Counterparty for such Distribution Date and (yy) any Cap Payment owed by the Cap Contract Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such Class was entitled to receive on such Distribution Date based on the related Available Funds Cap, (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Certificate Rate for such class, without giving effect to the related Available Funds Cap or the related Maximum Rate Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Form 8-K Disclosure Information: As defined in Section 3.18(a).

     Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     GreenPoint: GreenPoint Mortgage Funding, Inc., or any successor thereto.

     GreenPoint Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among GreenPoint, the Depositor and the Sponsor pursuant to which the GreenPoint Servicing Agreement and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the GreenPoint Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     GreenPoint Loans: The Mortgage Loans serviced by GreenPoint pursuant to the GreenPoint Servicing Agreement.

     GreenPoint Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, among Merrill Lynch Mortgage Holdings Inc., GreenPoint and Terwin Advisors, LLC.

     Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

     Group 1 Certificates: The Class A-1 and Class R Certificates.

     Group 1 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group 1 Net WAC: The Net WAC of Loan Group 1.

     Group 1 Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Class Certificate Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group 1 Principal Distribution Percentage and (y) the Senior Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Class Certificate Balances of the Class A-2 Certificates are reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-2 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balance of such Classes, as applicable, and (B) with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Class Certificate Balances of the Class A-3 Certificates are reduced to zero, the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-3 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) in proportion to the respective Class Certificate Balance of such Classes, as applicable.

     Group 1 Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group 1 Mortgage Loans and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans.

     Group 2 Certificates: The Class A-2A and Class A-2B Certificates.

     Group 2 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group 2 Net WAC: The Net WAC of Loan Group 2.

     Group 2 Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Class Certificate Balance of the Class A-2 Certificates and (ii) the product of (x) the Group 2 Principal Distribution Percentage and (y) the Senior Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Class Certificate Balances of the Class A-1 and Class R Certificates are reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied pro rata to increase the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable, and
(B) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Class Certificate Balances of the Class A-3 Certificates are reduced to zero, the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-3 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 or Class R Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable.

     Group 2 Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group 2 Mortgage Loans and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans.

     Group 3 Certificates: The Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

     Group 3 Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group 3 Net WAC: The Net WAC of Loan Group 3.

     Group 3 Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Class Certificate Balance of the Class A-3 Certificates and (ii) the product of (x) the Group 3 Principal Distribution Percentage and (y) the Senior Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-3 Certificates are outstanding and the Class Certificate Balances of the Class A-1 and Class R Certificates are reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied pro rata to increase the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable, and
(B) with respect to any Distribution Date on which the Class A-3 Certificates are outstanding and the Class Certificate Balances of the Class A-2 Certificates are reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-2 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 or Class R Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable.

     Group 3 Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group 3 Mortgage Loans and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans.

     Indemnified Persons: The Trustee, the Master Servicer, the Servicers, the Depositor and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

     Independent: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

     Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

     Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

     Initial Class Certificate Balance: With respect to any Regular Certificate, the amount designated "Initial Class Certificate Balance" on the face thereof.

     Initial Optional Termination Date: The first Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

     Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

     Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B Interest Carry Forward Amount, the Class A-3A Interest Carry Forward Amount, the Class A-3B Interest Carry Forward Amount, the Class A-3C Interest Carry Forward Amount, the Class A-3D Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the

Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: Each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Certificates.

     Interest Funds: With respect to any Distribution Date and the Mortgage Loans, the sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer Remittance Date less the Servicing Fee and the mortgage insurance premiums, (2) all Advances relating to interest, (3) all Compensating Interest Payments, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) Prepayment Charges received with respect to the related Mortgage Loans, less all non-recoverable Advances relating to interest and certain indemnification amounts, expenses reimbursed to the Trustee, Securities Administrator, Master Servicer and the Servicers.

     Investor Representation Letter: As defined in Section 5.02(b).

     Issuing Entity: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2.

     Latest Possible Maturity Date: With respect to the Certificates, the Distribution Date in March 2037.

     LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: Any of the Certificates (other than the Class C and Class P Certificates).

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan (including any REO Property) as to which the related Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the related Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     Liquidation Proceeds: With respect to any Mortgage Loan, cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, and amounts received through Insurance Proceeds and condemnation proceeds.

     Loan Group: Loan Group 1, Loan Group 2 or Loan Group 3, as applicable.

     Loan Group 1: The group of Mortgage Loans designated as belonging to Loan Group 1 on the Mortgage Loan Schedule.

     Loan Group 2: The group of Mortgage Loans designated as belonging to Loan Group 2 on the Mortgage Loan Schedule.

     Loan Group 3: The group of Mortgage Loans designated as belonging to Loan Group 3 on the Mortgage Loan Schedule.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
9.12.

     Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2A Interest, the Class LTA-2B Interest, the Class LTA-3A Interest, the Class LTA-3B Interest, the Class LTA-3C Interest, the Class LTA-3D Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTII3A Interest, the Class LTII3B Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTII3A Interest, the Class LTII3B Interest, and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTII3A Interest and the Class LTII3B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio among (i) the principal balance of the Class LTII1A Interest, (ii) the principal balance of the Class LTII2A Interest and (iii) the principal balance of the Class LTII3A Interest that is equal to the ratio among (i) the excess of (A) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans over (B) the current Class Certificate Balance of the Class A-1 and Class R Certificates, (ii) the excess of (A) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans over (B) the current Class Certificate Balance of the Class A-2 Certificates and (iii) the excess of (A) the aggregate

Stated Principal Balance of the Group 3 Mortgage Loans over (B) the current Class Certificate Balance of the Class A-3 Certificates.

     Master Servicer: Wells Fargo Bank, N.A. including any successors in interest who meet the qualifications for a master servicer set forth in this Agreement, and any successor master servicer appointed hereunder.

     Master Servicer Collection Account: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank, National Association as Master Servicer for HSBC Bank USA, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MANA Series 2007-A2 - Master Servicer Collection Account." The Master Servicer Collection Account shall be an Eligible Account.

     Master Servicing Compensation: The meaning specified in Section 3.14.

     Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Maximum Rate Cap: Any of the Class A-1 Maximum Rate Cap, Class A-2 Maximum Rate Cap, Class A-3 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MLML: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.04.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     Monthly Statement: The statement distributed to Certificateholders pursuant to Section 6.03.

     Moody's: Moody's Investors Service, Inc. or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of March 1, 2007, between the Sponsor and the Depositor, as purchaser, and all amendments thereof and supplements thereto, attached hereto as Exhibit J.

     Mortgage Loan Schedule: The Mortgage Loan Schedule, attached hereto as Exhibit B, with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

     Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     Mortgagor: The obligor on a Mortgage Note.

     National City: National City Mortgage Co., or any successor thereto.

     National City Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among National City, the Depositor and the Sponsor pursuant to which the National City Servicing Agreements and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the National City Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     National City Loans: The Mortgage Loans serviced by National City pursuant to the National City Servicing Agreement.

     National City Servicing Agreement: The Master Seller's Warranties and Servicing Agreement, dated as of May 1, 2004, between Merrill Lynch Bank, USA and National City, as amended by Amendment Number One, dated as of March 22, 2006.

     Net Excess Cashflow: Any Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the Certificates and not otherwise required to be distributed to the Class P Certificates.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

     Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate and the rate paid to mortgage insurance providers (each expressed as a per annum rate).

     Net Rate: The per annum rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Loan Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Loan Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     Offered Certificate: Any Senior Certificate or Subordinate Certificate issued hereunder.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the

Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

     Optional Termination: The termination hereunder of that portion of the Trust Fund related to the Certificates pursuant to Section 10.01(a) hereof.

     Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01(b) hereof.

     Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs, fees and expenses and indemnity amounts owed to the Master Servicer, the Trustee or the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), a Servicer or the Master Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Securities Administrator to conduct the Auction and (E) any unpaid Net Swap Payments, any Swap Termination Payment and any other amounts owed to the Swap Counterparty and determined in accordance with the Swap Agreement.

     Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Class Certificate Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     Percentage Interest: With respect to any Certificate (other than the Class R and Class P Certificates), a fraction, expressed as a percentage, the numerator of which is the Initial Class Certificate Balance represented by such Certificate and the denominator of which is the Initial Class Certificate Balance of the related Class. With respect to the Class R and Class P Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.

     Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

     Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders (provided that such obligation or security must be a "permitted investment" within the meaning of such term as provided for in
Section 860G(a)(5) of the Code):

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee, the Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Issuing Entity to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Issuing Entity;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to either Rating Agency as evidenced in writing by each Rating Agency to the Trustee, the Securities Administrator or Master Servicer;

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency (if such fund is rated by each such Rating Agency), including any such fund for which the Trustee, Securities Administrator or Master Servicer or any affiliate of the Trustee, Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par; and

          (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if S&P is a Rating Agency, "AAAm" or "AAAM-G" by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations.

     Permitted Transferee: Any Person other than a Disqualified Organization or an "electing large partnership" (as defined by Section 775 of the Code).

     Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PHH: PHH Mortgage Corporation, or any successor thereto.

     PHH Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among PHH, the Depositor and the Sponsor pursuant to which the PHH Servicing Agreement and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the PHH Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     PHH Loans: The Mortgage Loans serviced by PHH pursuant to the PHH Servicing Agreement.

     PHH Servicing Agreement: The Mortgage Loan Flow Purchase, Sale and Servicing Agreement, dated as of March 27, 2001, among Merrill Lynch Mortgage Capital, Inc., PHH and Bishop's Gate Residential Mortgage Trust.

     Physical Certificate: The Residual Certificate.

     Pooling and Servicing Agreement: The Pooling and Servicing Agreement relating to the Mortgage Pass-Through Certificates, MANA Series 2007-A2.

     Posted Collateral: As defined in the Swap Agreement or the Cap Contract, as applicable.

     Prepayment Charge: With respect to any Prepayment Period, any prepayment premium, charge or other amount payable by a Mortgagor in connection with any Principal Prepayment on the Prepayment Charge Mortgage Loans.

     Prepayment Charge Mortgage Loans: Any of the Mortgage Loans that are subject to existing prepayment premiums.

     Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 6.05.

     Prepayment Period: With respect to any Mortgage Loan and any Distribution Date (i) for prepayments or liquidations in full and any prepayment charges associated with such payments in full, the period from and including the 15th date of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off
Date) and including the 14th day of the calendar month in which such Distribution Date occurs or, in the case of Wells Fargo, the period from and including the 14th date of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the 13th day of the calendar month in which such Distribution Date occurs and (ii) for partial prepayments or liquidations and any prepayment charges associated with such partial prepayments, the calendar month preceding the calendar month in which such Distribution Date occurs.

     Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

     Principal Distribution Amount: with respect to each Distribution Date, the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: means, with respect to any Distribution Date and the Mortgage Loans, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
(2) prepayments of principal collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds related to principal), (6) all Subsequent Recoveries applicable to the related Prepayment Period and (7) all other collections and recoveries in respect of principal applicable to the related Prepayment Period less (A) all non-recoverable Advances relating to principal and all non-recoverable Servicing Advances reimbursed applicable to the related Prepayment Period and (B) indemnification amounts and expenses reimbursable to the Trustee, Securities Administrator, Master Servicer and the Servicer hereunder.

     Principal Prepayment: Any Principal Prepayment in Full or Curtailment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due

Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

     Prospectus Supplement: The Prospectus Supplement dated March 28, 2007, relating to the public offering of the Offered Certificates.

     Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreement. The Protected Account shall be an Eligible Account.

     Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Monthly Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

     Qualified Servicer: Any servicer with a servicer rating by each of the Rating Agencies equal to or better than the servicer rating of PHH Mortgage Corporation at the time of any such servicing transfer.

     Rating Agencies: Moody's and S&P.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date.

     Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Record Date: With respect to each Distribution Date and each class of Offered Certificates, the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs (or the Closing Date in the case of the first Distribution Date).

     Regular Certificates: Any of the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 Certificates.

     Regulation AB: Subpart 22.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506-1,631 (January 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Reinvestment Agreements: One or more reinvestment agreements, acceptable to each of the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit K hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee, the Custodian or a Servicer, the term "Relevant Servicing Criteria" may refer to one or more discrete functions specified in the Relevant Servicing Criteria applicable to such parties.

     Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state statute.

     Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment or portion thereof has been reduced or postponed due to the application of the Relief Act.

     REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement and Section 9.12.

     REMIC 1: Not applicable.

     REMIC 1 Interest: Not applicable.

     REMIC 1 Regular Interest: Not applicable.

     REMIC 1 Subordinate Balance Ratio: Not applicable.

     REMIC 2: Not applicable.

     REMIC 2 Interest: Not applicable.

     REMIC 2 Regular Interest: Not applicable.

     REMIC Opinion: An Opinion of Counsel to the effect that a contemplated action will neither adversely affect the status as a REMIC of any REMIC created hereunder nor subject any such REMIC to any tax under the REMIC Provisions.

     REMIC Pass-Through Rate: In the case of a Class of the Senior Certificates, Class M Certificates and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC Swap Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     REO Property: A Mortgaged Property acquired by the Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.15 in connection with a defaulted Mortgage Loan.

     Reportable Event: As defined in Section 3.18(a).

     Reporting Servicer: As defined in Section 3.18(h).

     Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Sponsor and any cash deposit in connection with the substitution of a Mortgage Loan.

     Request for Release: A request for release in the form attached hereto as Exhibit D.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     Required Percentage: With respect to a Distribution Date, the quotient of
(x) the excess of (1) the aggregate Stated Principal Balance of the Mortgage Loans over (2) the Class Certificate Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated Principal Balances of the Mortgage Loans. As used herein, the Class Certificate Balance of the most senior class of Certificates will equal the aggregate Class Certificate Balance of the Senior Certificates as of such date of calculation.

     Reserve Interest Rate: The rate per annum that the Securities Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

     Residual Certificate: The Class R Certificate.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than (i) distributions in respect of the Class SWR Interest and the Class LTR Interest and (ii) distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or Securities Administrator to whom a matter arising hereunder may be referred because of such officers familiarity with the subject matter thereof.

     Reuter's Screen LIBO Page: means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     RFC: Residential Funding Company, LLC, or any successor thereto.

     RFC Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among RFC, the Depositor and the Sponsor pursuant to which the Wells Fargo Servicing Agreements and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the RFC Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     RFC Loans: The Mortgage Loans serviced by RFC pursuant to the RFC Servicing Agreement.

     RFC Servicing Agreement: The Standard Terms and Provisions of Sale and Servicing Agreement, dated as of February 1, 2007, between MLML and RFC.

     Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

     Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended,
(b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

     S&P: Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

     Scheduled Payment: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     Scheduled Principal: The principal portion of any Scheduled Payment.

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: Wells Fargo Bank, N.A., or any successor in interest, or any successor securities administrator appointed as herein provided.

     Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

     Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Senior Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class R Certificates.

     Senior Class Certificate Balance: As of any date of determination, the sum of the Class A-1 Class Certificate Balance, the Class A-2A Class Certificate Balance, the Class A-2B Class Certificate Balance, the Class A-3A Class Certificate Balance, the Class A-3B Class Certificate

Balance, the Class A-3C Class Certificate Balance, the Class A-3D Class Certificate Balance and the Class R Class Certificate Balance.

     Senior Principal Distribution Amount: (1) With respect to any Distribution Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and
(2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date over (B) the lesser of (i) 88.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Senior Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Class Certificate Balance of the Senior Certificates.

     Servicer: With respect to each Mortgage Loan, CitiMortgage, Countrywide, GreenPoint, National City, PHH, RFC, Wells Fargo or Wilshire, as applicable, and as specified on the Mortgage Loan Schedule.

     Servicer Remittance Date: With respect to each Mortgage Loan, the date set forth in the related Servicing Agreement.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under the related Servicing Agreement, (5) correcting errors of prior servicers; costs and expenses charged to such Servicer by the Trustee; tax tracking; title research; flood certifications; and lender paid mortgage insurance and (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for a Servicer to perform its obligations under the related Servicing Agreement.

     Servicing Agreements: The CitiMortgage Servicing Agreement, the Countrywide Servicing Agreement, the GreenPoint Servicing Agreement, the National City Servicing Agreement, the PHH Servicing Agreement, the RFC Servicing Agreement, the Wells Fargo Servicing Agreement and the Wilshire Servicing Agreement.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the preceding

Distribution Date and (ii) the applicable Servicing Fee Rate. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. If the Index and/or Gross Margin are adjusted as provided in the related Mortgage Note, the Servicing Fee shall be the rate per annum in effect immediately prior to such adjustment.

     Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

     Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person, engaged by a Servicer, the Custodian, the Master Servicer, the Paying Agent, the Securities Administrator and the Trustee.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose names and specimen signatures appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

     Servicing Rights Owner: With respect to the Wilshire Loans and PHH Loans, MLML, or its transferee or assignee, in its capacity as owner of the servicing rights.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its affiliate (and reported to the Securities Administrator) of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement, the Cap Contract and the Corridor Contracts, as applicable.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or any successor in interest.

     Startup Day: The Closing Date.

     Stated Principal Balance: With respect to any Mortgage Loan and Distribution Date, the unpaid principal balance of such Mortgage Loan as of the Due Date in the related Due Period, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. With respect to any Mortgage Loan and the Cut-off Date, the Cut-off Date Principal Balance thereof.

     Stepdown Date: The earlier of: (A) the first Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in April 2010 or (2) the first Distribution Date on which the Class Certificate Balance of the Senior Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 88.20% of the aggregate Stated Principal Balances of the Mortgage Loans.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

    DISTRIBUTION DATE                           STEPDOWN REQUIRED
       OCCURRING IN                              LOSS PERCENTAGE
-------------------------   --------------------------------------------------------
April 2009 - March 2010     0.20% with respect to April 2009, plus an additional
                            1/12th of 0.35% for each month thereafter
April 2010 - March 2011     0.55% with respect to April 2010, plus an additional
                            1/12th of 0.35% for each month thereafter
April 2011 - March 2012     0.90% with respect to April 2011, plus an additional
                            1/12th of 0.40% for each month thereafter
April 2012 - March 2013     1.30% with respect to April 2012, plus an additional
                            1/12th of 0.25% for each month thereafter
April 2013 and thereafter   155%

     Stepdown Trigger Event: The situation that exists with respect to any Distribution Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

     Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Trustee, the Custodian or the Securities Administrator.

     Subordinate Certificate Corridor Contract: means a confirmation and agreement including the schedule thereto between the Securities Administrator on behalf of the Issuing Entity and the Cap Contract Counterparty for the benefit of the Subordinate Certificates.

     Subordinate Certificate Corridor Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Corridor Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate One-Month LIBOR Cap Table attached hereto as Exhibit H-4.

     Subordinate Certificates Lower Collar: With respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Subordinate Certificate One-Month LIBOR Cap Table (set forth on Exhibit H-4).

     Subordinate Certificates Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 9.986% per annum.

     Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

     Sub-Servicer: Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

     Substitute Mortgage Loan: With respect to any Mortgage Loan, which is tendered to the Trustee pursuant to the related Servicing Agreement, the related Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

     Subordinate Certificates: Any of the Class M and the Class B Certificates.

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 6.01(m) of this Agreement and held by the Securities Administrator for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, (i) in which the Cap Contract and the Swap Agreement will be held, any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited, any Cap Payments received from the Cap Contract Counterparty will be deposited as set forth in Section 6.01 hereof and (ii) out of which certain distributions to the Certificateholders will be made and any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid.

     Supplemental Interest Trust Trustee: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(m) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "Wells Fargo Bank, N.A., as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Alternative Note Asset Trust, Series 2007-A2." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Swap Agreement: The confirmation and agreement, including the schedule thereto and the related credit support annex, between the Swap Counterparty and the trustee of the Supplemental Interest Trust for the benefit of the Certificateholders (attached as Exhibit R hereto) or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 6.01(m) hereof.

     Swap Agreement Notional Balance: As defined in the Swap Agreement.

     Swap Counterparty: The Royal Bank of Scotland plc, or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 6.01(m) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "Wells Fargo Bank, N.A., as supplemental interest trust trustee, in trust for registered holders of Merrill Lynch Alternative Note Asset Trust, Series 2007-A2." Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement

     SWAP REMIC: As described in the Preliminary Statement.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement determined in accordance with the Swap Agreement.

     Tax Matters Person: The Securities Administrator or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section
9.12 hereof.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a certificate.

     Transferor Representation Letter: As defined in Section 5.02(b).

     Trust Fund: The corpus of the Issuing Entity created pursuant to Article II of this Agreement.

     Trustee: HSBC Bank USA, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Undercollateralized Group: On any Distribution Date, a Mortgage Group having aggregate Stated Principal Balance which is less than the aggregate Class Certificate Balance of the Senior Certificates related to such Mortgage Group.

     Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the related Servicing Agreement, without regard to whether or not such policy is maintained.

     United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart

E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

     Unpaid Realized Loss Amount: With respect to any class of the Subordinate Certificates and as to any Distribution Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of the Unpaid Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Class Certificate Balance of such class pursuant to the last sentence of the definition of "Class Certificate Balance." Any amounts distributed to a class of Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such class.

     Upper Collar: Any of the Class A-1 Upper Collar, the Class A-2 Upper Collar, the Class A-3 Upper Collar or the Subordinate Certificates Upper Collar.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
9.12.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UTA-1 Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UTA-2A and Class UTA-2B Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date. In the case of the Class UTA-3A, Class UTA-3B, Class UTA-3C, Class UTA-3D Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII3B for such Distribution Date. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B, Class LTII2B and Class LTII3B Interests for such Distribution weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A, the Class LTII2A and the Class LTII3A Interests.

     Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Class Certificate Balance of all the Certificates then outstanding (other than the Class R Certificate). 99.00% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class R Certificate) in proportion to their then outstanding Class Certificate Balances, and 1.00% of the Voting Rights shall be allocated to the Class R Certificate; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Securities Administrator or any of their respective affiliates shall not be included in the calculation of Voting Rights. The Class P Certificates shall have no voting rights.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap and the Class A-3 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the related Loan Group, the current Class Certificate Balance of the Class A-1 and Class R certificates, in the case of Loan Group 1, the Class A-2A and Class A-2B certificates, in the case of Loan Group 2 or the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in the case of Loan Group 3).

     Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the related Loan Group, the current Class Certificate Balance of the Class A-1 and Class R Certificates, in the case of Loan Group 1, Class A-2A and Class A-2B Certificates, in the case of Loan Group 2 or the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in the case of Loan Group 3) of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap and the Class A-3 Maximum Rate Cap.

     Wells Fargo: Wells Fargo Bank, N.A., or any successor thereto.

     Wells Fargo Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of March 1, 2007, among Wells Fargo, the Depositor and the Sponsor pursuant to which the Wells Fargo Servicing Agreements and the rights of the Sponsor thereunder (other than the rights to enforce the representations and warranties with respect to the Wells Fargo Loans) were assigned to the Depositor for the benefit of the Certificateholders.

     Wells Fargo Loans: The Mortgage Loans serviced by Wells Fargo pursuant to the Wells Fargo Servicing Agreement.

     Wells Fargo Servicing Agreement: The Seller's Warranties and Servicing Agreement, dated as of November 1, 2006, between the Merrill Lynch Bank, USA and Wells Fargo.

     Wilshire: Wilshire Credit Corporation.

     Wilshire Servicing Agreement: The Reconstituted Servicing Agreement, dated as of March 1, 2007, between Wilshire and the Depositor and acknowledged by Wells Fargo, as securities administrator and master servicer, pursuant to which Wilshire will service the Wilshire Loans for the benefit of the Certificateholders.

     Wilshire Loans: The Mortgage Loans serviced by Wilshire pursuant to the Wilshire Servicing Agreement.

     Section 1.02 Accounting.

     Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.


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

                                   ARTICLE II
                             CONVEYANCE OF MORTGAGE
                    LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Conveyance of Mortgage Loans to Trustee.

     (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Issuing Entity without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Securities Administrator in the Distribution Account for the benefit of the Trustee on behalf of the Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Depositor on behalf of the Certificateholders by the Assignment Agreements, (viii) the Corridor Contracts and Corridor Contract Account, (ix) the Cap Contract and Cap Contract Account, (x) the Swap Agreement and Swap Account and (xi) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments

(I)  with respect to each Mortgage Loan, other than a Cooperative Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2007-A2, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

          (iii) an original Assignment of the Mortgage executed in the following form: "HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2007-A2.

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

          (v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

          (vi) the original of any guarantee executed in connection with the Mortgage Note;

          (vii) the original mortgagee title insurance policy;

          (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

          (ix) the original power of attorney, if applicable.

and (II) with respect to each Mortgage Loan that is a Cooperative Loan:

          (x) the original Mortgage Note, endorsed in the following form: "Pay to the order of HSBC Bank USA, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2007-A2, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (xi) the original duly executed assignment of Security Agreement to the Trustee;

          (xii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

          (xiii) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

          (xiv) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

          (xv) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

          (xvi) a copy of the recognition agreement;

          (xvii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

          (xviii) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to (a)(i) and (b)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date;
(x) in lieu of the original Mortgage, assignments to the Trustee or its Custodian, as applicable, or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or its Custodian, as applicable, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or its Custodian, as applicable, promptly after they are received. As of the date hereof, recordation of the assignment of the Mortgage Loans to the Trustee or the Custodian, as applicable, is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may each conclusively rely).

     If any original Mortgage Note referred to in Section 2.01(b)(I)(i) or 2.01(b)(II)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee or its Custodian, as applicable, of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee or its Custodian, as applicable, is subsequently located, such original Mortgage Note shall be delivered to the Trustee or its Custodian, as applicable, within three Business Days.

     (c) The parties hereto agree that it is not intended that any mortgage loan be included in the Trust Fund that is, without limitation, a "High Cost Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

     (d) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of Mortgage Files, including but not limited to certain insurance policies and documents contemplated by Section 3.12 of this Agreement, and preparation and delivery of the certifications shall be performed by the Custodian(s) pursuant to the terms and conditions of the Custodial Agreement(s).

     Section 2.02 Acceptance of Mortgage Loans by Trustee.

     (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, including four Corridor Contracts (forms of which are attached hereto as Exhibits N-1, N-2, N-3 and N-4), and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification),
(i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File and (iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the Gross Margin, the lifetime cap and the periodic cap for such Mortgage Loan. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

     If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Sponsor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Sponsor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Sponsor's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Sponsor shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Sponsor within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix)


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

to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan,
(iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Sponsor. In accordance with the Mortgage Loan Purchase Agreement, the Sponsor shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Sponsor's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Sponsor to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, the Sponsor shall not be required to purchase such Mortgage Loan, if the Sponsor delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by the Sponsor in accordance with Subsections 2.02(a) or (b) above, the Sponsor shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Sponsor shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall give written notice thereof to the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Sponsor as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Depositor or Master Servicer shall amend the Mortgage Loan Schedule, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Sponsor to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

     Section 2.03 Assignment of Interest in the Mortgage Loan Purchase
Agreement.

     (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Depositor's rights pursuant to the Servicing Agreements (noting that the Sponsor has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Sponsor to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement. With respect to the representations and warranties described in the Mortgage Loan Purchase Agreement that are made to the best of the Sponsor's knowledge, if it is discovered by any of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) If the Depositor, the Master Servicer, Securities Administrator or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Sponsor, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Sponsor shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Purchase Price, any excess shall be paid to the Sponsor to the extent not required by law to be paid to the borrower.) Any such purchase by the Sponsor shall be made by providing an amount equal to the Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Purchase Price. The Depositor shall notify the Trustee in writing of the deposit of the Purchase Price and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Sponsor the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Sponsor, without recourse, as are necessary to vest in the Sponsor title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Master Servicer. The Depositor or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Sponsor to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

     Section 2.04 Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Sponsor may, no later than the date by which such purchase by the Sponsor would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Sponsor that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Sponsor, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Sponsor shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Sponsor of the Purchase Price for the purchase of a Mortgage Loan by the Sponsor. After such notification to the Sponsor and, if any such excess exists, upon written notification of the receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Issuing Entity and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Sponsor. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Sponsor and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Issuing Entity. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Sponsor the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section

2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Sponsor title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable. The Sponsor shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Sponsor with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Rating Agencies.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Mortgage Loan shall be made unless the Securities Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC provisions.

     Section 2.05 Issuance of Certificates. The Trustee acknowledges the assignment to it on behalf of the Issuing Entity of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, the Securities Administrator has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     Section 2.06 Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

          (i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and
     (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

     Section 2.07 Representations and Warranties Concerning the Master Servicer and Securities Administrator. Wells Fargo Bank, N.A., in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Sponsor, the Depositor and the Trustee as follows, as of the Closing Date:

          (i) It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator, to the extent necessary to ensure its ability to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

          (ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.03, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its monitoring with the actual remittances of the Servicers to the Master Servicer Collection Account pursuant to the applicable Servicing Agreements.

     If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as Master Servicer, the Securities Administrator shall likewise be removed as securities administrator.

     The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

     The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall


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

provide equipment for that purpose at a charge that covers the Trustee's or the Custodian's actual costs.

     The Trustee shall execute and deliver to the related Servicer and the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

     Section 3.02 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Securities Administrator have received a REMIC Opinion prepared at the expense of the Issuing Entity; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

     Section 3.03 Monitoring of Servicers.

     (a) The Master Servicer shall be responsible for reporting to the Trustee, Securities Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of the Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, Securities Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or, if the Master Servicer is unwilling or unable to act as a Servicer, the Master Servicer shall cause the Trustee to enter in to a new Servicing Agreement with a successor servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

     (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

     (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of such Servicer, if any, that it replaces.

     Section 3.04 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

     Section 3.05 Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under

Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney (in form acceptable to the Trustee) empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     Section 3.06 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     Section 3.07 Release of Mortgage Files.

     (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicers or the Master Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly, but in no less than three
(3) Business Days (or, to the extent that the applicable Servicer notifies the Sponsor that a document is not in the Servicer's possession as part of the Servicing File which is needed for purposes of the Servicer complying with any applicable law, within such shorter period as may be necessary to enable the Servicer to comply with such law), release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as requested and as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer and as are necessary to the prosecution of any such proceedings. In connection with the foregoing, the Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer or the Master Servicer.

     (c) The Servicers shall have no liability for, and shall be excused from, any non-performance hereunder to the extent such non-performance is solely and directly caused by (i) the failure of the Custodian to release (and not caused by any failure or non-performance by the Servicers), in a manner consistent with the terms of the Custodial Agreement, any Mortgage File requested by the Servicers pursuant to a Request for Release and (ii) the unreasonable refusal of the Trustee to execute a request for the execution of documents.

     Section 3.08 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

     (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request, the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

     Section 3.09 Standard Hazard Insurance and Flood Insurance Policies.

     (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     (b) Pursuant to Sections 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer

Collection Account, subject to withdrawal pursuant to Sections 4.02 and 4.03 in accordance with the terms and conditions of the related Servicing Agreement. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 4.02 and 4.03.

     Section 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

     (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

     Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     Section 3.13 Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms and conditions of the applicable Servicing Agreement.

     Section 3.14 Compensation for the Master Servicer. The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charge) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     Section 3.15 REO Property.

     (a) In the event the Issuing Entity acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

     (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

     (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

     Section 3.16 Annual Statement as to Compliance.

     Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs), each Servicer shall deliver (or otherwise make available) and each Servicer shall cause any Servicing Function Participant engaged by it to deliver to the Master Servicer, the Securities Administrator and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit P stating, as to each signatory thereof, that (i) a review of the activities of such signatory during the preceding calendar year, or portion thereof, and of the performance of such signatory under the related Servicing Agreement or such other applicable agreement in the case of a Servicing Function Participant has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such signatory has fulfilled all its obligations under this Agreement, the related Servicing Agreement or such other applicable agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such party's activities during the preceding calendar year or portion thereof and of such party's performance under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

     The Master Servicer shall include all annual statements of compliance received by it from each Servicer with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this Section 3.16 by each delivering a single annual statement of compliance containing all of the information required pursuant to this Section 3.16.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or such other applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide, an annual statement of compliance pursuant to this Section 3.16 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

     Section 3.17 Reports on Assessment of Compliance and Attestation.

     (a) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) each Servicer at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish (unless in the case of a Subcontractor, such Servicer has notified the Depositor and the Master Servicer in writing that such compliance statement is not required for the Subcontractor) to the Master Servicer, the Securities Administrator and the Depositor an officer's assessment of its compliance with the Relevant Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall contain (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to
Section 3.18, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving such party that are backed by the same asset type as the Mortgage Loans, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and the Custodian each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party's assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Sections 3.18(h), (i), (j) and (k), including, if there has been any material instance of noncompliance with the Relevant Servicing

Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

     No later than the end of each fiscal year for the Issuing Entity for which a 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Securities Administrator and the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment and attestation pursuant to this Section 3.17 of each Servicing Function Participant engaged by it.

     Promptly after receipt of each report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with such Servicer, the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such Servicer by each such party, and (ii) the Securities Administrator shall confirm that the assessments individually address the Relevant Servicing Criteria for each party as set forth on Exhibit K or any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

     The Master Servicer shall include all annual reports on assessment of compliance received by it from the Servicers with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this Section 3.17 relating to reports on assessment of compliance by each delivering a single annual report on assessment of compliance containing all of the information required pursuant to this Section 3.17.

     In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide, an assessment of compliance pursuant to this Section 3.17, coupled with an attestation as required in this Section 3.17, or such applicable agreement notwithstanding any such termination, assignment or resignation.

     (b) Not later than March 1 of each calendar year (other than the calendar year during which the Closing Date occurs) each Servicer at its own expense, shall cause, and shall cause any Servicing Function Participant engaged by it to cause (unless in the case of a Subcontractor, such Servicer has notified the Depositor and the Master Servicer in writing that such report is not required for the Subcontractor) a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to such Servicer, the Master Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public

Accountants to furnish a report (the "Accountant's Attestation") to the Master Servicer, the Securities Administrator and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

     By March 1 (with a ten-calendar day cure period) of each year, commencing in March 2008, the Master Servicer, the Securities Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trustee, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such party's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party's assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

     (c) Promptly after receipt of each assessment of compliance and attestation report, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 3.17(a) is coupled with an attestation meeting the requirements of Section 3.17(b) and notify the Depositor of any exceptions.

     The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Securities Administrator pursuant to this Section. For the avoidance of doubt, the Master Servicer and the Securities Administrator may satisfy the requirements of this
Section 3.17 relating to attestations by each delivering a single attestation containing all of the information required pursuant to this Section 3.17.

     In the event the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable

Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.17, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

     Section 3.18 Periodic Filings.

     (a) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Issuing Entity a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (other than the initial Form 8-K) ("Form 8-K Disclosure Information") shall be reported by the parties set forth on Exhibit Q-3 to the Depositor and the Securities Administrator and directed and approved by the Depositor, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K except as set forth in the next paragraph.

     (b) For so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, following the occurrence of a Reportable Event
(A) each party listed on Exhibit Q-3 hereto shall use commercially reasonable best efforts to provide immediate notice to the Master Servicer, the Securities Administrator and the Depositor, by fax and by phone or by e-mail and by phone,
(B) each such party shall be required to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information if applicable, together with the form set forth on Exhibit O (the "Additional Disclosure Notification") by the close of business New York City time on the 2nd Business Day following the occurrence of such Reportable Event and (C) the Depositor, shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

     (c) After preparing the Form 8-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 8-K to the Depositor. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 8-K, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 8-K. A duly authorized representative of the Master Servicer shall sign each Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n).

     (d) Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this
Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K.

     (e) Within fifteen (15) days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be reported by the parties set forth on Exhibit Q-1 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph, and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure except as set forth in the next paragraph.

     (f) As set forth in Exhibit Q-1 hereto, for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act, within five (5) calendar days after the related Distribution Date (i) each party listed on Exhibit Q-1 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-1 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     (g) After preparing the Form 10-D, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure). Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-D, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but not later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its respective duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is contingent upon the other parties hereto strictly observing all applicable deadlines in the performance of their duties under this Section 3.18. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator will have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D resulting from the Securities Administrator's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     (h) On or prior to the 90th calendar day after the end of the fiscal year for the Issuing Entity or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Issuing Entity ends on December 31st of each year) commencing in March 2008, the Securities Administrator shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10-K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case, as applicable, to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the related Servicing Agreements and Custodial Agreement: (i) an annual compliance statement for the Master Servicer, each Servicer, the Securities Administrator and any Servicing Function Participant engaged by any such party (together with the Custodian, each a "Reporting Servicer"), as described in Section 3.16 of this Agreement, the related Servicing Agreement and the Custodial Agreement; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement that is not required to be filed with such Form 10-K pursuant to Regulation AB; (ii)(A) the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.17 of this Agreement, the related Servicing Agreement and the Custodial Agreement, and (B) if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with Servicing Criteria described in Section
3.17 of this Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any assessment of compliance or attestation report described in clause (iii) below that is not required to be filed with such Form 10-K pursuant to Regulation AB; (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described in Section 3.17 of this Agreement, the related Servicing Agreement and the Custodial Agreement, and (B) if any registered public accounting firm attestation report described under Section 3.17 of this Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and
(iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit L, executed by the senior officer in charge of securitizations of the Master Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be reported by the parties as set forth in Exhibit Q-2 to the Depositor and the Securities Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure except or set forth in the next paragraph.

     (i) As set forth in Exhibit Q-2 hereto, no later than March 1 (with a ten calendar day cure period) of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in March 2008, (i) the parties listed on Exhibit Q-2 hereto shall be required to provide to the Depositor and the Securities Administrator, to the extent known, in EDGAR-compatible format or in such other format as agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable together with an Additional Disclosure Notification, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the

Additional Form 10-K Disclosure and shall forward such Additional Form 10-K Disclosure. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-2 of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     (j) After preparing the Form 10-K, the Securities Administrator shall, upon request, forward electronically a copy of the Form 10-K to the Depositor. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. In the absence of receipt of any written changes or approval, or if the Depositor does not request a copy of a Form 10-K, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form and the Securities Administrator may proceed with the process for execution and filing of the Form 10-K. A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(n). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing, no later than the 15th calendar day of March in any year in which the Trust is subject to the reporting requirements of the Exchange Act, if the answer to the questions should be "no." The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such Form 10-D. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.18, Section
3.16 and Section 3.17. The Depositor acknowledges that the performance by the Master Servicer and the Securities Administrator of its duties under this
Section 3.18 related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Securities Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K resulting from the Securities Administrator's inability or failure to obtain or receive any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, execute or file such Form 10-K.

     (k) Each Form 10-K shall include a Sarbanes-Oxley Certification, which shall be in the form attached hereto as Exhibit L. Each Servicer shall sign and provide, and each of the Servicers, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to sign and provide, to the person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by March 1 (with a ten day cure period) of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (a "Back-Up Certification") (in the form attached hereto as Exhibit M) upon which the Certifying Person, the entity for which the Certifying Person acts as an officer and such entity's officers, directors and affiliates (collectively, with the Certifying Person, the "Certification Parties") can reasonably rely. The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Issuing Entity. Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 410-715-2380. In the event any such party or Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Master Servicer pursuant to this Section 3.18 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be. Notwithstanding the foregoing, (i) the Master Servicer and the Securities Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement or Custodial Agreement.

     (l) The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Master Servicer shall execute any and all Form 10-Ds, 8-Ks and 10-Ks required hereunder.

     (m) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

     (n) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify electronically the Depositor of such inability to make a timely filing with the Commission. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Issuing Entity. In the event that any previously filed

Form 8-K, 10-D or 10-K needs to be amended, in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Monthly Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Securities Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by duly authorized representative or a senior officer in charge of master servicing, as applicable, of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 3.18 related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to receive, on a timely basis, any information from any other party hereto or any Servicer, any Custodian or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K.

     (o) The Depositor and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.18.

     (p) Each of the parties agrees to provide to the Securities Administrator such additional information related to such party as the Securities Administrator may reasonably request, including evidence of the authorization of the person signing any certificate or statement, financial information and reports, and such other information related to such party or its performance hereunder.

     (q) Any notice or notification required to be delivered by the Securities Administrator or Master Servicer to the Depositor pursuant to this Section 3.18, may be delivered via facsimile to (212) 449-2700, via email to paul_park@ml.com or telephonically by calling Paul Park at (212) 449-6380.

     (r) For the avoidance of doubt, any filings or deliverables required under this Section 3.18, may be prepared, delivered and filed in a consolidated manner. The Master Servicer, the Securities Administrator and the Depositor may satisfy the requirements of this Section 3.18 with a single set of filings and deliverables addressing the requirements of this Section 3.18.

     Section 3.19 Compliance with Regulation AB. Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB. Any such supplementation or modification shall be made in accordance with Section 11.02 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Issuing Entity under the Exchange Act.

     Section 3.20 Servicing Rights Owner. At the Servicing Rights Owner's request, Wilshire and/or PHH shall resign as Servicer of the Wilshire Loans and/or PHH Loans upon the selection and appointment of a successor servicer by the Servicing Rights Owner; provided that the Servicing Rights Owner delivers to the Master Servicer, the Trustee and the Securities Administrator a letter indicating that such successor servicer designated by the Servicing Rights Owner meets the eligibility requirements for a successor servicer, including that such successor servicer is a Qualified Servicer. No appointment of a successor servicer hereunder shall be effective until the Master Servicer shall have consented thereto. Upon such appointment, at the date specified in such letter such successor servicer will become a servicer pursuant to the terms of this Agreement. Any successor servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor, the Securities Administrator and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of Wilshire and/or PHH, with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.

                                   ARTICLE IV
                                    ACCOUNTS

     Section 4.01 Protected Accounts.

     (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

     (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 and any other benefit arising from holding a Protected Account shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer, as set forth in the applicable Servicing Agreement. The related Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

          (i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

          (ii) Principal Prepayments in Full and any Liquidation Proceeds received by such Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

          (iii) Curtailments received by such Servicer for such Mortgage Loans in the related Prepayment Period; and

          (iv) Any amount to be used as a Monthly Advance.

     (d) Withdrawals by the Master Servicer may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them as set forth in the related Servicing Agreements and need not be deposited in the Master Servicer Collection Account.

     Section 4.02 Master Servicer Collection Account.

     (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account may be a sub-account of the Distribution Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

          (i) Any amounts withdrawn from a Protected Account or other permitted account;

          (ii) Any Monthly Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account or other permitted account;

          (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

          (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

          (vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

     (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii),
(iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     Section 4.03 Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

     (a) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

     (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

     (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

     (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

     Section 4.04 Distribution Account.

     (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

     (b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

     (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator, the Trustee or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator, the Trustee or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Master Servicer or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trust) as provided by 12 U.S.C. Section 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     Section 4.05 Permitted Withdrawals and Transfers from the Distribution Account.

     (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

          (i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

          (ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith as a Servicing Advance in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

          (iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

          (iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

          (v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03 (a) as servicing compensation;

          (vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

          (vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

          (viii) to pay the Master Servicer as set forth in Section 3.14;

          (ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

          (x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

          (xi) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

          (xii) to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

          (xiii) to remove amounts deposited in error; and

          (xiv) to clear and terminate the Distribution Account pursuant to
     Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

     (c) On each Distribution Date, the Securities Administrator shall distribute the Available Funds for each Loan Group to the Holders of the Certificates in accordance with Section 6.01.

                                   ARTICLE V
                                  CERTIFICATES

     Section 5.01 The Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the

Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with such Securities Administrator's customary procedures.

     (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co.) each certify to each Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F-1 (the "Transferor Representation Letter") and (i) deliver a letter in substantially the form of either Exhibit F-2 (the "Investor Representation Letter") or Exhibit F-3 (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Securities Administrator against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Securities Administrator with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement and the

Cap Agreement, the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate will be registered unless the Securities Administrator has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of an ERISA Restricted Certificate (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Securities Administrator, the Master Servicer, the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master Servicer, the Trustee or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the two immediately preceding paragraphs of this Subsection 5.02(b), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee or the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Trustee or the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

     (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transferee's Letter") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit (a "Transferor Certificate") of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transferee's Letter may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transferee's Letter be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transferee's Letter includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transferee's Letter from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transferee's Letter from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transferee's Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the Residual Interest may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Securities Administrator receives a REMIC Opinion to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by a REMIC Opinion, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be severed and represented by separate Certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Securities Administrator.

     Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and
(b) there is delivered to the Securities Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

     Section 5.04 Persons Deemed Owners. The Securities Administrator and any agent of the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, nor any agent of the Securities Administrator shall be affected by any notice to the contrary.

     Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06 Book-Entry Certificates. The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to
Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     Section 5.07 Notices to Depository. Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator shall give all such notices and communications to the Depository.

     Section 5.08 Definitive Certificates. If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     Section 5.09 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Client Service Manager - Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency. For the avoidance of doubt, the Securities Administrator may satisfy the requirements of this Section 5.09 by maintaining a single office or agency.

                                   ARTICLE VI
                         PAYMENTS TO CERTIFICATEHOLDERS

     Section 6.01 Distributions on the Certificates.

     (a) [Reserved]

     (b) On each Distribution Date, amounts on deposit in the Distribution Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of this Section 6.01.

     On each Distribution Date, the interest distributable with respect to the Certificates is the interest which has accrued thereon at the then applicable related Certificate Rate during the related Accrual Period less applicable related Prepayment Interest Shortfalls, if any.

     All calculations of interest on the Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

     (c) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

          (i) to the Class P Certificates, any Prepayment Charges collected on the Prepayment Charge Mortgage Loans and (A) any amounts paid by the Sponsor or the related Servicer in respect of Prepayment Charges pursuant to this Agreement or the related Servicing Agreement and (B) any amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the Mortgage Loan Purchase Agreement received during the related Prepayment Period;

          (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

          (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

          (iv) concurrently, to each class of the Senior Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Senior Certificates, Interest Funds will be distributed pro rata among each class of the Senior Certificates based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Senior Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Senior Certificates in the aggregate;

          (v) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (vi) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (vii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (viii) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (ix) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (x) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

          (xi) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

          (xii) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class;

          (xiii) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such class; and

          (xiv) any remainder pursuant to Section 6.01(g) hereof.

     On each Distribution Date, subject to the proviso in (iv) above, the Interest Funds received on the Group 1 Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates, Interest Funds received on the Group 2 Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates and Interest Funds received on the Group 3 Mortgage Loans will be deemed to be distributed to the Class A-3 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class or classes of Senior Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the class or classes of Senior Certificates that are not related to such group of Mortgage Loans.

     With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds the Compensating Interest Payment payable by the Servicers or the Master Servicer, such amount shall reduce the Current Interest with respect to each Class of Certificates, pro rata, based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

     (d) [RESERVED]

     (e) On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the Securities Administrator shall, to the extent of funds then available, make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 6.01(c) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 6.01(c)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 6.01(c)(iii);

          (iii) to the Senior Certificates, the Senior Principal Distribution Amount shall be distributed as follows:

               (1) the Group 1 Principal Distribution Amount shall be distributed as follows: (I) first, to the Class R Certificate until its Class Certificate Balance has been reduced to zero, and second, to the Class A-1 Certificates, until the Class Certificate Balance of such Class has been reduced to zero;

               (2) the Group 2 Principal Distribution Amount will be distributed, pro rata, based on the Class Certificate Balance for each Class of the Class A-2 Certificates; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balance of the Class M, Class B and Class C Certificates has been reduced to zero and the Stated Principal Balance of the Mortgage Loans is equal to or less than the aggregate Class Certificate Balance of the Senior Certificates, any principal distributions will be allocated sequentially (i) first, to the Class A-2A Certificates, until its Class Certificate Balance is reduced to zero and (ii) second, to the Class A-2B Certificates, until its Class Certificate Balance is reduced to zero; and

               (3) the Group 3 Principal Distribution Amount will be distributed, pro rata, based on the Class Certificate Balance for each Class of the Class A-3 Certificates as follows: (i) first, to the Class A-3A Certificates until the Class Certificate Balance of such class is reduced to zero, second, to the Class A-3B Certificates, until the Class Certificate Balance of such class is reduced to zero, and third, to the Class A-3C, until the Class Certificate Balance of such class is reduced to zero and (ii) to the Class A-3D Certificates until the Class Certificate Balance of such Class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balance of the Class M, Class B and Class C Certificates has been reduced to zero, the Group 3 Principal Distribution Amount will be distributed sequentially (i) first, to the Class A-3A, Class A-3B and Class A-3C Certificates, pro rata, among such classes, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero and (ii) second, to the Class A-3D Certificates, until its Class Certificate Balance is reduced to zero

          (iv) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (v) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

          (vi) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

          (vii) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (viii) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (ix) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (x) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (xi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (xii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xiii) any remainder pursuant to Section 6.01(g) hereof.

     If on any Distribution Date any Mortgage Group would be an Undercollateralized Group after distributions on such date, then payments that would otherwise be made pursuant to clauses (iv) through (xiii) above (such reallocations to be made first from the most subordinated Class of Certificates) shall be made to the Senior Certificates of the Undercollateralized Group until such Loan Group is no longer an Undercollateralized Group.

     (f) [RESERVED]

     (g) On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the Securities Administrator shall, to the extent of Interest Funds and Principal Funds then available, make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 6.01(c)(xiv) and (e)(xiii) hereof and each such distribution shall be made only after all distributions pursuant to Sections 6.01(c) and (e) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Senior Certificates, any amounts due as described in the same order of priority as set forth in Section 6.01(c)(iv) to the extent unpaid by Interest Funds;

          (ii) to the Subordinate Certificates, any amounts due as described in the same order of priority as set forth in Section 6.01(c)(v) through
     (xiii) to the extent unpaid by Interest Funds;

          (iii) the Extra Principal Distribution Amount;

          (iv) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (v) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (vi) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (vii) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

          (viii) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

          (ix) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

          (x) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xi) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xii) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiii) to the Offered Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class;

          (xiv) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment to the extent not already paid; and

          (xv) the remainder pursuant to Section 6.01(h) hereof.

     (h) on each Distribution Date, the Securities Administrator shall allocate the remainders pursuant to Section 6.01(g)(xv) as follows:

          (i) to the Class C Certificates in the following order of priority,
     (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Class Certificate Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

          (ii) the remainder pursuant to Section 6.01(i) hereof.

     (i) On each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 6.01(h)(ii) hereof (i) to the Securities Administrator to reimburse amounts or pay indemnification amounts owing to the Securities Administrator from the Issuing Entity pursuant to Section 7.03 and
(ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

     (j) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Realized Loss Amount for the Certificates to reduce the Class Certificate Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Class Certificate Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Class Certificate Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Class Certificate Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Class Certificate Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Class Certificate Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Class Certificate Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Class Certificate Balance is reduced to zero;

          (viii) to the Class M-3 Certificates until the Class M-3 Class Certificate Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Class Certificate Balance is reduced to zero; and

          (x) to the Class M-1 Certificates until the Class M-1 Class Certificate Balance is reduced to zero.

     (k) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Master Servicer shall prepare and deliver an electronic report (the "Remittance Report") to the Securities Administrator (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Securities Administrator will prepare the Monthly Report based solely upon the information received from the Master Servicer, which in turn shall be based on information from the Servicers and the Cap Contract Counterparty.

     (l) The Securities Administrator is hereby directed by the Depositor to execute the Corridor Contracts on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents of such Corridor Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Issuing Entity under the Corridor Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Corridor Contract, except as set forth in Section 2 of each Corridor Contract, the Issuing Entity shall not be required to make any payments to the counterparty under any Corridor Contract. Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related Class A-1 and Class R Certificates, Class A-2 Certificates, Class A-3 Certificates and Subordinate Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 6.01 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Realized Loss Amounts are not allocated to the Senior Certificates. Any amounts received under the terms of any Corridor Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Corridor Contract shall be paid to the related Classes of Class A-1 and Class R Certificates, Class A-2 Certificates, Class A-3 Certificates and Subordinate Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Class A-1 and Class R Certificates, Class A-2 Certificates, Class A-3 Certificates and Subordinate Certificates. Amounts received on the Class A-1 Corridor Contract will only be available to make payments on the Class A-1 and Class R Certificates, amounts received on the Class A-2 Corridor Contract will only be available to make payments on the Class A-2 Certificates, amounts received on the Class A-3 Corridor Contract will only be available to make payments on the Class A-3 Certificates and amounts received on the Subordinate Certificates Corridor Contract will only be available to make payments on the Subordinate Certificates.

               (i) The Securities Administrator shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Corridor Contract Account. On or prior to the Corridor Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Trust Fund in respect of the related Corridor Contract shall be deposited by the Securities Administrator into the Corridor Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class A-1 and Class R Certificates, Class A-2 Certificates, Class A-3 Certificates and Subordinate Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the Corridor Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Corridor Contract will equal the product of (i) the excess of (x) One-Month


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

          LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Corridor Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Corridor Contract, (ii) an amount equal to the lesser of (x) the related Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Class Certificate Balance of the related classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Issuing Entity under a Corridor Contract and the Securities Administrator is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Securities Administrator's website pursuant to
          Section 6.03 hereof.

               (ii) Amounts on deposit in the Corridor Contract Account will remain uninvested pending distribution to Certificateholders.

               (iii) Each Corridor Contract is scheduled to remain in effect until the Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty, the termination of the Trust Fund, the related Corridor Contract becoming illegal or subject to certain kinds of taxation and certain other events of default and termination events (as further detailed in each Corridor Contract).

     (m) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall hold the Cap Contract Account and the Swap Account, each of which shall be an Eligible Account, and funds deposited in each Account therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator or the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in each Account within the Supplemental Interest Trust be credited to or made available to any other Account of the Trust Fund. The records of the Securities Administrator shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement and the Cap Contract on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement and Cap Contract, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Securities Administrator hereunder.

     The Supplemental Interest Trust Trustee shall enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement or Cap Contract and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), at the direction of the Depositor, enter into a replacement swap agreement with a replacement counterparty appointed by the Depositor utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in March 2012, the Supplemental Interest Trust Trustee shall, based on the Significance Estimate (which shall be provided to the Supplemental Interest Trust Trustee by the Depositor within five (5) Business Days prior to the Distribution Date), calculate the Significance Percentage of each of the Swap Agreement, the Corridor Contracts and the Cap Contract. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall obtain the financial information required to be delivered by the Swap Counterparty or the Cap Contract Counterparty, as applicable, pursuant to the terms of the Swap Agreement or the Cap Contract, respectively. If, on any succeeding Distribution Date through and including the Distribution Date in March 2012, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days following such Distribution Date, deliver to the Securities Administrator the financial information provided to it by the Swap Counterparty or Cap Contract Counterparty, as applicable, in Edgar-compatible format for inclusion in the Form 10-D relating to such Distribution Date.

     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing account established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 6.01(m)(i)-(viii) of this Agreement. Any such account shall not be an asset of any REMIC. Any amounts remaining in such account shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 10.01 and (ii) March 25, 2012.

     On any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap


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

Counterparty will be paid out of and any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into the Swap Account, any payments received from the Cap Contract Counterparty pursuant to the Corridor Contracts will be deposited into the Corridor Contract Account and any Cap Payments received from the Cap Contract Counterparty will be deposited into the Cap Contract Account (each account, other than the Corridor Contract Account, within the Supplemental Interest Trust). The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account and the Cap Contract Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the Securities Administrator (provided, however, amounts relating to Cap Payments on deposit in the Cap Contract Account will not be used to make any portion of the payments in paragraphs (i), (ii) and
(ix) below):

               (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

               (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

               (iii) to each class of the Senior Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid;

               (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates in that order, any Current Interest for such class to the extent unpaid;

               (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates in that order, any Interest Carry Forward with respect to such class to the extent unpaid;

               (vi) to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 6.01(e)(iii) through 6.01(e)(xii) in order to restore levels of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

               (vii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid;

               (viii) to the Offered Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

               (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

               (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Swap Account and the Cap Contract Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 6.01(m).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Securities Administrator has actual knowledge or written notice of any such failure, breach or termination).

     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed by the Depositor to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

     Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, the Supplemental Interest Trust Trustee may be required to establish a Swap Posted Collateral Account.

     To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Swap Posted Collateral Account in accordance with the provisions of the Swap Agreement. Amounts held in the Swap


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

Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds in the form of cash held in the Swap Posted Collateral Account shall be invested by the Supplemental Interest Trust Trustee in Permitted Investments described in clause
(ii) of the definition of Permitted Investments in accordance with the instructions of the Swap Counterparty. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement. Absent receipt by the Supplemental Interest Trust Trustee of written instructions from the Swap Counterparty, such funds shall remain uninvested.

     On the Closing Date, the Cap Contract Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed by the Depositor to enter into such credit support annex) will enter into a credit support annex in relation to the Cap Contract, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Cap Contract.

     Pursuant to and in accordance with the terms and provisions of the Cap Contract, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, the Supplemental Interest Trust Trustee may be required to establish a Cap Posted Collateral Account.

     To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Cap Contract, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Cap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Cap Contract. Where a termination event occurs with respect to the Cap Contract Counterparty under the Cap Contract, or where the Cap Contract Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement cap contract counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Cap Posted Collateral Account to the Cap Contract Counterparty in accordance with the provisions of the Cap Contract. Amounts held in the Cap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Cap Contract Account pursuant to the Cap Contract. Any funds in the form of cash held in the Cap Posted Collateral Account shall be invested by the Supplemental Interest Trust Trustee in Permitted Investments described in clause (ii) of the definition of Permitted Investments in accordance with the instructions of the Cap Contract Counterparty. Absent receipt by the Supplemental Interest Trust Trustee of written instructions from the Cap Contract Counterparty, such funds shall remain uninvested.

     Section 6.02 Distributions.

     (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the applicable Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

     Section 6.03 Statements to Certificateholders.

     (a) On each Distribution Date, the Securities Administrator will make available to each Certificateholder and any other interested party a statement (the "Monthly Statement"), based on information provided by the Master Servicer and the Servicers generally setting forth among other information with respect to the Certificates and Mortgage Loans:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans;

     (2) the amount of such distribution to holders of each class of Certificates allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of Certificates;

     (4) the Class Certificate Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate outstanding principal balance of each class of Certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee or the Securities Administrator;

     (7) the Certificate Rate for each class of Certificates for such Distribution Date;

     (8) the amount of Monthly Advances on Mortgage Loans included in the distribution on such Distribution Date;

     (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

     (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

     (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (C) in bankruptcy (determined in accordance with the OTS method), in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

     (12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date;

     (13) whether a Stepdown Trigger Event has occurred and is in effect;

     (14) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

     (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Certificates on such Distribution Date;

     (16) the number and amount of Prepayment Charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

     (17) as of each Distribution Date, the amount, if any, received pursuant to each Corridor Contract and the amount thereof to be paid to each class of Certificates;

     (18) as of each Distribution Date, the amount of any Cap Payments paid or received by the Supplemental Interest Trust pursuant to the Cap Contract;

     (19) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;


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

     (20) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act or similar state legislation; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

     (21) the amounts distributed as interest in respect of the portion of each class of Certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

     (22) the aggregate amount of all Advances with respect to the Mortgage Loans recovered during the related Due Period:

     (23) the allocation to each Class of Certificates of any Realized Losses during the related Due Period:

     (24) with respect to each Class of Certificates, the amount of any Prepayment Interest Shortfalls on such Distribution Date; and

     (25) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Securities Administrator may make available each month, to any interested party, the monthly statement via the Securities Administrator's website. The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager -- MLMI 2007-A2. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each Holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.


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

     (b) By January 30 of each year beginning in 2008, if so requested in writing, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

     (c) The Securities Administrator may satisfy the requirements of this
Section 6.05 via a single Monthly Statement, provided that such Monthly Statement adequately addresses all of the content and delivery requirements contained in this Section 6.05.

     Section 6.04 Monthly Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account that will be used for a Monthly Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will, subject to applicable law and its determination of recoverability, deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Securities Administrator (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

     Section 6.05 Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment; provided, however, the aggregate compensating interest payments made by the Master Servicer shall not exceed the Master Servicing Compensation.


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

                                  ARTICLE VII
                      THE MASTER SERVICER AND THE DEPOSITOR

     Section 7.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     Section 7.02 Merger or Consolidation of the Master Servicer.

     (a) Each of the Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03 Indemnification from the Master Servicer and the Depositor.

     (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee or the Securities Administrator shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee or the Securities Administrator shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

     (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.


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

     Section 7.04 Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Issuing Entity or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer, the Servicers, the Custodian and any director, officer, employee or agent of the Master Servicer, the Servicers or the Custodian shall be indemnified by the Issuing Entity and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, an applicable Servicing Agreement or the Certificates (except to the extent that the Master Servicer or the Custodian, as the case may be, is indemnified by another party thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's, the Servicers' or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuing Entity, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be


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

required to investigate or make recommendations concerning potential liabilities which the Issuing Entity might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

     Section 7.05 Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until MLML or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

     Section 7.06 Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLML or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLML or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

          Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any Servicing Fee or Master Servicing Compensation or for any differential in the amount of the Servicing Fee or Master Servicing Compensation paid hereunder and the amount necessary to induce any successor servicer or successor master servicer to act as successor servicer or successor master servicer, as applicable, under this Agreement and the transactions set forth or provided for herein.

     Section 7.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII
                                     DEFAULT

     Section 8.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

          (i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

          (ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund; or

          (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

          (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all


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

     of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

          (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

          (vi) Any failure by the Master Servicer to deliver any annual statement of compliance, Assessment of Compliance or Accountant's Attestation when and as required under Section 3.16 or Section 3.17.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Sponsor, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.


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

     Section 8.02 Trustee to Act; Appointment of Successor.

     (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to
Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLML shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor master servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan, (ii) for any representation or warranty of the Master Servicer hereunder, and (iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee (as successor Master Servicer) nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused solely by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records required to be provided to it by the Master Servicer. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000 and meeting such other standards for a successor Master Servicer as are set forth in this Agreement, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, in the event that the provisions of Section 7.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the


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

performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

     Section 8.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     Section 8.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05 List of Certificateholders. Upon reasonable, prior written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX
                           CONCERNING THE TRUSTEE AND
                          THE SECURITIES ADMINISTRATOR

     Section 9.01 Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of


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

Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders.

     (c) On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Master Servicer or the Servicers.

     (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

          (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;


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

          (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Certificate Balance of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

          (vii) None of the Securities Administrator, the Depositor, the Master Servicer, any Servicer or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

     Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Securities Administrator.


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

     (f) The Issuing Entity hereby authorizes and directs the Securities Administrator to enter into the four Corridor Contracts on behalf of the Issuing Entity and to perform the duties and obligations of the Issuing Entity under the Corridor Contracts and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     (g) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

          (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;


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

          (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Class Certificate Balance of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Securities Administrator, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Securities Administrator;

          (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

          (viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

          (x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Sponsor pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.


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

          (xi) Any permissive right of the Trustee hereunder shall not be construed as a duty.

     Section 9.03 Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Securities Administrator's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator of the Trust Fund and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of
Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04 Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

     Section 9.05 Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities

Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     Section 9.06 Eligibility Requirements for Trustee and Securities Administrator.

     (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and "Aaa1" or higher by Moody's with respect to their long-term rating and rated "BBB" or higher by S&P and "Baa1" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

     (b) In addition, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A" by S&P or "A" Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to
Section 9.08, then the Trustee shall either (i) perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed or (ii) petition a court of competent jurisdiction to appoint a successor securities administrator. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

     Section 9.07 Insurance. The Securities Administrator, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Securities Administrator as to the Securities Administrator's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

     Section 9.08 Resignation and Removal of the Trustee and Securities Administrator.

     (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

     (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

     (c) The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Trustee, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

     Section 9.09 Successor Trustee and Successor Securities Administrator.

     (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

     (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

     Section 9.10 Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11 Appointment of Co-Trustee or Separate Trustee.


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

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

     (b) If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

     (c) No co-Master Servicer or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No Trustee under this Agreement shall be personally liable by reason of any act or omission of another Trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Section 9.12 Federal Information Returns and Reports to Certificateholders; REMIC Administration.

     (a) REMIC elections as set forth in the Preliminary Statement and this
Section 9.12 shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and this Section 9.12.

     (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

     (c) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

     (d) The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer). The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by this Section.

     (e) The Securities Administrator shall prepare and file, and the Trustee shall sign, all of each REMIC's and the Trust Fund's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

     (f) The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

     (g) The Securities Administrator and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Securities Administrator nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on
Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Securities Administrator has received a REMIC Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Securities Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

     (h) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

     (i) The Securities Administrator shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Securities Administrator shall also file a Form 8811 as required. The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

     (j) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

     (k) The Securities Administrator shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

     (l) The Class R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Securities Administrator to act as its agent in such roles.

     (m) The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, the Trustee shall sign, and the Securities Administrator shall file federal tax returns, all in accordance with Section 9.12 hereof. The Securities Administrator shall prepare and file, and the Trustee shall sign, such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator's possession). The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

     (n) None of the Securities Administrator, the Trustee or the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Section 9.12.

     (o) The parties intend that the portion of the Trust Fund consisting of the right to receive the payments distributable to the Class P Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

     (p) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

     (q) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

     (r) The Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) of the Tax Matters Person on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; and (d) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     (s) Each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

     (t) [reserved].

     (u) The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in Section 9.12 hereof, (iv) each Corridor Contract and the Corridor Contract Account, (v) the Swap Agreement, the Cap Contract and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this
Section 9.12.

          The Depositor hereby instructs and authorizes the Securities Administrator to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are provided to it. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

     (v) The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition, the Preliminary Statement and this Section 9.12.

          The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

          The beneficial ownership of the Class SWR Interest and the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and the Class LTR Interest shall not have a principal balance or bear interest.

     (w) (i) It is intended that the rights of each Class of the Certificates (other than the Class C and Class P Certificates) to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap agreements written by the Class C Certificateholders in favor of the holders of each Class of the Certificates (other than the Class C and Class P Certificates) and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Senior Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Certificates (other than the Class C and Class P Certificates) to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Certificates (other than the Class C and Class P Certificates) receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Corridor Contracts, the Cap Contract or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 6.01(h) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Certificate Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

     (x) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Certificates (other than the Class P and Class C Certificates) in respect of notional principal contracts described in Section 9.12(w)(ii), the Corridor Contracts, the Corridor Contract Account, the Supplemental Interest Trust which holds the Swap Agreement and the Cap Contract, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Certificates (other than the Class C and Class P Certificates) shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Certificates (other than the Class P Certificates) as may be applicable under the Code.

     (y) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 9.12(w)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 6.01(h) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

          The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

     (z) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Securities Administrator shall distribute the aggregate Interest Funds (net of expenses (other than any Net Swap Payment or Swap Termination Payment required to be made to the Swap Counterparty) and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Funds with respect to the Group 1 Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group 1 Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Funds with respect to the Group 2 Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group 2 Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Funds with respect to the Group 3 Mortgage Loans first to the Class 3-SW3 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with designation "3" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group 3 Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "3" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group 1, Group 2 and Group 3 Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

          All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest, Class LTII3A Interest, Class LTII3B Interest and Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group over (II) the aggregate principal balance of the Group 1 Certificates, in the case of the Class LTII1A Interest, the Group 2 Certificates, in the case of the Class LTII2A Interest or the Group 3 Certificates, in the case of the Class LTII3A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group over
(II) the aggregate principal balance of the Group 1 Certificates, in the case of the Class LTII1A Interest, the Group 2 Certificates, in the case of the Class LTII2A Interest or the Group 3 Certificates, in the case of the Class LTII3A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest.

Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

          Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

          If on any Distribution Date the Class Certificate Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Class Certificate Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Loan Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of
(x) the aggregate scheduled principal balance of the Mortgage Loans in related Loan Group over (y) the aggregate principal balance of the Group 1 Certificates in the case of the Class LTII1A Interest, the Group 2 Certificates in the case of the Class LTII2A Interest or the Group 3 Certificates in the case of the Class LTII3A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

          For purposes of this Section 9.12, (i) the Class LTII1A Interest and Class LTII1B Interest shall be related to Loan Group 1, (ii) the Class LTII2A Interest and Class LTII2B Interest shall be related to Loan Group 2, and (iii) the Class LTII3A Interest and Class LTII3B Interest shall be related to Loan Group 3.


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

                                   ARTICLE X
                                  TERMINATION

     Section 10.01 Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to that portion of the Trust Fund relating to the Certificates shall terminate upon the earlier of (a) an Optional Termination and
(b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Monthly Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and
(ii) the Latest Possible Maturity Date.

     (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate that portion of the Trust Fund relating to the Certificates by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Issuing Entity). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Master Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Securities Administrator's expenses) and (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Termination Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payment and (y) the amount of any unpaid Net Swap Payments and any other amounts owed to the Swap Counterparty that would not otherwise be funded by the Optional Termination Price but for clause (E) of the definition of "Optional Termination Price" (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Securities Administrator from the Certificate Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the Master Servicer may, on any Distribution Date following such Auction, at its option, terminate that portion of the Trust Fund relating to the Certificates by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Securities Administrator no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by the Master Servicer shall be deposited by the Securities Administrator directly into the Distribution Account immediately upon receipt. Upon any termination as a result of an Auction, the Securities Administrator shall, out of the Optional Termination Amount deposited into the Distribution Account, (x) pay the Securities Administrator its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer or Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer or Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances.

     (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator and the Trustee receive the written opinion of a nationally recognized participant in mortgage finance acceptable to the Sponsor that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Securities Administrator need not conduct the Auction. In such event, the Master Servicer shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     Section 10.02 Final Distribution on the Certificates.

     If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund relating to the Mortgage Loans other than the funds in the Master Servicer Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.

     Notice of any partial termination of the Issuing Entity, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to the Swap Counterparty and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon receipt of written notice of such final deposit with respect to the Issuing Entity and the receipt by the Trustee, or its Custodian, of a Request for Release therefor, the Trustee, or its Custodian, shall promptly release to the Securities Administrator or the Master Servicer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 6.01 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Issuing Entity. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Issuing Entity that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Securities Administrator shall have no further duties or obligations with respect thereto.

     Section 10.03 Additional Termination Requirements.

     (a) In the event the Securities Administrator or the Master Servicer exercises its purchase option as provided in Section 10.01, that portion of the Trust Fund relating to the Mortgage Loans shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Issuing Entity to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Issuing Entity as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Issuing Entity to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) Within 90 days prior to the final Distribution Date, the Securities Administrator shall adopt and sign a plan of complete liquidation of the Issuing Entity as provided to it by the terminating purchaser, meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Issuing Entity for cash pursuant to the terms of the plan of complete liquidation.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Securities Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section 11.01 Intent of Parties. The parties intend that each REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and without the consent of any of the Certificateholders to:

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Securities Administrator to such effect, adversely affect in any material respect the interests of any Certificateholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     The Securities Administrator shall not enter into any amendment to this Agreement that could have a materially adverse effect on the Cap Contract Counterparty or the Swap Counterparty without first obtaining the prior written consent of the Cap Contract Counterparty or Swap Counterparty, respectively.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Issuing Entity or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Issuing Entity at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator shall have been provided an Opinion of Counsel addressed to the Trustee and the Securities Administrator, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee and the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     (b) The Securities Administrator shall not enter into any amendment to this Agreement that could have a materially adverse effect on the Cap Contract Counterparty or the Swap Counterparty without first obtaining the prior written consent of the Cap Contract Counterparty or Swap Counterparty, respectively.

     (c) This Agreement may also be amended from time to time by the Master Servicer, the Depositor, the Securities Administrator and the Trustee, and the Assignment Agreements may also be amended from time to time by the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Class Certificate Balance of the Certificates or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Regular Certificate without the consent of the Holder of such Regular Certificate, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Issuing Entity, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     (d) Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (e) In the case of an amendment under Subsection 11.02(c) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and will not adversely affect the status of any REMIC created hereunder. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Securities Administrator's own respective rights, duties or immunities under this Agreement.

     Section 11.03 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Issuing Entity upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04 Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Issuing Entity, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Issuing Entity, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Issuing Entity, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master

Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.05 Acts of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 11.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(c) and except that, in determining whether the Securities Administrator or the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Securities Administrator the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

     Section 11.06 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Service Manager MANA Series 2007-A2, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Service Manager MANA Series 2007-A2, facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414, Attention: MANA Series 2007-A2; or such other address as may hereafter be furnished to the other parties hereto in writing;
(v) in the case of the Rating Agencies, Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; or (vi) in the case of the Cap Contract Counterparty, The Royal Bank of Scotland plc, 280 Bishopsgate, London EC2M 4RB, Attention:

Legal Department--Derivatives Documentation, telephone no. (203) 618-2531, facsimile no. (203) 618-2533, with a copy to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal Department - Derivatives Documentation. Any notice delivered to the Depositor, the Trustee, the Securities Administrator or the Master Servicer under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section 11.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12 Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or the Servicing Agreements;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Trustee, the Master Servicer or the Securities Administrator;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

     Section 11.13 Third Party Rights. The Cap Contract Counterparty and Swap Counterparty shall be deemed third party beneficiaries of this Agreement regarding provisions related to payments owed to the Cap Contract Counterparty or Swap Counterparty, respectively, so long as any of the Corridor Contracts, the Cap Contract or the Swap Agreement, as applicable, remain in effect. The Custodian shall be deemed a third party beneficiary of this Agreement regarding provisions related to indemnifying the Custodian so long as the Custodian remains custodian under the Custodial Agreement.

                                   ARTICLE XII
                             PROHIBITED TRANSACTIONS

     Section 12.01 [Reserved].

     Section 12.02 Prohibited Transactions and Activities. Neither the Depositor nor the Securities Administrator shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

     Section 12.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status. In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator has relied. Notwithstanding the foregoing, however, in no event shall the Trustee or the Securities Administrator have any liability
(1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

     Section 12.04 REO Property.

     (a) Notwithstanding any other provision of this Agreement, the Securities Administrator shall not, except to the extent provided in this Agreement for which the Securities Administrator is obligated to perform, knowingly permit any Servicer to rent, lease, otherwise earn income or take any other action on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

     (b) The Depositor shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property within three years of its acquisition by the Issuing Entity unless the Depositor or such Servicer (on behalf of the Issuing Entity) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the

Servicer, acting on behalf of the Issuing Entity hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Issuing Entity or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory


                                        HSBC BANK USA, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A.,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Vice President


                                        WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Vice President


                                      A-1-1

                                   EXHIBIT A-1

                    FORM OF CLASS A AND CLASS M CERTIFICATES
                             [INTENTIONALLY OMITTED]


                                      A-1-2

                                   EXHIBIT A-2

                          FORM OF CLASS B CERTIFICATES
                             [INTENTIONALLY OMITTED]


                                      A-2-1

                                   EXHIBIT A-3

                           FORM OF CLASS R CERTIFICATE
                             [INTENTIONALLY OMITTED]


                                      A-3-1

                                   EXHIBIT A-4

                           FORM OF CLASS P CERTIFICATE

                             [INTENTIONALLY OMITTED]


                                      A-4-1

                                   EXHIBIT A-5
                           FORM OF CLASS C CERTIFICATE
                             [INTENTIONALLY OMITTED]


                                      A-5-1

                                    EXHIBIT B
                             MORTGAGE LOAN SCHEDULE
                             [INTENTIONALLY OMITTED]


                                      B-1-1

                                    EXHIBIT C
                                   [RESERVED]

                                    EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Wells Fargo Bank, N.A.
     1015 10th Avenue S.E.
     Minneapolis Minnesota 55414
     Attn: ______________________

     Re: Custodial Agreement, dated as of March 30, 2007 among HSBC Bank USA, National Association, Merrill Lynch Mortgage Investors, Inc. and Wells Fargo Bank, N.A.

     In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number: _______________

Mortgagor Name, Address & Zip Code: _______________

Reason for Requesting Documents (check one):

_______________ 1. Mortgage Paid in full

_______________ 2. Foreclosure

_______________ 3. Substitution

_______________ 4. Other Liquidation (Repurchases, etc.)

_______________ 5. Nonliquidation       Reason: _______________________


                                         By:
                                             -----------------------------------
                                             (authorized signer)
                                        Issuer:
                                                --------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------
                                        Date:
                                              ----------------------------------

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

Please acknowledge the execution of the above request by your signature and date below:


-------------------------------------   ------------------------------
Signature                               Date

Documents returned to Custodian:

-------------------------------------   ------------------------------
Custodian                               Date

                                   EXHIBIT E-1
                           FORM OF TRANSFEREE'S LETTER
                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

Ladies and Gentlemen:

We propose to purchase Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates, Class R, described in the Prospectus Supplement, dated March 28, 2007, and the Prospectus, dated March 22, 2007. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated March 1, 2007 relating to this issuance of the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates (the "Pooling and servicing Agreement").

1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

2. We certify that (a) we have historically paid our debts as they became due,
(b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.


                                      E-1-1

3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

          ________  The Class R Certificate will be registered in our name.

          ________ The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement in which the Class R Certificate represents the residual interest.

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-2

                                        Very truly yours,

                                        [Purchaser]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                                      E-1-3

                                   APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

          1.   He or she is an officer of _________________________ (the
               "Investor"),

          2.   the Investor's Employer Identification number is __________,

          3. the Investor is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates, Class R Certificate on behalf of a disqualified organization or any other entity,

          4. unless Merrill Lynch Mortgage Investors, Inc. ("MLMI") has consented to the transfer to the Investor, the Investor is a "U.S. person" (as defined below),

          5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

          6.   the Investor has historically paid its debts as they became due,

          7. the Investor intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

          8. the Investor understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

          9. the Investor intends to pay any taxes associated with holding the Class R Certificate as they become due,

          10. the Investor consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

          11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:


                                      E-1-4

               A. the present value of any consideration given to the Investor to acquire such residual interest;

               B. the present value of the expected future distributions on such residual interest; and

               C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

     For purposes of this declaration, (i) the Investor is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Investor has been subject to the alternative minimum tax under
     Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Investor;]

[(11) (A) at the time of the transfer, and at the close of each of the Investor's two fiscal years preceding the Investor's fiscal year of transfer, the Investor's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Investor is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Investor do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Investor to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Investor will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Investor or another U.S. taxpayer.


                                      E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


                                      E-1-6

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its _____________ this ___ day of ______________, 20__.


                                        [INVESTOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Personally appeared before me the above-named _______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of ______________, 20__.

NOTARY PUBLIC

_____________________________________

COUNTY OF
          ___________________________

STATE OF
         ____________________________

My commission expires the _____ day of __________ 20__.


                                      E-1-7

                                   EXHIBIT E-2
                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Corporate Trust Services - Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

Re:  Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

_______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

                                        [Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      E-2-1

                                   EXHIBIT F-1
                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                          ______________, 200___

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates, Class [_____]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2007 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A. as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator"), and HSBC Bank USA, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Securities Administrator that:

     Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                      F-1-1

                                        Very truly yours,

                                        ----------------------------------------
                                        (Seller)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      F-1-2

                                   EXHIBIT F-2
             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                                               __________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates, Class [_____]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) solely in the case of an ERISA Restricted Certificate, we (i) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of this certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, (e) we are acquiring the Certificates for investment for our own account and not with a


                                      F-2-1
view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) The purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) The purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      F-2-2

                                   EXHIBIT F-3
                            FORM OF RULE 144A LETTER

                                                              ____________, 2006

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

     Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates, Class [_____]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) solely in the case of an ERISA Restricted Certificate, we (i) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring this Certificate for, on behalf of or with any assets of any such Plan, (ii) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets of an "insurance company general account" as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or
(iii) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the acquisition and holding of this certificate by the transferee will not result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Securities Administrator or the Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar


                                      F-3-1
security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2,
(g) we are aware that the sale to us is being made in reliance on Rule 144A, and
(h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


                                      F-3-2

                                                          ANNEX I TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

     The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, The undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) The Buyer owned and/or invested on a discretionary basis $___________(1) in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) The Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten

----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                      F-3-3
by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

     ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, The Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market. Further, in determining such aggregate amount, The Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.


                                      F-3-4

     6. Until the date of purchase of the Rule 144A Securities, The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, The Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ----------------------------------------
                                        Print Name of Buyer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Date:
                                              ----------------------------------


                                      F-3-5

                                                         ANNEX II TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That are Registered Investment Companies]

     The undersigned (The "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, The undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, The Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) The Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, The Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, The securities may be valued at market.

     ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                      F-3-6

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, The Buyer will only purchase for the Buyer's own account.

6. Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, The Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Buyer or Adviser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:


                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------


                                      F-3-7

                                    EXHIBIT G
                           FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of March 30, 2007, by and among HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), MERRILL LYNCH MORTGAGE INVESTORS, INC., as company (together with any successor in interest, the "Company"), WELLS FARGO BANK, N.A., as securities administrator and master servicer (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

          WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of March 1, 2007, relating to the issuance of Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates, (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

          WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                   DEFINITIONS

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

                          CUSTODY OF MORTGAGE DOCUMENTS

1. Custodian to Act as Agent: Acceptance of Mortgage Files, Attestations and Assessments of Compliance.

          a. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

          b. On or before March 1st of each calendar year, beginning with March 1, 2008, the Custodian shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Custodian), that is a member of the American Institute of Certified Public Accountants, to furnish to the Company and the Master Servicer a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 2.01(c) below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

          c. On or before March 1st of each calendar year, beginning with March 1, 2008, the Custodian shall deliver to the Company and the Master Servicer a report regarding its assessment of compliance with the servicing criteria identified in Exhibit Three attached hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Custodian is performing any of the servicing criteria specified in Exhibit Three and that are backed by the same asset type backing such asset-backed securities. Each such report shall include (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (Section 229.1122(d)) to assess the compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party's assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Custodian as provided in this
               Section 2.01(c). However, the Custodian's obligation to provide a report on assessment of compliance or an attestation with respect to itself and with respect to any Subcontractor shall be suspended in any year in which the Issuing Entity's reporting obligations under the Exchange Act are suspended.

          d. The Custodian has not and shall not engage any Subcontractor which is "participating in the servicing function" within the meaning of Item 1122 of

               Regulation AB, unless such Subcontractor agrees to provide in any year in which a Form 10-K will be filed by the Trust., no later than March 1st of such year, an assessment and a statement of registered public accounting firm certifying its compliance with the applicable servicing criteria in Item 1122(d) of Regulation AB as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report. "Subcontractor" as used herein means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Custodian.

          e. The Custodian agrees to indemnify the Company, the Master Servicer, the Trust Fund and each of their respective directors, officers, employees and agents and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 2.01(d) or any failure by the Custodian to deliver any information, report, certification, accountants' letter or other material when and as required under this Agreement, including any report under Sections 2.01(b) or 2.01(c).

2.   Reserved.

3.   Review of Mortgage Files.

          a. On or prior to the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule") and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          b. Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

          c. In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectibility, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

          d. Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

5. Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefor has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

          a. Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly, but no lesser than three (3) Business Days, to release to such Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

          b. From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall deliver promptly to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to such Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution

               Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

          c. At any time that a Servicer is required to deliver to the Custodian a Request for Release, such Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the related Servicer shall send to the Trustee an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note which shall be endorsed without recourse, representation or warranty by the Trustee and the Trustee shall forward such documents to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, the related Servicer shall send to the Trustee a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to such Servicer.

6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                            CONCERNING THE CUSTODIAN

1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

2.   Reserved.

3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          a. The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

          b. Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this
               Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                            MISCELLANEOUS PROVISIONS

1. Notices. All notices, requests, consents, demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (which shall be at the expense of the party requesting such recordation and in no event at the expense of the Trustee) reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

          a. For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

6. Third-Party Beneficiary. The parties hereto agree that Wilshire Credit Corporation shall receive the benefit of the provisions of this Agreement as an intended third party beneficiary.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                HSBC BANK USA, NATIONAL ASSOCIATION, as
                                        Trustee
452 Fifth Avenue
New York, NY 10018
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                MERRILL LYNCH MORTGAGE INVESTORS, INC.

4 World Financial Center
New York, NY 10281                      By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                WELLS FARGO BANK, N.A.,
                                        as Master Servicer
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
                                        By:
                                            ------------------------------------
                                        Name: Michael Pinzon
                                        Title: Vice President


Address:                                WELLS FARGO BANK, N.A.,
                                        as Custodian
1015 10th Avenue Southeast, MS 0031
Minneapolis, MN  55414
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                WILSHIRE CREDIT CORPORATION,
                                        as Servicer

14523 SW Millikan Way, Suite 200
Beaverton, Oregon 97005                 By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                              ___________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018

     Re: Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and HSBC Bank USA, National Association, as trustee, Mortgage Pass-Through Certificates, Series 2007-A2

Ladies and Gentlemen:

     Attached is the Custodian's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT TWO
                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                              ____________, 2006

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281
Attention: ____________________

HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018

     Re: Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee,
          Mortgage Pass-Through Certificates, Series 2007-A2

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                  EXHIBIT THREE

            FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE
                  ADDRESSED IN REPORT ON ASSESSMENT COMPLIANCE

        The assessment of compliance to be delivered by Wells Fargo Bank shall address, at a minimum, the criteria identified below as
                        "Applicable Servicing Criteria":

                                           SERVICING CRITERIA                                               APPLICABLE
--------------------------------------------------------------------------------------------------------     SERVICING
    REFERENCE                                            CRITERIA                                            CRITERIA
----------------   -------------------------------------------------------------------------------------   ------------
                                            GENERAL SERVICING CONSIDERATIONS
1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)     If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                                           CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within
                   30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                           SERVICING CRITERIA                                               APPLICABLE
--------------------------------------------------------------------------------------------------------     SERVICING
    REFERENCE                                            CRITERIA                                            CRITERIA
----------------   -------------------------------------------------------------------------------------   ------------
                                             INVESTOR REMITTANCES AND REPORTING

1122(d)(3)(i)      Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.
                   Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business days to the
                   Servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

                                                 POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required by the transaction         X
                   agreements or related mortgage loan documents.

1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as required by the transaction            X
                   agreements.

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

                                           SERVICING CRITERIA                                               APPLICABLE
--------------------------------------------------------------------------------------------------------     SERVICING
    REFERENCE                                            CRITERIA                                            CRITERIA
----------------   -------------------------------------------------------------------------------------   ------------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements;
                   (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item 1114(a)(1) through (3)
                   or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                   EXHIBIT H-1
                  CLASS A-1 ONE-MONTH LIBOR CORRIDOR TABLE (1)

         BEGINNING      ENDING       NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL    ACCRUAL (2)   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   -----------   -----------   ----------------   ----------------
  1      03/30/07      04/25/07    180,475,000         7.476             10.290
  2      04/25/07      05/25/07    174,570,577         6.451             10.290
  3      05/25/07      06/25/07    168,844,614         6.236             10.290
  4      06/25/07      07/25/07    163,293,030         6.451             10.290
  5      07/25/07      08/25/07    157,910,561         6.237             10.290
  6      08/25/07      09/25/07    152,692,098         6.237             10.290

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.290%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-1 Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."


                                      H-1-1

                                   EXHIBIT H-2
                  CLASS A-2 ONE-MONTH LIBOR CORRIDOR TABLE (1)

         BEGINNING      ENDING       NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL    ACCRUAL (2)   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   -----------   -----------   ----------------   ----------------
  1      03/30/07      04/25/07    183,585,000         7.304             10.290
  2      04/25/07      05/25/07    177,536,981         6.307             10.290
  3      05/25/07      06/25/07    171,672,908         6.097             10.290
  4      06/25/07      07/25/07    165,988,369         6.307             10.290
  5      07/25/07      08/25/07    160,477,921         6.097             10.290
  6      08/25/07      09/25/07    155,136,284         6.097             10.290

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.290%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-2 Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."


                                      H-2-1

                                   EXHIBIT H-3
                  CLASS A-3 ONE-MONTH LIBOR CORRIDOR TABLE (1)

         BEGINNING      ENDING       NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL    ACCRUAL (2)   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   -----------   -----------   ----------------   ----------------
  1      03/30/07      04/25/07    465,266,000         7.410             10.311
  2      04/25/07      05/25/07    449,969,009         6.397             10.311
  3      05/25/07      06/25/07    435,136,107         6.185             10.311
  4      06/25/07      07/25/07    420,756,632         6.397             10.311
  5      07/25/07      08/25/07    406,816,852         6.185             10.311
  6      08/25/07      09/25/07    393,303,449         6.185             10.311

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.311%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-3 Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."


                                      H-3-1

                                   EXHIBIT H-4
           SUBORDINATE CERTIFICATES ONE-MONTH LIBOR CORRIDOR TABLE (1)

         BEGINNING      ENDING       NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL    ACCRUAL (2)   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   -----------   -----------   ----------------   ----------------
  1      03/30/07      04/25/07     44,061,000         7.086              9.986
  2      04/25/07      05/25/07     44,061,000         6.074              9.986
  3      05/25/07      06/25/07     44,061,000         5.861              9.986
  4      06/25/07      07/25/07     44,061,000         6.074              9.986
  5      07/25/07      08/25/07     44,061,000         5.861              9.986
  6      08/25/07      09/25/07     44,061,000         5.861              9.986

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.986%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Subordinate Certificates Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."


                                      H-4-1

                                   EXHIBIT I-1
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                               CITIMORTGAGE, INC.
                             [INTENTIONALLY OMITTED]


                                      I-1-1

                                   EXHIBIT I-2
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                       COUNTRYWIDE HOME LOANS SERVICING LP
                             [INTENTIONALLY OMITTED]


                                      I-2-1

                                   EXHIBIT I-3
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                        GREENPOINT MORTGAGE FUNDING, INC.

                                SEE EXHIBIT 99.2


                                      I-3-1

                                   EXHIBIT I-4
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                           NATIONAL CITY MORTGAGE CO.

                                SEE EXHIBIT 99.5


                                      I-4-1

                                   EXHIBIT I-5
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                            PHH MORTGAGE CORPORATION
                             [INTENTIONALLY OMITTED]


                                      I-5-1

                                   EXHIBIT I-6
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                        RESIDENTIAL FUNDING COMPANY, LLC
                             [INTENTIONALLY OMITTED]


                                      I-6-1

                                   EXHIBIT I-7
                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
                             WELLS FARGO BANK, N.A.
                             [INTENTIONALLY OMITTED]


                                      I-7-1

                                   EXHIBIT I-8
                        RECONSTITUTED SERVICING AGREEMENT
                           WILSHIRE CREDIT CORPORATION

                                SEE EXHIBIT 99.8


                                      I-8-1

                                   EXHIBIT J-1
                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                                SEE EXHIBIT 99.1

                                    EXHIBIT K

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

KEY: X - obligation

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN ITS MANAGEMENT ASSERTION THAT IT IS ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN IT IS RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE POOLING AND SERVICING AGREEMENT, DATED AS OF MARCH 1, 2007, AMONG MERRILL LYNCH MORTGAGE INVESTORS, INC., AS DEPOSITOR, WELLS FARGO BANK, N.A., AS MASTER SERVICER AND SECURITIES ADMINISTRATOR, AND HSBC BANK USA, NATIONAL ASSOCIATION, AS TRUSTEE.

                                                                                SECURITIES     MASTER
REG AB REFERENCE                     SERVICING CRITERIA                       ADMINISTRATOR   SERVICER
----------------   --------------------------------------------------------   -------------   --------
                   GENERAL SERVICING  CONSIDERATIONS

1122(D)(1)(I)      Policies and procedures are instituted to monitor any            X             X
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.

1122(D)(1)(II)     If any material servicing activities are outsourced to           X             X
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance
                   with such servicing activities.

1122(D)(1)(III)    Any requirements in the transaction agreements to               N/A           N/A
                   maintain a back-up servicer for the Pool Assets are
                   maintained.

1122(D)(1)(IV)     A fidelity bond and errors and omissions policy is in                         X
                   effect on the party participating in the servicing
                   function throughout the reporting period in the amount
                   of coverage required by and otherwise in accordance with
                   the terms of the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(D)(2)(I)      Payments on pool assets are deposited into the                   X             X
                   appropriate custodial bank accounts and related bank
                   clearing accounts no more than two business days
                   following receipt, or such other number of days
                   specified in the transaction agreements.

1122(D)(2)(II)     Disbursements made via wire transfer on behalf of an             X             X
                   obligor or to an investor are made only by authorized
                   personnel.

1122(D)(2)(III)    Advances of funds or guarantees regarding collections,                         X
                   cash flows or distributions, and any interest or other
                   fees charged for such advances, are made, reviewed and
                   approved as specified in the transaction agreements.

1122(D)(2)(IV)     The related accounts for the transaction, such as cash           X             X
                   reserve accounts or accounts established as a form of
                   over collateralization, are separately maintained (e.g.,
                   with respect to commingling of cash) as set forth in the
                   transaction agreements.

                                                                                SECURITIES     MASTER
REG AB REFERENCE                     SERVICING CRITERIA                       ADMINISTRATOR   SERVICER
----------------   --------------------------------------------------------   -------------   --------
1122(D)(2)(V)      Each custodial account is maintained at a federally              X             X
                   insured depository institution as set forth in the
                   transaction agreements. For purposes of this criterion,
                   "federally insured depository institution" with respect
                   to a foreign financial institution means a foreign
                   financial institution that meets the requirements of
                   Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(D)(2)(VI)     Unissued checks are safeguarded so as to prevent
                   unauthorized access.

1122(D)(2)(VII)    Reconciliations are prepared on a monthly basis for all          X             X
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts.
                   These reconciliations are (A) mathematically accurate;
                   (B) prepared within 30 calendar days after the bank
                   statement cutoff date, or such other number of days
                   specified in the transaction agreements; (C) reviewed
                   and approved by someone other than the person who
                   prepared the reconciliation; and (D) contain
                   explanations for reconciling items. These reconciling
                   items are resolved within 90 calendar days of their
                   original identification, or such other number of days
                   specified in the transaction agreements.

                   INVESTOR REMITTANCES AND REPORTING

1122(D)(3)(I)      Reports to investors, including those to be filed with           X             X
                   the Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements. Specifically, such reports (A) are
                   prepared in accordance with timeframes and other terms
                   set forth in the transaction agreements; (B) provide
                   information calculated in accordance with the terms
                   specified in the transaction agreements; (C) are filed
                   with the Commission as required by its rules and
                   regulations; and (D) agree with investors' or the
                   trustee's records as to the total unpaid principal
                   balance and number of Pool Assets serviced by the
                   Servicer.

1122(D)(3)(II)     Amounts due to investors are allocated and remitted in           X             X
                   accordance with timeframes, distribution priority and
                   other terms set forth in the transaction agreements.

1122(D)(3)(III)    Disbursements made to an investor are posted within two          X             X
                   business days to the Servicer's investor records, or
                   such other number of days specified in the transaction
                   agreements.

1122(D)(3)(IV)     Amounts remitted to investors per the investor reports           X             X
                   agree with cancelled checks, or other form of payment,
                   or custodial bank statements.

                   POOL ASSET ADMINISTRATION

1122(D)(4)(I)      Collateral or security on pool assets is maintained as
                   required by the transaction agreements or related pool
                   asset documents.

1122(D)(4)(II)     Pool assets and related documents are safeguarded as
                   required by the transaction agreements

1122(D)(4)(III)    Any additions, removals or substitutions to the asset
                   pool are made, reviewed and approved in accordance with
                   any conditions or requirements in the transaction
                   agreements.

                                                                                SECURITIES     MASTER
REG AB REFERENCE                     SERVICING CRITERIA                       ADMINISTRATOR   SERVICER
----------------   --------------------------------------------------------   -------------   --------
1122(D)(4)(IV)     Payments on pool assets, including any payoffs, made in
                   accordance with the related pool asset documents are
                   posted to the Servicer's obligor records maintained no
                   more than two business days after receipt, or such other
                   number of days specified in the transaction agreements,
                   and allocated to principal, interest or other items
                   (e.g., escrow) in accordance with the related pool asset
                   documents.

1122(D)(4)(V)      The Servicer's records regarding the pool assets agree
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.

1122(D)(4)(VI)     Changes with respect to the terms or status of an
                   obligor's pool assets (e.g., loan modifications or
                   re-agings) are made, reviewed and approved by authorized
                   personnel in accordance with the transaction agreements
                   and related pool asset documents.

1122(D)(4)(VII)    Loss mitigation or recovery actions (e.g., forbearance
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with
                   the timeframes or other requirements established by the
                   transaction agreements.

1122(D)(4)(VIII)   Records documenting collection efforts are maintained
                   during the period a pool asset is delinquent in
                   accordance with the transaction agreements. Such records
                   are maintained on at least a monthly basis, or such
                   other period specified in the transaction agreements,
                   and describe the entity's activities in monitoring
                   delinquent pool assets including, for example, phone
                   calls, letters and payment rescheduling plans in cases
                   where delinquency is deemed temporary (e.g., illness or
                   unemployment).

1122(D)(4)(IX)     Adjustments to interest rates or rates of return for
                   pool assets with variable rates are computed based on
                   the related pool asset documents.

1122(D)(4)(X)      Regarding any funds held in trust for an obligor (such
                   as escrow accounts): (A) such funds are analyzed, in
                   accordance with the obligor's pool asset documents, on
                   at least an annual basis, or such other period specified
                   in the transaction agreements; (B) interest on such
                   funds is paid, or credited, to obligors in accordance
                   with applicable pool asset documents and state laws; and
                   (C) such funds are returned to the obligor within 30
                   calendar days of full repayment of the related pool
                   assets, or such other number of days specified in the
                   transaction agreements.

1122(D)(4)(XI)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments, provided
                   that such support has been received by the servicer at
                   least 30 calendar days prior to these dates, or such
                   other number of days specified in the transaction
                   agreements.

1122(D)(4)(XII)    Any late payment penalties in connection with any
                   payment to be made on behalf of an obligor are paid from
                   the Servicer's funds and not charged to the obligor,
                   unless the late payment was due to the obligor's error
                   or omission.

                                                                                SECURITIES     MASTER
REG AB REFERENCE                     SERVICING CRITERIA                       ADMINISTRATOR   SERVICER
----------------   --------------------------------------------------------   -------------   --------
1122(D)(4)(XIII)   Disbursements made on behalf of an obligor are posted
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of days
                   specified in the transaction agreements.

1122(D)(4)(XIV)    Delinquencies, charge-offs and uncollectible accounts                          X
                   are recognized and recorded in accordance with the
                   transaction agreements.

1122(D)(4)(XV)     Any external enhancement or other support, identified in
                   Item 1114(a)(1) through (3) or Item 1115 of Regulation
                   AB, is maintained as set forth in the transaction
                   agreements.

                                    EXHIBIT L

                      FORM OF SARBANES-OXLEY CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

I, [identify the certifying individual], certify that:

1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s) in all material respects; and]

5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].]

Date:
      -------------------------------


                                        ----------------------------------------
                                        [Signature]

                                        ----------------------------------------
                                        [Title]

                                    EXHIBIT M

                  FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

[_______], the [_______] of [_______] (the "Company") hereby certifies to the Depositor, the Master Servicer and the Securities Administrator, and each of their officers, directors and affiliates that:

(1) I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"),] the report on assessment of the Company's compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the "Company Servicing Information");

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Securities Administrator;

(4) I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the "Agreement"), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5) [The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Securities Administrator. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Securities Administrator. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee").

                                        [_______]
                                        as [_______]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                                                                      (RBS LOGO)
                                                      The Royal Bank of Scotland

                                   EXHIBIT N-1

                       FORM OF CLASS A-1 CORRIDOR CONTRACT

Date:              March 30, 2007

To: Wells Fargo Bank, N.A., not individually, but solely as securities administrator (the "SECURITIES ADMINISTRATOR") for the Issuing Entity with respect to the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

                   Wells Fargo Bank, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045
                   Client Manager - MANA 2007-A2
                   Fax: (410) 715-2380
                   Phone: (410) 884-2000

To:                Merrill Lynch Mortgage Lending, Inc.
                   4 World Financial Center, 10th Floor
                   New York, New York 10080
                   Attn: John O'Grady
                   Tel: 212-449-1441
                   Fax: 212-738-1110

From:              The Royal Bank of Scotland plc
                   c/o RBS Financial Markets
                   Level 4, 135 Bishopsgate
                   London EC2M 3UR
                   Attn: Swaps Administration
                   Tel: 44 207 085 5000
                   Fax: 44 207 085 5050

Copy To:           600 Steamboat Road
                   Greenwich, CT 06830
                   Attn: Legal Department - Derivatives Documentation
                   Tel.: 203-618-2531/32
                   Fax: 203-618-2533/34

Our Reference No.: IRG16228554.2A/2B

Re:                Interest Rate Corridor Transaction


                                      N-1-1

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator for the Issuing Entity (the "Issuing Entity") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of March 30, 2007 (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                 With respect to any Calculation Period, the
                                 lesser of (i) the amount set forth on Schedule
                                 A attached hereto and (ii) the aggregate
                                 Certificate Balance of the Class A-1
                                 Certificates and the Class R Certificates
                                 (together, the "Certificates") as of the first
                                 day of such Calculation Period (the "Relevant
                                 Balance").

                                 The Securities Administrator shall make
                                 available each month on its website a statement containing the Relevant Balance at least five
                                 (5) Business Days prior to the related Floating
                                 Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Securities Administrator's internet website is located at http://www.ctslink.com and assistance in using the website can be obtained by calling
                                 301-815-6600.

                                 Any payment by Party A to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related
                                 Calculation Period being other than the amount set forth in Schedule A


                                      N-1-2

                                 hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party
                                 B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

   Trade Date:                   March 27, 2007

   Effective Date:               March 30, 2007

   Termination Date:             September 25, 2007, subject to adjustment in
                                 accordance with the Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:             Party B

   Fixed Rate Payer Payment
   Date:                         March 30, 2007

   Fixed Amount:                 [__________]

Floating Amounts:

   Floating Rate Payer:          Party A

   Cap Rate:                     For each Floating Payer Period End Date the
                                 percentage set forth in Schedule A as the Cap
                                 Rate for such Floating Rate Payer Period End
                                 Date.

   Floating Rate Payer           The 25th day of each month, commencing April
   Period End Dates:             25, 2007, through and including the Termination
                                 Date, subject to adjustment in accordance with
                                 the Business Day Convention.

   Floating Rate Payer           Early Payment shall be applicable. The Floating
   Payment Dates:                Rate Payer Payment Dates shall be one (1)
                                 Business Day prior to each Floating Rate Payer
                                 Period End Date.

   Floating Rate Option:         USD-LIBOR-BBA, provided, however, that if the
                                 Floating Rate Option for any Calculation Period
                                 is greater than 10.290%, then the Floating Rate
                                 Option for such


                                      N-1-3

                                 Calculation Period shall be deemed to be
                                 10.290%

   Designated Maturity:          1 month

   Spread:                       None

   Floating Rate Day Count       Actual/360
   Fraction:

   Reset Dates:                  The first day of each Calculation Period

   Compounding:                  Inapplicable:

Calculation Agent:               Party A

Business Days:                   New York

Business Day Convention          Modified Following

3.   Account Details:

     Account Details for Party A:

          For the account of The Royal Bank of Scotland
          Financial Markets Fixed Income and Interest Rate
          Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33
          ABA # 021000021
          Account Number 400930153

     Account Details for Party B:

          Wells Fargo Bank, N.A.
          San Francisco, California
          ABA#: 121-000-248
          Account#: 3970771416
          Account Name: SAS Clearing
          FFC#: 53135103; Corridor Contract Account
          Ref: MANA 2007-A2

4.   Offices:

     The Office of Party A for this Transaction is London, England.


                                      N-1-4

     The Office of Party B for this Transaction is Columbia, MD.

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Securities Administrator of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator (as defined in the Pooling and Servicing Agreement), whereupon the Securities Administrator (as defined in the Pooling and Servicing Agreement) will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 is not formed, Party A and MLML agree that MLML shall become Party B under this Confirmation.

                      [Signature Page Immediately Follows]


                                      N-1-5

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

For and on behalf of                    For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC          WELLS FARGO BANK, N.A., NOT
BY: GREENWICH CAPITAL MARKETS, INC.,    INDIVIDUALLY, BUT SOLELY AS SECURITIES
    ITS AGENT                           ADMINISTRATOR FOR THE ISSUING ENTITY
                                        WITH RESPECT TO THE MERRILL LYNCH
                                        ALTERNATIVE NOTE ASSET TRUST, SERIES
                                        2007-A2


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


                                      N-1-6

                                   SCHEDULE A

     All dates subject to adjustment in accordance with the Modified Following Business Day Convention.

 From and      To but        Notional
including:   excluding:   Amount (USD):   Cap Rate:
----------   ----------   -------------   ---------
 3/30/2007    4/25/2007    180,475,000      7.476
 4/25/2007    5/25/2007    174,570,577      6.451
 5/25/2007    6/25/2007    168,844,614      6.236
 6/25/2007    7/25/2007    163,293,030      6.451
 7/25/2007    8/25/2007    157,910,561      6.237
 8/25/2007    9/25/2007    152,692,098      6.237


                                      N-1-7

                                                                      (RBS LOGO)
                                                      The Royal Bank of Scotland

                                    FORM N-2

                       FORM OF CLASS A-2 CORRIDOR CONTRACT

Date:              March 30, 2007

To: Wells Fargo Bank, N.A., not individually, but solely as securities administrator (the "SECURITIES ADMINISTRATOR") for the Issuing Entity with respect to the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

                   Wells Fargo Bank, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045
                   Client Manager - MANA 2007-A2
                   Fax: (410) 715-2380
                   Phone: (410) 884-2000

To:                Merrill Lynch Mortgage Lending, Inc.
                   4 World Financial Center, 10th Floor
                   New York, New York 10080
                   Attn: John O'Grady
                   Tel: 212-449-1441
                   Fax: 212-738-1110

From:              The Royal Bank of Scotland plc
                   c/o RBS Financial Markets
                   Level 4, 135 Bishopsgate
                   London EC2M 3UR
                   Attn: Swaps Administration
                   Tel: 44 207 085 5000
                   Fax: 44 207 085 5050

Copy To:           600 Steamboat Road
                   Greenwich, CT 06830
                   Attn: Legal Department - Derivatives Documentation
                   Tel.: 203-618-2531/32
                   Fax: 203-618-2533/34

Our Reference No.: IRG16228563.2A/2B

Re:                Interest Rate Corridor Transaction


                                     N-2-1

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator for the Issuing Entity (the "Issuing Entity") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of March 30, 2007 (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                 With respect to any Calculation Period, the
                                 lesser of (i) the amount set forth on Schedule
                                 A attached hereto and (ii) the aggregate
                                 Certificate Balance of the Class A-2A
                                 Certificates and the Class A-2B Certificates
                                 (together, the "Certificates") as of the first
                                 day of such Calculation Period (the "Relevant
                                 Balance").

                                 The Securities Administrator shall make
                                 available each month on its website a statement containing the Relevant Balance at least five
                                 (5) Business Days prior to the related Floating
                                 Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Securities Administrator's internet website is located at http://www.ctslink.com and assistance in using the website can be obtained by calling
                                 301-815-6600.

                                 Any payment by Party A to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related
                                 Calculation Period


                                     N-2-2

                                 being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment.
                                 Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

   Trade Date:                   March 27, 2007

   Effective Date:               March 30, 2007

   Termination Date:             September 25, 2007, subject to adjustment in
                                 accordance with the Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:             Party B

   Fixed Rate Payer Payment      March 30, 2007
   Date:

   Fixed Amount:                 [__________]

Floating Amounts:

   Floating Rate Payer:          Party A

   Cap Rate:                     For each Floating Payer Period End Date the
                                 percentage set forth in Schedule A as the Cap
                                 Rate for such Floating Rate Payer Period End
                                 Date.

   Floating Rate Payer Period    The 25th day of each month, commencing April
   End Dates:                    25, 2007, through and including the Termination
                                 Date, subject to adjustment in accordance with
                                 the Business Day Convention.

   Floating Rate Payer Payment   Early Payment shall be applicable. The Floating
   Dates:                        Rate Payer Payment Dates shall be one (1)
                                 Business Day prior to each Floating Rate Payer
                                 Period End Date.

   Floating Rate Option:         USD-LIBOR-BBA, provided, however, that if the
                                 Floating Rate Option for any Calculation Period
                                 is greater


                                     N-2-3

                                 than 10.290%, then the Floating Rate Option for
                                 such Calculation Period shall be deemed to be
                                 10.290%

   Designated Maturity:          1 month

   Spread:                       None

   Floating Rate Day Count
   Fraction:                     Actual/360

   Reset Dates:                  The first day of each Calculation Period

   Compounding:                  Inapplicable:

Calculation Agent:               Party A

Business Days:                   New York

Business Day Convention          Modified Following

3.   Account Details:

          Account Details for Party A:

               For the account of The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33
               ABA # 021000021
               Account Number 400930153

          Account Details for Party B:

               Wells Fargo Bank, N.A.
               San Francisco, California
               ABA#: 121-000-248
               Account#: 3970771416
               Account Name: SAS Clearing
               FFC#: 53135103; Corridor Contract Account
               Ref: MANA 2007-A2

4.   Offices:


                                     N-2-4

     The Office of Party A for this Transaction is London, England.

     The Office of Party B for this Transaction is Columbia, MD.

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Securities Administrator of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator (as defined in the Pooling and Servicing Agreement), whereupon the Securities Administrator (as defined in the Pooling and Servicing Agreement) will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 is not formed, Party A and MLML agree that MLML shall become Party B under this Confirmation.

                      [Signature Page Immediately Follows]


                                     N-2-5

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

For and on behalf of                    For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC          WELLS FARGO BANK, N.A., NOT
BY: GREENWICH CAPITAL MARKETS, INC.,    INDIVIDUALLY, BUT SOLELY AS SECURITIES
    ITS AGENT                           ADMINISTRATOR FOR THE ISSUING ENTITY
                                        WITH RESPECT TO THE MERRILL LYNCH
                                        ALTERNATIVE NOTE ASSET TRUST, SERIES
                                        2007-A2


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
       ------------------------------          ---------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


                                     N-2-6

                                   SCHEDULE A

     All dates subject to adjustment in accordance with the Modified Following Business Day Convention.

 From and      To but        Notional      Cap
including:   excluding:   Amount (USD):   Rate:
----------   ----------   -------------   -----
3/30/2007     4/25/2007    183,585,000    7.304
4/25/2007     5/25/2007    177,536,981    6.307
5/25/2007     6/25/2007    171,672,908    6.097
6/25/2007     7/25/2007    165,988,369    6.307
7/25/2007     8/25/2007    160,477,921    6.097
8/25/2007     9/25/2007    155,136,284    6.097


                                     N-2-7

                                                                      (RBS LOGO)
                                                      The Royal Bank of Scotland

                                   EXHIBIT N-3

                       FORM OF CLASS A-3 CORRIDOR CONTRACT

Date:              March 30, 2007

To: Wells Fargo Bank, N.A., not individually, but solely as securities administrator (the "SECURITIES ADMINISTRATOR") for the Issuing Entity with respect to the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

                   Wells Fargo Bank, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045
                   Client Manager - MANA 2007-A2
                   Fax: (410) 715-2380
                   Phone: (410) 884-2000

To:                Merrill Lynch Mortgage Lending, Inc.
                   4 World Financial Center, 10th Floor
                   New York, New York 10080
                   Attn: John O'Grady
                   Tel: 212-449-1441
                   Fax: 212-738-1110

From:              The Royal Bank of Scotland plc
                   c/o RBS Financial Markets
                   Level 4, 135 Bishopsgate
                   London EC2M 3UR
                   Attn: Swaps Administration
                   Tel: 44 207 085 5000
                   Fax: 44 207 085 5050

Copy To:           600 Steamboat Road
                   Greenwich, CT 06830
                   Attn: Legal Department - Derivatives Documentation
                   Tel.: 203-618-2531/32
                   Fax: 203-618-2533/34

Our Reference No.: IRG16228566.2A/2B

Re:                Interest Rate Corridor Transaction


                                     N-3-1

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator for the Issuing Entity (the "Issuing Entity") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of March 30, 2007 (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                 With respect to any Calculation Period, the
                                 lesser of (i) the amount set forth on Schedule
                                 A attached hereto and (ii) the aggregate
                                 Certificate Balance of the Class A-3
                                 Certificates (the "Certificates") as of the
                                 first day of such Calculation Period (the
                                 "Relevant Balance").

                                 The Securities Administrator shall make
                                 available each month on its website a statement containing the Relevant Balance at least five
                                 (5) Business Days prior to the related Floating
                                 Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Securities Administrator's internet website is located at http://www.ctslink.com and assistance in using the website can be obtained by calling
                                 301-815-6600.

                                 Any payment by Party A to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the


                                     N-3-2

                                 Notional Amount for the related Calculation
                                 Period being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment.
                                 Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

   Trade Date:                   March 27, 2007

   Effective Date:               March 30, 2007

   Termination Date:             September 25, 2007, subject to adjustment in
                                 accordance with the Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:             Party B

   Fixed Rate Payer Payment      March 30, 2007
   Date:

   Fixed Amount:                 [__________]

Floating Amounts:

   Floating Rate Payer:          Party A

   Cap Rate:                     For each Floating Payer Period End Date the
                                 percentage set forth in Schedule A as the Cap
                                 Rate for such Floating Rate Payer Period End
                                 Date.

   Floating Rate Payer Period    The 25th day of each month, commencing April
      End Dates:                 25, 2007, through and including the Termination
                                 Date, subject to adjustment in accordance with
                                 the Business Day Convention.

   Floating Rate Payer Payment   Early Payment shall be applicable. The Floating
      Dates:                     Rate Payer Payment Dates shall be one (1)
                                 Business Day prior to each Floating Rate Payer
                                 Period End Date.


                                     N-3-3

   Floating Rate Option:         USD-LIBOR-BBA, provided, however, that if the
                                 Floating Rate Option for any Calculation Period
                                 is greater than 10.311%, then the Floating Rate
                                 Option for such Calculation Period shall be
                                 deemed to be 10.311%

   Designated Maturity:          1 month

   Spread:                       None

   Floating Rate Day Count       Actual/360
   Fraction:

   Reset Dates:                  The first day of each Calculation Period

   Compounding:                  Inapplicable:

Calculation Agent:               Party A

Business Days:                   New York

Business Day Convention          Modified Following

3.   Account Details:

     Account Details for Party A:

          For the account of The Royal Bank of Scotland
          Financial Markets Fixed Income and Interest Rate
          Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33
          ABA # 021000021
          Account Number 400930153

     Account Details for Party B:

          Wells Fargo Bank, N.A.
          San Francisco, California
          ABA#: 121-000-248
          Account#: 3970771416
          Account Name: SAS Clearing
          FFC#: 53135103; Corridor Contract Account
          Ref: MANA 2007-A2


                                     N-3-4

4.   Offices:

     The Office of Party A for this Transaction is London, England.

     The Office of Party B for this Transaction is Columbia, MD.

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Securities Administrator of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator (as defined in the Pooling and Servicing Agreement), whereupon the Securities Administrator (as defined in the Pooling and Servicing Agreement) will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 is not formed, Party A and MLML agree that MLML shall become Party B under this Confirmation.

                      [Signature Page Immediately Follows]


                                     N-3-5

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

For and on behalf of                    For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC          WELLS FARGO BANK, N.A., NOT
BY: GREENWICH CAPITAL MARKETS, INC.,    INDIVIDUALLY, BUT SOLELY AS SECURITIES
    ITS AGENT                           ADMINISTRATOR FOR THE ISSUING ENTITY
                                        WITH RESPECT TO THE MERRILL LYNCH
                                        ALTERNATIVE NOTE ASSET TRUST, SERIES
                                        2007-A2


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


                                     N-3-6

                                   SCHEDULE A

     All dates subject to adjustment in accordance with the Modified Following Business Day Convention.

 From and      To but        Notional      Cap
including:   excluding:   Amount (USD):   Rate:
----------   ----------   -------------   -----
3/30/2007     4/25/2007    465,266,000    7.410
4/25/2007     5/25/2007    449,969,009    6.397
5/25/2007     6/25/2007    435,136,107    6.185
6/25/2007     7/25/2007    420,756,632    6.397
7/25/2007     8/25/2007    406,816,852    6.185
8/25/2007     9/25/2007    393,303,449    6.185


                                     N-3-7

                                                                      (RBS LOGO)
                                                      The Royal Bank of Scotland

                                   EXHIBIT N-4

                FORM OF SUBORDINATE CERTIFICATE CORRIDOR CONTRACT

Date:              March 30, 2007

To: Wells Fargo Bank, N.A., not individually, but solely as securities administrator (the "SECURITIES ADMINISTRATOR") for the Issuing Entity with respect to the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

                   Wells Fargo Bank, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045
                   Client Manager - MANA 2007-A2
                   Fax: (410) 715-2380
                   Phone: (410) 884-2000

To:                Merrill Lynch Mortgage Lending, Inc.
                   4 World Financial Center, 10th Floor
                   New York, New York 10080
                   Attn: John O'Grady
                   Tel: 212-449-1441
                   Fax: 212-738-1110

From:              The Royal Bank of Scotland plc
                   c/o RBS Financial Markets
                   Level 4, 135 Bishopsgate
                   London EC2M 3UR
                   Attn: Swaps Administration
                   Tel: 44 207 085 5000
                   Fax: 44 207 085 5050

Copy To:           600 Steamboat Road
                   Greenwich, CT 06830
                   Attn: Legal Department - Derivatives Documentation
                   Tel.: 203-618-2531/32
                   Fax: 203-618-2533/34

Our Reference No.: IRG16229031.2A/2B

Re:                Interest Rate Corridor Transaction


                                      N-4-1

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and Wells Fargo Bank, N.A., not individually, but solely as Securities Administrator for the Issuing Entity (the "Issuing Entity") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of March 30, 2007 (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                        With respect to any Calculation Period,
                                        the lesser of (i) the amount set forth
                                        on Schedule A attached hereto and (ii)
                                        the aggregate Certificate Balance of the
                                        Class M Certificates and the Class B
                                        Certificates (together, the
                                        "Certificates") as of the first day of
                                        such Calculation Period (the "Relevant
                                        Balance").

                                        The Securities Administrator shall make
                                        available each month on its website a
                                        statement containing the Relevant
                                        Balance at least five (5) Business Days
                                        prior to the related Floating Rate Payer
                                        Payment Date, and Party A shall be
                                        entitled to rely conclusively upon such
                                        statement. The Securities
                                        Administrator's internet website is
                                        located at http://www.ctslink.com and
                                        assistance in using the website can be
                                        obtained by calling 301-815-6600.

                                        Any payment by Party A to Party B in
                                        excess of the amount due under this
                                        Transaction on any Floating Rate Payer
                                        Payment Date (as a result of the
                                        Notional Amount for the related
                                        Calculation Period being other than the
                                        amount set forth in Schedule A hereto
                                        for such Calculation Period) shall be
                                        returned


                                      N-4-2

                                        by Party B to Party A as soon as Party B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

   Trade Date:                          March 27, 2007

   Effective Date:                      March 30, 2007

   Termination Date:                    September 25, 2007, subject to
                                        adjustment in accordance with the
                                        Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:                    Party B

   Fixed Rate Payer Payment Date:       March 30, 2007

   Fixed Amount:                        [__________]

Floating Amounts:

   Floating Rate Payer:                 Party A

   Cap Rate:                            For each Floating Payer Period End Date
                                        the percentage set forth in Schedule A
                                        as the Cap Rate for such Floating Rate
                                        Payer Period End Date.

   Floating Rate Payer Period End       The 25th day of each month, commencing
   Dates:                               April 25, 2007, through and including
                                        the Termination Date, subject to
                                        adjustment in accordance with the
                                        Business Day Convention.

   Floating Rate Payer Payment          Early Payment shall be applicable. The
   Dates:                               Floating Rate Payer Payment Dates shall
                                        be one (1) Business Day prior to each
                                        Floating Rate Payer Period End Date.

   Floating Rate Option:                USD-LIBOR-BBA, provided, however, that
                                        if the Floating Rate Option for any
                                        Calculation Period is greater than
                                        9.986%, then the Floating Rate Option
                                        for such


                                      N-4-3

                                        Calculation Period shall be deemed to be
                                        9.986%

   Designated Maturity:                 1 month

   Spread:                              None

   Floating Rate Day Count Fraction:    Actual/360

   Reset Dates:                         The first day of each Calculation Period

   Compounding:                         Inapplicable:

Calculation Agent:                      Party A

Business Days:                          New York

Business Day Convention                 Modified Following

3.   Account Details:

     Account Details for Party A:

          For the account of The Royal Bank of Scotland
          Financial Markets Fixed Income and Interest Rate
          Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33
          ABA # 021000021
          Account Number 400930153

     Account Details for Party B:

          Wells Fargo Bank, N.A.
          San Francisco, California
          ABA#: 121-000-248
          Account#: 3970771416
          Account Name: SAS Clearing
          FFC#: 53135103; Corridor Contract Account
          Ref: MANA 2007-A2

4.   Offices:

     The Office of Party A for this Transaction is London, England.


                                      N-4-4

     The Office of Party B for this Transaction is Columbia, MD.

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Securities Administrator of the Issuing Entity, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator (as defined in the Pooling and Servicing Agreement), whereupon the Securities Administrator (as defined in the Pooling and Servicing Agreement) will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 is not formed, Party A and MLML agree that MLML shall become Party B under this Confirmation.

                      [Signature Page Immediately Follows]


                                      N-4-5

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

For and on behalf of                    For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC          WELLS FARGO BANK, N.A., NOT
BY: GREENWICH CAPITAL MARKETS, INC.,    INDIVIDUALLY, BUT SOLELY AS SECURITIES
    ITS AGENT                           ADMINISTRATOR FOR THE ISSUING ENTITY
                                        WITH RESPECT TO THE MERRILL LYNCH
                                        ALTERNATIVE NOTE ASSET TRUST, SERIES
                                        2007-A2


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------


                                      N-4-6

                                   SCHEDULE A

     All dates subject to adjustment in accordance with the Modified Following Business Day Convention.

From and including:   To but excluding:   Notional Amount (USD):   Cap Rate:
-------------------   -----------------   ----------------------   ---------
     3/30/2007            4/25/2007             44,061,000           7.086
     4/25/2007            5/25/2007             44,061,000           6.074
     5/25/2007            6/25/2007             44,061,000           5.861
     6/25/2007            7/25/2007             44,061,000           6.074
     7/25/2007            8/25/2007             44,061,000           5.861
     8/25/2007            9/25/2007             44,061,000           5.861


                                      N-4-7

                                    EXHIBIT O

                       ADDITIONAL DISCLOSURE NOTIFICATION

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

RE:  Merrill Lynch Alternative Note Asset Trust, Series 2007-A2
     **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 3.18(b) of the Pooling and Servicing Agreement, dated as of March 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and HSBC Bank USA, National Association, as trustee, the undersigned, as [_____], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

     Any inquiries related to this notification should be directed to [_____], phone number: [_____]; email address: [_____].

                                        [NAME OF PARTY],
                                        as [role]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT P

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045

Re: Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates

I, [identify name of certifying individual], [title of certifying individual] of [name of servicing company] (the "Servicer"), hereby certify that:

(1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the [related servicing agreement] (the "Servicing Agreement") has been made under my supervision; and

(2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Servicing Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date: _______________________


                                        [Servicer]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT Q-1

                         ADDITIONAL FORM 10-D DISCLOSURE

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
              ITEM ON FORM 10-D                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
  ITEM 1: DISTRIBUTION AND POOL PERFORMANCE
                 INFORMATION

     Information included in the [Monthly                Master Servicer
                  Statement]                                 Servicer
                                                     Securities Administrator

Any information required by 1121 which is NOT               Depositor
     included on the [Monthly Statement]

          ITEM 2: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to
Certificateholders, including any proceeding known to be contemplated by governmental authorities:

-    Issuing Entity (Trust Fund)                    Trustee, Master Servicer,
                                                  Securities Administrator and
                                                            Depositor

-    Sponsor (Seller)                               Seller (if a party to the
                                                Pooling and Servicing Agreement)
                                                          or Depositor

-    Depositor                                              Depositor

-    Trustee                                                 Trustee

-    Securities Administrator                       Securities Administrator

-    Master Servicer                                     Master Servicer

-    Custodian                                              Custodian

-    1110(b) Originator                                     Depositor

-    Any 1108(a)(2) Servicer (other than the                Servicer
     Master Servicer or Securities
     Administrator)

-    Any other party contemplated by                        Depositor
     1100(d)(1)

    ITEM 3: SALE OF SECURITIES AND USE OF                   Depositor
                   PROCEEDS

Information from Item 2(a) of Part II of Form
10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.


                                      Q-1-1

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
              ITEM ON FORM 10-D                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
   ITEM 4: DEFAULTS UPON SENIOR SECURITIES          Securities Administrator
                                                            Trustee

Information from Item 3 of Part II of Form
10-Q:

Report the occurrence of any Event of Default
(after expiration of any grace period and provision of any required notice)

  ITEM 5: SUBMISSION OF MATTERS TO A VOTE OF        Securities Administrator
               SECURITY HOLDERS                             Trustee

Information from Item 4 of Part II of Form
10-Q

 ITEM 6: SIGNIFICANT OBLIGORS OF POOL ASSETS                Depositor

Item 1112(b) - Significant Obligor Financial
Information*

*    This information need only be reported
     on the Form 10-D for the distribution
     period in which updated information is
     required pursuant to the Item.

   ITEM 7: SIGNIFICANT ENHANCEMENT PROVIDER
                 INFORMATION

Item 1114(b)(2) - Credit Enhancement Provider
Financial Information*

-    Determining applicable disclosure                      Depositor
     threshold

-    Requesting required financial                          Depositor
     information (including any required
     accountants' consent to the use thereof)
     or effecting incorporation by reference

Item 1115(b) - Derivative Counterparty
Financial Information*

-    Determining current maximum probable                   Depositor
     exposure

-    Determining current significance                       Depositor
     percentage

-    Requesting required financial                          Depositor
     information (including any required
     accountants' consent to the use thereof)
     or effecting incorporation by reference

*    This information need only be reported
     on the Form 10-D for the distribution
     period in which updated information is
     required pursuant to the Items.


                                      Q-1-2

                         ADDITIONAL FORM 10-D DISCLOSURE
--------------------------------------------------------------------------------
              ITEM ON FORM 10-D                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
          ITEM 8: OTHER INFORMATION               Any party responsible for the
                                                 applicable Form 8-K Disclosure
                                                              item

Disclose any information required to be
reported on Form 8-K during the period
covered by the Form 10-D but not reported

               ITEM 9: EXHIBITS

   Monthly Statement to Certificateholders          Securities Administrator

 Exhibits required by Item 601 of Regulation                Depositor
       S-K, such as material agreements


                                      Q-1-3

                                   EXHIBIT Q-2

                         ADDITIONAL FORM 10-K DISCLOSURE

                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
              ITEM ON FORM 10-K                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
      ITEM 1B: UNRESOLVED STAFF COMMENTS                    Depositor

         ITEM 9B: OTHER INFORMATION                 Any party responsible for
                                                  disclosure items on Form 8-K
Disclose any information required to be
reported on Form 8-K during the fourth
quarter covered by the Form 10-K but not
reported

    ITEM 15: EXHIBITS, FINANCIAL STATEMENT          Securities Administrator
                  SCHEDULES                                 Depositor

REG AB ITEM 1112(B): SIGNIFICANT OBLIGORS OF
                 POOL ASSETS

  Significant Obligor Financial Information*                Depositor

*    This information need only be reported
     on the Form 10-K if updated information
     is required pursuant to the Item.

  REG AB ITEM 1114(B)(2): CREDIT ENHANCEMENT
        PROVIDER FINANCIAL INFORMATION

-    Determining applicable disclosure                      Depositor
     threshold

-    Requesting required financial                          Depositor
     information (including any required
     accountants' consent to the use thereof)
     or effecting incorporation by reference

*    This information need only be reported
     on the Form 10-K if updated information
     is required pursuant to the Item.

REG AB ITEM 1115(B): DERIVATIVE COUNTERPARTY
            FINANCIAL INFORMATION

-    Determining current maximum probable                   Depositor
     exposure

-    Determining current significance                       Depositor
     percentage

-    Requesting required financial                          Depositor
     information (including any required
     accountants' consent to the use thereof)
     or effecting incorporation by reference

*    This information need only be reported
     on the Form 10-K if updated information
     is required pursuant to the Item.

     REG AB ITEM 1117: LEGAL PROCEEDINGS

Any legal proceeding pending against the following entities or their respective property, that is material to
Certificateholders, including any proceeding known to be contemplated by


                                      Q-2-1

                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
              ITEM ON FORM 10-K                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
     governmental authorities:

-    Issuing Entity (Trust Fund)                    Trustee, Master Servicer,
                                                  Securities Administrator and
                                                            Depositor

-    Sponsor (Seller)                               Seller (if a party to the
                                                Pooling and Servicing Agreement)
                                                          or Depositor

-    Depositor                                              Depositor

-    Trustee                                                 Trustee

-    Securities Administrator                       Securities Administrator

-    Master Servicer                                     Master Servicer

-    Custodian                                              Custodian

-    1110(b) Originator                                     Depositor

-    Any 1108(a)(2) Servicer (other than the                Servicer
     Master Servicer or Securities
     Administrator)

-    Any other party contemplated by                        Depositor
     1100(d)(1)

      REG AB ITEM 1119: AFFILIATIONS AND
                RELATIONSHIPS

Whether (a) the Sponsor (Seller), Depositor            Depositor as to (a)
or Issuing Entity is an affiliate of the            Sponsor/Seller as to (a)
following parties, and (b) to the extent
known and material, any of the following
parties are affiliated with one another:

-    Master Servicer                                    Master Servicer

-    Securities Administrator                      Securities Administrator

-    Trustee                                                Trustee

-    Any other 1108(a)(3) servicer                         Servicer

-    Any 1110 Originator                               Depositor/Sponsor

-    Any 1112(b) Significant Obligor                   Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider              Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider           Depositor/Sponsor

-    Any other 1101(d)(1) material party               Depositor/Sponsor

Whether there are any "outside the ordinary            Depositor as to (a)
course business arrangements" other than            Sponsor/Seller as to (a)
would be obtained in an arm's length
transaction between (a) the Sponsor (Seller),
Depositor or Issuing Entity on the one hand,
and (b) any of the following parties (or
their affiliates) on the other hand, that
exist currently or within the past two years
and that are material to a
Certificateholder's understanding of the
Certificates:

-    Master Servicer                                     Master Servicer

-    Securities Administrator                       Securities Administrator

-    Trustee                                                Depositor

-    Any other 1108(a)(3) servicer                          Servicer

-    Any 1110 Originator                                Depositor/Sponsor

-    Any 1112(b) Significant Obligor                    Depositor/Sponsor


                                      Q-2-2

                         ADDITIONAL FORM 10-K DISCLOSURE
--------------------------------------------------------------------------------
              ITEM ON FORM 10-K                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
-    Any 1114 Credit Enhancement Provider               Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider            Depositor/Sponsor

-    Any other 1101(d)(1) material party                Depositor/Sponsor

Whether there are any specific relationships           Depositor as to (a)
involving the transaction or the pool assets        Sponsor/Seller as to (a)
between (a) the Sponsor (Seller), Depositor
or Issuing Entity on the one hand, and (b)
any of the following parties (or their
affiliates) on the other hand, that exist
currently or within the past two years and
that are material:

-    Master Servicer                                     Master Servicer

-    Securities Administrator                       Securities Administrator

-    Trustee                                                Depositor

-    Any other 1108(a)(3) servicer                          Servicer

-    Any 1110 Originator                                Depositor/Sponsor

-    Any 1112(b) Significant Obligor                    Depositor/Sponsor

-    Any 1114 Credit Enhancement Provider               Depositor/Sponsor

-    Any 1115 Derivate Counterparty Provider            Depositor/Sponsor

-    Any other 1101(d)(1) material party                Depositor/Sponsor


                                      Q-2-3

                                   EXHIBIT Q-3

                         FORM 8-K DISCLOSURE INFORMATION

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
               ITEM ON FORM 8-K                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------
 ITEM 1.01- ENTRY INTO A MATERIAL DEFINITIVE               All parties
                  AGREEMENT

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to
definitive agreements that are fully
disclosed in the prospectus

    ITEM 1.02- TERMINATION OF A MATERIAL                   All parties
            DEFINITIVE AGREEMENT

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

    ITEM 1.03- BANKRUPTCY OR RECEIVERSHIP                  Depositor

Disclosure is required regarding the
bankruptcy or receivership, with respect to any of the following:

-    Sponsor (Seller)                              Depositor/Sponsor (Seller)

-    Depositor                                              Depositor

-    Master Servicer                                     Master Servicer

-    Affiliated Servicer                                    Servicer

-    Other  Servicer  servicing 20% or more                 Servicer
     of the pool assets at the time of the
     report

-    Other material servicers                               Servicer

-    Trustee                                                 Trustee

-    Securities Administrator                       Securities Administrator

-    Significant Obligor                                    Depositor

-    Credit Enhancer (10% or more)                          Depositor

-    Derivative Counterparty                                Depositor


                                      Q-3-1

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
               ITEM ON FORM 8-K                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------

-    Custodian                                              Custodian

ITEM 2.04- TRIGGERING EVENTS THAT ACCELERATE                Depositor
OR INCREASE A DIRECT FINANCIAL OBLIGATION OR             Master Servicer
  AN OBLIGATION UNDER AN OFF-BALANCE SHEET          Securities Administrator
                 ARRANGEMENT

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

ITEM 3.03- MATERIAL MODIFICATION TO RIGHTS OF       Securities Administrator
              SECURITY HOLDERS                               Trustee
                                                            Depositor
Disclosure is required of any material
modification to documents defining the rights
of Certificateholders, including the Pooling
and Servicing Agreement.

    ITEM 5.03- AMENDMENTS OF ARTICLES OF                    Depositor
  INCORPORATION OR BYLAWS; CHANGE OF FISCAL
                    YEAR

Disclosure is required of any amendment "to the governing documents of the issuing entity".

      ITEM 6.01- ABS INFORMATIONAL AND                      Depositor
           COMPUTATIONAL MATERIAL

 ITEM 6.02- CHANGE OF SERVICER OR SECURITIES       Master Servicer/Securities
                ADMINISTRATOR                       Administrator/Depositor/
                                                        Servicer/Trustee
Requires disclosure of any removal,
replacement, substitution or addition of any
master servicer, affiliated servicer, other
servicer servicing 10% or more of pool assets
at time of report, other material servicers
or trustee.

Reg AB disclosure about any new servicer or              Servicer/Master
master servicer is also required.                       Servicer/Depositor

Reg AB disclosure about any new Trustee is                   Trustee
also required.

 ITEM 6.03- CHANGE IN CREDIT ENHANCEMENT OR           Depositor/Securities
              EXTERNAL SUPPORT                            Administrator

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the


                                      Q-3-2

                         FORM 8-K DISCLOSURE INFORMATION
--------------------------------------------------------------------------------
               ITEM ON FORM 8-K                         PARTY RESPONSIBLE
---------------------------------------------   --------------------------------

enhancement provided. Applies to external credit enhancements as well as derivatives.

Reg AB disclosure about any new enhancement                 Depositor
provider is also required.

    ITEM 6.04- FAILURE TO MAKE A REQUIRED           Securities Administrator
                DISTRIBUTION                                 Trustee

ITEM 6.05- SECURITIES ACT UPDATING DISCLOSURE               Depositor

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

If there are any new servicers or originators               Depositor
required to be disclosed under Regulation AB
as a result of the foregoing, provide the
information called for in Items 1108 and 1110
respectively.

         ITEM 7.01- REG FD DISCLOSURE                      All parties

           ITEM 8.01- OTHER EVENTS                          Depositor

Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.

 ITEM 9.01- FINANCIAL STATEMENTS AND EXHIBITS   Responsible party for reporting/
                                                    disclosing the financial
                                                       statement or exhibit


                                      Q-3-3

                                                                      (RBS LOGO)
                                                      The Royal Bank of Scotland

                                    EXHIBIT R

                             FORM OF SWAP AGREEMENT

Date:                March 30, 2007

To: Wells Fargo Bank, N.A., not individually, but solely as supplemental interest trust trustee (the "SUPPLEMENTAL INTEREST TRUST TRUSTEE") for the Supplemental Interest Trust with respect to the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

                     Wells Fargo Bank, N.A.
                     9062 Old Annapolis Road
                     Columbia, Maryland 21045
                     Client Manager - MANA 2007-A2
                     Fax: (410) 715-2380
                     Phone: (410) 884-2000

To:                  Merrill Lynch Mortgage Lending, Inc.
                     4 World Financial Center, 10th Floor
                     New York, New York 10080
                     Attn: John O'Grady
                     Tel: 212-449-1441
                     Fax: 212-738-1110

From:                The Royal Bank of Scotland plc
                     c/o RBS Financial Markets
                     Level 4, 135 Bishopsgate
                     London EC2M 3UR
                     Attn: Swaps Administration
                     Tel: 44 207 085 5000
                     Fax: 44 207 085 5050

Copy To:             600 Steamboat Road
                     Greenwich, CT 06830
                     Attn: Legal Department - Derivatives Documentation
                     Tel.: 203-618-2531/32
                     Fax: 203-618-2533/34

Our Reference No.:   D16228175

Re:                  Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and Wells Fargo Bank, N.A., not individually, but solely as supplemental interest trust trustee for the supplemental interest trust (the "Supplemental Interest Trust") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of March 30, 2007 (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                 With respect to any Calculation Period, the
                                 amount set forth on Schedule A attached hereto.

   Trade Date:                   March 27, 2007

   Effective Date:               September 25, 2007

   Termination Date:             March 25, 2012, subject to adjustment in
                                 accordance with the Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:             Party B

   Fixed Rate Payer Period End   The 25th day of each month of each year
   Dates:                        commencing October 25, 2007, through and
                                 including the Termination Date, subject to No
                                 Adjustment.

   Fixed Rate Payer Payment      Early Payment shall be applicable. The Fixed
   Date:                         Rate Payer Payment Dates shall be one (1)
                                 Business Day prior to each Fixed Rate Payer
                                 Period End Date.


   Fixed Rate:                   5.00%

   Fixed Rate Day Count          30/360
   Fraction:

Floating Amounts:

   Floating Rate Payer:          Party A

   Floating Rate Payer Period    The 25th day of each month, commencing October
   End Dates:                    25, 2007, through and including the Termination
                                 Date, subject to adjustment in accordance with
                                 the Business Day Convention.

   Floating Rate Payer Payment   Early Payment shall be applicable. The Floating
   Dates:                        Rate Payer Payment Dates shall be one (1)
                                 Business Day prior to each Floating Rate Payer
                                 Period End Date.

   Floating Rate Option:         USD-LIBOR-BBA.

   Designated Maturity:          1 month

   Spread:                       None

   Floating Rate Day Count       Actual/360
   Fraction:

   Reset Dates:                  The first day of each Calculation Period

   Compounding:                  Inapplicable:

   Additional Floating Amount:   [__________]

Calculation Agent:               Party A

Business Days:                   New York

Business Day Convention          Modified Following

3.   Account Details:

     Account Details for Party A:

          For the account of The Royal Bank of Scotland
          Financial Markets Fixed Income and Interest Rate
          Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33
          ABA # 021000021
          Account Number 400930153

     Account Details for Party B:

     (A): For the payment of the Additional Floating Amount only:

          Deutsche Bank, New York, NY
          ABA# 021001033
          Acct# 00854209
          Account Name Merrill Lynch Mortgage Lending
          Deal Name: Mana 2007-A2
          Reference: Carol Han

     (B): For all other payments:

          Wells Fargo Bank, N.A.
          San Francisco, California
          ABA#: 121-000-248
          Account#: 3970771416
          Account Name: SAS Clearing
          FFC#: 53135101; Swap Contract Account
          Ref: MANA 2007-A2

4.   Offices:

     The Office of Party A for this Transaction is London, England.

     The Office of Party B for this Transaction is Columbia, MD.

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as supplemental interest trust trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells

     Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator (as defined in the Pooling and Servicing Agreement), whereupon the Securities Administrator (as defined in the Pooling and Servicing Agreement) will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 is not formed, Party A and MLML agree that MLML shall become Party B under this Confirmation.

                      [Signature Page Immediately Follows]

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

For and on behalf of                    For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC          WELLS FARGO BANK, N.A., NOT
BY: GREENWICH CAPITAL MARKETS, INC.,    INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL
    ITS AGENT                           INTEREST TRUST TRUSTEE FOR THE
                                        SUPPLEMENTAL INTEREST TRUST WITH RESPECT
                                        TO THE MERRILL LYNCH ALTERNATIVE NOTE
                                        ASSET TRUST, SERIES 2007-A2


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                   SCHEDULE A

     All dates subject to adjustment in accordance with the Modified Following Business Day Convention.

From and including:   To but excluding:   Notional Amount (USD):
-------------------   -----------------   ----------------------
     09/25/2007           10/25/2007            716,646,519
     10/25/2007           11/25/2007            685,104,372
     11/25/2007           12/25/2007            652,424,276
     12/25/2007           01/25/2008            619,845,941
     01/25/2008           02/25/2008            588,540,434
     02/25/2008           03/25/2008            558,770,566
     03/25/2008           04/25/2008            530,521,240
     04/25/2008           05/25/2008            503,713,270
     05/25/2008           06/25/2008            478,273,813
     06/25/2008           07/25/2008            454,135,540
     07/25/2008           08/25/2008            431,363,438
     08/25/2008           09/25/2008            409,787,808
     09/25/2008           10/25/2008            389,435,030
     10/25/2008           11/25/2008            368,484,717
     11/25/2008           12/25/2008            346,601,059
     12/25/2008           01/25/2009            326,983,150
     01/25/2009           02/25/2009            308,937,620
     02/25/2009           03/25/2009            292,266,156
     03/25/2009           04/25/2009            276,605,512
     04/25/2009           05/25/2009            261,786,504
     05/25/2009           06/25/2009            247,783,933
     06/25/2009           07/25/2009            234,525,375
     07/25/2009           08/25/2009            221,701,642
     08/25/2009           09/25/2009            209,850,253
     09/25/2009           10/25/2009            197,606,892
     10/25/2009           11/25/2009            183,635,318
     11/25/2009           12/25/2009            165,430,189
     12/25/2009           01/25/2010            144,915,929
     01/25/2010           02/25/2010            133,426,905
     02/25/2010           03/25/2010            121,123,742
     03/25/2010           04/25/2010            113,635,707
     04/25/2010           05/25/2010            113,635,707
     05/25/2010           06/25/2010            107,003,050
     06/25/2010           07/25/2010            100,733,222
     07/25/2010           08/25/2010             94,814,912
     08/25/2010           09/25/2010             89,227,050
     09/25/2010           10/25/2010             83,918,732
     10/25/2010           11/25/2010             78,940,429
     11/25/2010           12/25/2010             74,244,901

     12/25/2010           01/25/2011             69,676,154
     01/25/2011           02/25/2011             65,546,804
     02/25/2011           03/25/2011             61,637,809
     03/25/2011           04/25/2011             57,942,827
     04/25/2011           05/25/2011             54,476,962
     05/25/2011           06/25/2011             51,111,445
     06/25/2011           07/25/2011             48,056,469
     07/25/2011           08/25/2011             45,167,994
     08/25/2011           09/25/2011             42,370,752
     09/25/2011           10/25/2011             39,090,967
     10/25/2011           11/25/2011             33,304,446
     11/25/2011           12/25/2011             16,934,057
     12/25/2011           01/25/2012              5,059,459
     01/25/2012           02/25/2012                930,658
     02/25/2012           03/25/2012                571,589

                                                                      (RBS LOGO)
                                                      The Royal Bank of Scotland

                                    EXHIBIT S

                              FORM OF CAP CONTRACT

Date:              March 30, 2007

To: Wells Fargo Bank, N.A., not individually, but solely as supplemental interest trust trustee (the "SUPPLEMENTAL INTEREST TRUST TRUSTEE") for the Supplemental Interest Trust with respect to the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2

                   Wells Fargo Bank, N.A.
                   9062 Old Annapolis Road
                   Columbia, Maryland 21045
                   Client Manager - MANA 2007-A2
                   Fax: (410) 715-2380
                   Phone: (410) 884-2000

To:                Merrill Lynch Mortgage Lending, Inc.
                   4 World Financial Center, 10th Floor
                   New York, New York 10080
                   Attn: John O'Grady
                   Tel: 212-449-1441
                   Fax: 212-738-1110

From:              The Royal Bank of Scotland plc
                   c/o RBS Financial Markets
                   Level 7, 135 Bishopsgate
                   London EC2M 3UR
                   Attn: Swaps Administration
                   Tel: 44 207 085 5000
                   Fax: 44 207 085 5050

Copy To:           600 Steamboat Road
                   Greenwich, CT 06830
                   Attn: Legal Department - Derivatives Documentation
                   Tel.: 203-618-2531/32
                   Fax: 203-618-2533/34

Our Reference No.: IRG16228178

Re:                Interest Rate Cap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Royal Bank of Scotland plc ("Party A") and Wells Fargo Bank, N.A., not individually, but solely as supplemental interest trust trustee for the supplemental interest trust (the "Supplemental Interest Trust") created under the Pooling and Servicing Agreement ("Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions") as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a "Swap Transaction" shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of March 30, 2007 (as the same may be amended or supplemented from time to time, the "Agreement"), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                 With respect to any Calculation Period, the
                                 lesser of (i) the "Cap Notional Amount" set
                                 forth on Schedule A attached hereto and (ii)
                                 the excess, if any, of (a) the aggregate
                                 Certificate Balance of the Offered Certificates
                                 as of the first day of such Calculation Period
                                 (the "Relevant Balance") over (b) the "Swap
                                 Notional" set forth on Schedule A attached
                                 hereto .

                                 The Supplemental Interest Trust Trustee shall make available each month on its website a statement containing the Relevant Balance at least five (5) Business Days prior to the related Floating Rate Payer Payment Date, and
                                 Party A shall be entitled to rely conclusively upon such statement. The Supplemental Interest
                                 Trust Trustee's internet website is located at http://www.ctslink.com and assistance in using the website can be obtained by calling
                                 301-815-6600.

                                 Any payment by Party A to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related
                                 Calculation Period

                                 being other than the amount set forth in Schedule A hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment.
                                 Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

   Trade Date:                   March 27, 2007

   Effective Date:               September 25, 2007

   Termination Date:             March 25, 2012, subject to adjustment in
                                 accordance with the Business Day Convention.

Fixed Amounts:

   Fixed Rate Payer:             Party B

   Fixed Rate Payer Payment      March 30, 2007
   Date:

   Fixed Amount:                 [__________]

Floating Amounts:

   Floating Rate Payer:          Party A

   Cap Rate:                     6.00%

   Floating Rate Payer Period    The 25th day of each month, commencing October
   End Dates:                    25, 2007, through and including the Termination
                                 Date, subject to adjustment in accordance with
                                 the Business Day Convention.

   Floating Rate Payer Payment   Early Payment shall be applicable. The Floating
   Dates:                        Rate Payer Payment Dates shall be one (1)
                                 Business Day prior to each Floating Rate Payer
                                 Period End Date.

   Floating Rate Option:         USD-LIBOR-BBA.

   Designated Maturity:          1 month

   Spread:                       None

   Floating Rate Day Count       Actual/360
   Fraction:

   Reset Dates:                  The first day of each Calculation Period

   Compounding:                  Inapplicable:

Calculation Agent:               Party A

Business Days:                   New York

Business Day Convention          Modified Following

3.   Account Details:

     Account Details for Party A:

          For the account of The Royal Bank of Scotland
          Financial Markets Fixed Income and Interest Rate
          Derivative Operations, London SWIFT RBOSGB2RTCM with JPMorgan Chase Bank, New York CHASUS33
          ABA # 021000021
          Account Number 400930153

     Account Details for Party B:

          Wells Fargo Bank, N.A.
          San Francisco, California
          ABA#: 121-000-248
          Account#: 3970771416
          Account Name: SAS Clearing
          FFC#: 53135102; Cap Contract Account
          Ref: MANA 2007-A2

4.   Offices:

     The Office of Party A for this Transaction is London, England.

     The Office of Party B for this Transaction is Columbia, MD.

5. It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as supplemental interest trust trustee of the Supplemental Interest Trust, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only the Supplemental Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Confirmation or any other related documents.

6. Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

7. MLML Shall Not Benefit. The parties hereto agree and acknowledge that amounts paid hereunder are not intended to benefit the holder of any class of certificates rated by any rating agency if such holder is Merrill Lynch Mortgage Lending, Inc. ("MLML") or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Securities Administrator (as defined in the Pooling and Servicing Agreement), whereupon the Securities Administrator (as defined in the Pooling and Servicing Agreement) will promptly remit such amounts to the Cap Provider.

8. In the event that the transaction to which the Pooling and Servicing Agreement relates does not occur, and the Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 is not formed, Party A and MLML agree that MLML shall become Party B under this Confirmation.

                      [Signature Page Immediately Follows]

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

The Royal Bank of Scotland plc
Attention: Derivatives Documentation
Fax: 0207 375 6724 / 6486 Phone: 0207 375 4225

For and on behalf of                    For and on behalf of
THE ROYAL BANK OF SCOTLAND PLC          WELLS FARGO BANK, N.A., NOT
BY: GREENWICH CAPITAL MARKETS, INC.,    INDIVIDUALLY, BUT SOLELY AS SUPPLEMENTAL
    ITS AGENT                           INTEREST TRUST TRUSTEE FOR THE
                                        SUPPLEMENTAL INTEREST TRUST WITH RESPECT
                                        TO THE MERRILL LYNCH ALTERNATIVE NOTE
                                        ASSET TRUST, SERIES 2007-A2


-------------------------------------   ----------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


For and on behalf of
MERRILL LYNCH MORTGAGE LENDING INC.


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                   SCHEDULE A

     All dates subject to adjustment in accordance with the Modified Following Business Day Convention.

 From and      To but      Cap Notional   Swap Notional
including:   excluding:   Amount (USD):   Amount (USD):
----------   ----------   -------------   -------------
 9/25/2007   10/25/2007     33,323,506     716,646,519
10/25/2007   11/25/2007     39,873,648     685,104,372
11/25/2007   12/25/2007     46,509,366     652,424,276
12/25/2007    1/25/2008     52,888,455     619,845,941
 1/25/2008    2/25/2008     58,702,362     588,540,434
 2/25/2008    3/25/2008     63,906,562     558,770,566
 3/25/2008    4/25/2008     68,529,134     530,521,240
 4/25/2008    5/25/2008     72,612,900     503,713,270
 5/25/2008    6/25/2008     76,197,571     478,273,813
 6/25/2008    7/25/2008     79,319,991     454,135,540
 7/25/2008    8/25/2008     81,990,719     431,363,438
 8/25/2008    9/25/2008     84,312,404     409,787,808
 9/25/2008   10/25/2008     86,209,959     389,435,030
10/25/2008   11/25/2008     88,217,191     368,484,717
11/25/2008   12/25/2008     90,405,978     346,601,059
12/25/2008    1/25/2009     91,774,756     326,983,150
 1/25/2009    2/25/2009     92,778,849     308,937,620
 2/25/2009    3/25/2009     93,305,097     292,266,156
 3/25/2009    4/25/2009     93,595,470     276,605,512
 4/25/2009    5/25/2009     93,657,339     261,786,504
 5/25/2009    6/25/2009     93,489,030     247,783,933
 6/25/2009    7/25/2009     93,145,788     234,525,375
 7/25/2009    8/25/2009     92,912,735     221,701,642
 8/25/2009    9/25/2009     92,258,237     209,850,253
 9/25/2009   10/25/2009     92,048,268     197,606,892
10/25/2009   11/25/2009     92,762,304     183,635,318
11/25/2009   12/25/2009     96,941,386     165,430,189
12/25/2009    1/25/2010    103,566,190     144,915,929
 1/25/2010    2/25/2010    102,401,509     133,426,905
 2/25/2010    3/25/2010    103,215,142     121,123,742
 3/25/2010    4/25/2010    100,497,640     113,635,707
 4/25/2010    5/25/2010     96,710,713     113,635,707
 5/25/2010    6/25/2010     94,365,854     107,003,050
 6/25/2010    7/25/2010     92,042,239     100,733,222
 7/25/2010    8/25/2010     89,733,371      94,814,912
 8/25/2010    9/25/2010     87,443,619      89,227,050
 9/25/2010   10/25/2010     85,208,210      83,918,732
10/25/2010   11/25/2010     82,878,382      78,940,429

11/25/2010   12/25/2010     80,466,849      74,244,901
12/25/2010    1/25/2011     78,218,786      69,676,154
 1/25/2011    2/25/2011     75,839,221      65,546,804
 2/25/2011    3/25/2011     73,528,478      61,637,809
 3/25/2011    4/25/2011     71,265,730      57,942,827
 4/25/2011    5/25/2011     69,021,912      54,476,962
 5/25/2011    6/25/2011     66,914,611      51,111,445
 6/25/2011    7/25/2011     64,740,978      48,056,469
 7/25/2011    8/25/2011     62,624,245      45,167,994
 8/25/2011    9/25/2011     60,550,517      42,370,752
 9/25/2011   10/25/2011     58,522,500      39,090,967
10/25/2011   11/25/2011     57,728,759      33,304,446
11/25/2011   12/25/2011     65,956,745      16,934,057
12/25/2011    1/25/2012     70,434,551       5,059,459
 1/25/2012    2/25/2012     69,337,877         930,658
 2/25/2012    3/25/2012     65,860,704         571,589